                                                                   Exhibit 10.51

================================================================================

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 15, 1998

                                      AMONG

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.,
                                  as Borrower,

                              ENVIROSYSTEMS CORP.,
                                   as Parent,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                  as Administrative Agent and Collateral Agent,

                           DLJ CAPITAL FUNDING, INC.,
                              as Syndication Agent,

                                       AND

                           CREDIT SUISSE FIRST BOSTON
                                       AND
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                                  as Arrangers

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS.........................................................1
  1.1   Certain Defined Terms..................................................1
  1.2   Accounting Terms; Utilization of GAAP for Purposes of
        Calculations Under Agreement..........................................42
  1.3   Other Definitional Provisions.........................................42

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.........................42
  2.1   Commitments; Loans....................................................42
  2.2   Interest on the Loans.................................................49
  2.3   Fees..................................................................52
  2.4   Repayments, Prepayments and Reductions in Commitments;
        General Provisions Regarding Payments.................................53
  2.5   Use of Proceeds.......................................................63
  2.6   Special Provisions Governing Eurodollar Rate Loans....................63
  2.7   Increased Costs; Taxes; Capital Adequacy..............................65
  2.8   Obligation of Lenders and Issuing Bank to Mitigate....................69

SECTION 3. LETTERS OF CREDIT..................................................70
  3.1   Issuance of Letters of Credit and Lenders' Purchase of
        Participations Therein ...............................................70
  3.2   Letter of Credit Fees.................................................72
  3.3   Drawings and Payments and Reimbursement of Amounts Drawn or
        Paid Under Letters of Credit..........................................73
  3.4   Obligations Absolute..................................................75
  3.5   Indemnification; Nature of Issuing Lender's Duties....................76
  3.6   Increased Costs and Taxes Relating to Letters of Credit...............77

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT..........................78
  4.1   Conditions to Term Loans; Initial Revolving Loans.....................78
  4.2   Conditions to All Loans...............................................85
  4.3   Conditions to Letters of Credit.......................................86

SECTION 5. REPRESENTATIONS AND WARRANTIES.....................................87
  5.1   Organization, Powers, Qualification, Good Standing,
        Business and Subsidiaries ............................................87
  5.2   Authorization of Borrowing, etc.......................................88
  5.3   Financial Condition; Projections......................................89
  5.4   No Material Adverse Change; No Restricted Payments....................90
  5.5   Title to Properties; Liens; Real Property; Intellectual Property......90
  5.6   Litigation; Adverse Facts.............................................91
  5.7   Payment of Taxes......................................................92
  5.8   Performance of Agreements; Materially Adverse Agreements..............92
  5.9   Governmental Regulation...............................................92
  5.10  Securities Activities.................................................92
  5.11  Employee Benefit Plans................................................93
  5.12  Certain Fees..........................................................93
  5.13  Environmental Matters.................................................93
  5.14  Employee Matters......................................................95
  5.15  Solvency..............................................................95
  5.16  Transaction Documents.................................................95
  5.17  Disclosure............................................................95
  5.18  Subordination of Subordinated Indebtedness............................96
  5.19  Year 2000 Problems....................................................96
  5.20  Tax Classification....................................................97
  5.21  Parent................................................................97

SECTION 6. AFFIRMATIVE COVENANTS..............................................97



  6.1   Financial Statements and Other Reports................................97
  6.2   Corporate Existence..................................................103
  6.3   Payment of Taxes and Claims; Tax Consolidation.......................103
  6.4   Maintenance of Properties; Insurance.................................104
  6.5   Inspection; Lender Meeting...........................................104
  6.6   Compliance with Laws, etc............................................104
  6.7   Environmental Disclosure and Inspection..............................104
  6.8   The Company's Remedial Action Regarding Hazardous Materials..........106
  6.9   Execution of Guaranty and Collateral Documents by Future
        Subsidiaries ........................................................106
  6.10  Interest Rate Protection.............................................107
  6.11  Further Assurances...................................................108
  6.12  Conforming Leasehold Interests; Matters Relating to Additional
        and Closing Real Property Collateral.................................108
  6.13  Year 2000 Problems...................................................112
  6.14  ENR Transfer.........................................................112

SECTION 7. NEGATIVE COVENANTS................................................112
  7.1   Indebtedness.........................................................112
  7.2   Liens and Related Matters............................................114
  7.3   Investments; Joint Ventures..........................................115
  7.4   Contingent Obligations...............................................117
  7.5   Restricted Payments..................................................118
  7.6   Financial Covenants..................................................119
  7.7   Restriction on Fundamental Changes; Asset Sales......................122
  7.8   Sales and Lease-Backs................................................123
  7.9   Sale or Discount of Receivables......................................123
  7.10  Transactions with Shareholders and Affiliates........................124
  7.11  Ownership of Subsidiary Stock........................................124
  7.12  Conduct of Business..................................................125
  7.13  Amendments or Waivers of Certain Agreements..........................125
  7.14  Fiscal Year..........................................................126
  7.15  Parent Restrictions..................................................126
  7.16  Corporate Separateness...............................................126
  7.17  Loaner Inventory.....................................................127

SECTION 8. EVENTS OF DEFAULT.................................................127
  8.1   Failure to Make Payments When Due....................................127
  8.2   Default in Other Agreements..........................................127
  8.3   Breach of Certain Covenants..........................................128
  8.4   Breach of Warranty...................................................128
  8.5   Other Defaults Under Loan Documents..................................128
  8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.................128
  8.7   Voluntary Bankruptcy; Appointment of Receiver, etc...................129
  8.8   Judgments and Attachments............................................129
  8.9   Dissolution..........................................................129
  8.10  Employee Benefit Plans...............................................129
  8.11  Change in Control....................................................130
  8.12  Invalidity of Guaranties.............................................130
  8.13  Failure of Security..................................................130

SECTION 9. AGENTS............................................................132
  9.1   Appointment..........................................................132
  9.2   Powers; General Immunity.............................................133
  9.3   Representations and Warranties; No Responsibility For
        Appraisal of Creditworthiness .......................................134



  9.4   Right to Indemnity...................................................135
  9.5   Successor Administrative Agent and Swing Line Lender.................135
  9.6   Collateral Documents; Successor Collateral Agent.....................136

SECTION 10. MISCELLANEOUS....................................................136
  10.1  Assignments and Participations in Loans, Letters of Credit...........136
  10.2  Expenses.............................................................139
  10.3  Indemnity............................................................139
  10.4  Set-Off; Security Interest in Deposit Accounts.......................140
  10.5  Ratable Sharing......................................................140
  10.6  Amendments and Waivers...............................................141
  10.7  Independence of Covenants............................................143
  10.8  Notices..............................................................143
  10.9  Survival of Representations, Warranties and Agreements...............143
  10.10 Failure or Indulgence Not Waiver; Remedies Cumulative................143
  10.11 Marshalling; Payments Set Aside......................................144
  10.12 Severability.........................................................144
  10.13 Obligations Several; Independent Nature of the Lenders' Rights.......144
  10.14 Maximum Amount.......................................................144
  10.15 Headings.............................................................145
  10.16 Applicable Law.......................................................145
  10.17 Successors and Assigns...............................................145
  10.18 Consent to Jurisdiction and Service of Process.......................145
  10.19 Waiver of Jury Trial.................................................146
  10.20 Confidentiality......................................................147
  10.21 Counterparts; Effectiveness..........................................147


                                    EXHIBITS

I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A        FORM OF TERM A NOTE
IV-B        FORM OF TERM B NOTE
V-A         FORM OF REVOLVING NOTE
V-B         FORM OF SWING LINE NOTE
VI          FORM OF SUBSIDIARY AND PARENT GUARANTY
VII         FORM OF PLEDGE AGREEMENT
VIII        FORM OF SECURITY AGREEMENT
IX          FORM OF COMPLIANCE CERTIFICATE
X-A&B       FORMS OF OPINIONS OF COUNSEL TO LOAN PARTIES
XI          FORM OF OPINION OF SASMF
XII         FORM OF ASSIGNMENT AGREEMENT
XIII        FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV         FORM OF CERTIFICATE OF NON-BANK STATUS
XV          FORM OF MORTGAGE
XVI         FORM OF FINANCIAL CONDITION CERTIFICATE


                                                                Page
                                                                ----
                                    SCHEDULES
1.1         SCHEDULED EBITDA AND STATE CONTRACT ADJUSTMENTS
2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1E        CERTAIN NECESSARY CONSENTS
4.1G        CLOSING DATE MORTGAGED PROPERTIES
4.1R        CORPORATE STRUCTURE; CAPITAL STRUCTURE; OWNERSHIP
5.1         SUBSIDIARIES OF THE COMPANY
5.5B        CERTAIN REAL PROPERTY MATTERS
5.5C        CERTAIN INTELLECTUAL PROPERTY MATTERS
5.8         STATE CONTRACTS
5.11        CERTAIN EMPLOYEE BENEFIT PLANS
7.1         CERTAIN EXISTING INDEBTEDNESS
7.2A        CERTAIN EXISTING LIENS
7.4         CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.7         CERTAIN ASSET SALES
10.8        ADDRESSES FOR NOTICES


                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is dated as of October 15, 1998 and entered into by and among ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company"), ENVIROSYSTEMS CORP., a Delaware corporation (the "Parent"), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Administrative Agent and the Lenders (in such capacity, the "Collateral Agent"), DLJ CAPITAL FUNDING, INC. ("DLJ Capital"), as syndication agent (in such capacity, the "Syndication Agent"), and CSFB and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("DLJ Securities"), as arrangers (collectively, in such capacity, the "Arrangers"),

                                 R E C I T A L S

            WHEREAS, the Company desires that the Lenders extend certain credit facilities to the Company hereunder, the proceeds of which, together with cash on hand and the proceeds of the Equity Contribution (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof), the Senior Discount Notes and the Senior Subordinated Notes, will be used to: (a) finance the purchase price for the Shares payable in connection with the Shares Acquisition and the ENR Merger, (b) repay the Existing Debt, (c) pay Transaction Costs, and (d) provide financing for working capital and other general corporate purposes for the Company and its Subsidiaries, all subject to the terms and conditions contained herein; and

            WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions contained herein;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1 Certain Defined Terms.

      The following terms used in this Agreement shall have the following meanings:

            "Additional Mortgage" has the meaning assigned to that term in subsection 6.12C.

            "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.12C.

            "Administrative Agent" has the meaning assigned to that term in the Preamble to this

      Agreement and shall include any successor Administrative Agent appointed pursuant to subsection 9.5.

            "Affected Class" has the meaning assigned to that term in subsection 10.6A.

            "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

            "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means either (a) the power, directly or indirectly, to vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agents" means, collectively, the Administrative Agent, the Syndication Agent, the Collateral Agent and the Arrangers.

            "Agreement" means this Credit Agreement dated as of October 15, 1998, as it may be amended, restated, supplemented or otherwise modified from time to time.

            "AIP" means those investors in the Alchemy Investment Plan (on the Closing Date after giving effect to the Transactions) advised by Alchemy.

            "Alchemy" means Alchemy Partners, an English partnership.

            "Anniversary" means a date that is an anniversary of the Closing
      Date.

            "Applicable Base Rate Margin" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                   Leverage Ratio      Applicable    Applicable
                (applicable only after Base Rate      Base Rate
                the First Adjustment   Margin for    Margin for
                       Date)             Term A        Term B
                                       Loans and        Loans
                                       Revolving
                                         Loans
                -----------------------------------------------
                Closing Date to the      2.25%          3.00%
                First Adjustment Date
                -----------------------------------------------
                >= 4.25x                 2.50%          3.00%
                -----------------------------------------------
                >= 3.75x and < 4.25x     2.25%          3.00%
                -----------------------------------------------
                >= 3.25x and < 3.75x     2.00%          3.00%
                >= 2.75x and < 3.25x     1.75%          3.00%



                   Leverage Ratio      Applicable    Applicable
                (applicable only after Base Rate      Base Rate
                the First Adjustment   Margin for    Margin for
                       Date)             Term A        Term B
                                       Loans and        Loans
                                       Revolving
                                         Loans
                -----------------------------------------------
                >= 2.25x and < 2.75x     1.50%          3.00%
                -----------------------------------------------
                < 2.25x                  1.25%          3.00%
                -----------------------------------------------
                -----------------------------------------------


      After the First Adjustment Date, the Applicable Base Rate Margin shall be determined by reference to the Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which the financial statements required by subsection 6.1(ii) (or subsection 6.1(iii), if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year) have been delivered in accordance therewith; provided, however, that (x) no change in the Applicable Base Rate Margin shall be effective until the date on which the Administrative Agent receives such financial statements and an Officer's Certificate calculating such Leverage Ratio in reasonable detail, and (y) the Applicable Base Rate Margin shall be 2.50% in the case of Term A Loans and Revolving Loans for so long (but only for so long) as an Event of Default has occurred and is continuing or the Company has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under subsection 6.1(ii) or (iii), as applicable.

            "Applicable Commitment Fee Percentage" means, (i) from the Closing Date until the First Adjustment Date, 0.50% per annum, and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                                      Applicable Commitment Fee
                   Leverage Ratio            Percentage
                ------------------------------------------------
                >= 2.75x                   .50%
                ------------------------------------------------
                < 2.75x                    .375%
                -----------------------------------------------


      After the First Adjustment Date, the Applicable Commitment Fee Percentage shall be determined by reference to the Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which the financial statements required by subsection 6.1(ii) (subsection 6.1(iii), if such Fiscal Quarter is the last of a Fiscal Year) have been delivered in accordance therewith; provided, however, that (x) no change in the Applicable Commitment Fee Percentage shall be effective until the date on which the Administrative Agent receives such financial statements and an Officer's Certificate calculating such Leverage Ratio in reasonable detail, and (y) the Applicable Commitment Fee Percentage shall be .50% for so long (but only for so long) as an Event of Default has occurred and is continuing or the Company has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under subsection 6.1(ii) or (iii), as applicable.

            "Applicable Eurodollar Rate Margin" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                   Leverage Ratio       Applicable    Applicable
                (applicable only after  Eurodollar    Eurodollar
                the First Adjustment   Rate Margin   Rate Margin
                       Date)            for Term A   for Term B
                                       Loans and        Loans
                                       Revolving
                                         Loans
                -------------------------------------------------
                Closing Date to the      3.25%          4.00%
                First Adjustment Date
                -------------------------------------------------
                >= 4.25x                 3.50%          4.00%
                -------------------------------------------------
                >= 3.75x and < 4.25x     3.25%          4.00%
                -------------------------------------------------
                >= 3.25x and < 3.75x     3.00%          4.00%
                -------------------------------------------------
                >= 2.75x and < 3.25x     2.75%          4.00%
                -------------------------------------------------
                >= 2.25x and < 2.75x     2.50%          4.00%
                -------------------------------------------------
                < 2.25x                  2.25%          4.00%


      After the First Adjustment Date, the Applicable Eurodollar Rate Margin shall be determined by reference to the Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which the financial statements required by subsection 6.1(ii) (subsection 6.1(iii), if such Fiscal Quarter is the last of a Fiscal Year) have been delivered in accordance therewith; provided, however, that (x) no change in the Applicable Eurodollar Rate Margin shall be effective until the date on which the Administrative Agent receives such financial statements and an Officer's Certificate calculating such Leverage Ratio in reasonable detail, and (y) the Applicable Eurodollar Rate Margin shall be 3.50% in the case of Term A Loans and Revolving Loans for so long (but only for so long) as an Event of Default has occurred and is continuing or the Company has not submitted to the Administrative Agent the information described in clause (x) of this proviso as and when required under subsection 6.1(ii) or (iii), as applicable.

            "Applicable Laws" means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting the Company or any of its Subsidiaries or any Collateral or any of their other assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto, and all covenants, conditions, and restrictions contained in any instruments, either of record or known to the Company or any of its Subsidiaries, at any time in force affecting any Real Property Asset or any part thereof, including any such covenants, conditions and restrictions which may (i) require material improvements, repairs or alterations in or to such Real Property Asset or any part thereof or (ii) in any material way limit the use and enjoyment of such Real Property Asset as used or intended to be used by the Company and its Subsidiaries.

            "Approved Fund" with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Arrangers" has the meaning assigned to that term in the Preamble to this Agreement.

            "Asset Sale" means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the Company or any of its Subsidiaries to any Person (other than any member of the Related Subsidiary Group of the seller) of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock (including, without limitation, of any of the Company's Subsidiaries), but excluding (a) sales of assets in the ordinary course of business, which in the case of such asset sales in excess of $1,000,000 in a single transaction or series of related transactions, shall be certified in an Officer's Certificate as being in the ordinary course of business, and (b) sales of obsolete equipment, which in the case of such asset sales in excess of $1,000,000 in a single transaction or series of related transactions, shall be certified in an Officer's Certificate as being a sale of obsolete equipment. It is the intent of the parties that "Asset Sales" include, in any event, sales of Permitted Testing Center Assets not constituting inventory of the seller.

            "Assignment Agreement" means an assignment agreement in substantially the form of Exhibit XII annexed hereto or in such other form as may be approved by the Administrative Agent.

            "Assignment of Rents and Leases" means each Assignment of Rents and Leases executed and delivered by any Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders in such form as shall be approved by the Collateral Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by the Collateral Agent's local counsel based on local laws or customary practice, as any such Assignment of Rents and Leases may heretofore have been or hereafter may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Prime Rate or
      (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar Rate Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England, are authorized or required by law to close.

            "Calculation Period" has the meaning assigned to that term in subsection 7.6A.

            "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

            "Cash" means money, currency or a credit balance in a Deposit
      Account.

            "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each Lender and each such commercial bank being herein called a "Cash Equivalent Bank"); and (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank).

            "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

            "Certificate of Non-Bank Status" means a certificate substantially in the form of Exhibit XIV annexed hereto delivered by a Lender to the Administrative Agent pursuant to subsection 2.7B(iii).

            "Class" means each of the following classes of the Lenders: (i) the Lenders having Term A Loan Exposure, (ii) the Lenders having Term B Loan Exposure, and (iii) the Lenders having Revolving Loan Exposure.

            "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

            "Closing Date" means October 16, 1998 or such earlier date requested by the Company on which the conditions precedent set forth in section 4 shall be satisfied.

            "Closing Date Mortgage" has the meaning assigned to that term in subsection 4.1G hereof.

            "Closing Date Mortgage Policies" has the meaning assigned to that term in subsection 4.1G hereof.

            "Closing Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1G hereof.

            "Collateral" means all of the properties and assets (including Capital Stock) in which Liens are purported to be granted by the Collateral Documents.

            "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

            "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by the Company and the Collateral Agent as of the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Collateral Account Agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Collateral Agent" means CSFB, in its capacity as collateral agent hereunder and under the Collateral Documents, and any successor in such capacity.

            "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Foreign Subsidiary Pledge Agreement, the Collateral Account Agreement, the Mortgages, the Assignments of Rents and Leases, and any other documents, instruments or agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant or perfect liens on any assets of such Loan Party as security for all or any of the Obligations.

            "Commercial Letter of Credit" means any letter of credit or similar instrument, in form and substance acceptable to the Issuing Bank, issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or any of its Subsidiaries (other than SPC's or Excluded Foreign Subsidiaries) in the ordinary course of business of the Company or such Subsidiary.

            "Commitments" means the commitments of the Lenders to make Loans as set forth in subsection 2.1A of this Agreement.

            "Company" has the meaning assigned to that term in the Preamble to this Agreement.

            "Company Group" means the Company and its direct and indirect Subsidiaries.

            "Company Stock Contribution" means, immediately after giving effect to the Newmall Stock Contribution, the sale or contribution by the Existing Investors of all of the Capital Stock of the Company to the Parent in consideration or exchange for all of the Capital Stock of the Parent, such that, after giving effect thereto, the Parent shall be wholly and directly owned by the Existing Investors and the Company shall be a wholly and directly owned Subsidiary of the Parent.

            "Company Stock Contribution Agreement" means an agreement, as in effect on the Closing Date, entered into among the Existing Investors and the Parent in respect of the Company Stock Contribution, that is in form and substance reasonably satisfactory to the Administrative Agent, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.13A.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit IX annexed hereto delivered to the Administrative Agent by the Company pursuant to subsection 6.1(iv).

            "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of the Collateral Agent (which writing has been delivered to the Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the grant of a Mortgage on the lessee's interest in such Recorded Leasehold Interest and such other matters requested by the Collateral Agent, which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

            "Condemnation Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

            "Consolidated Adjusted EBITDA" means, for any period, without duplication, (x) the sum of the amounts for such period (as determined for the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis) of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing Consolidated Net Income to the extent reflected as a charge or otherwise deducted from the determination of Consolidated Net Income (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period), (vii) in the case of any such period which includes the last Fiscal Quarter of the 1998 Fiscal Year or the first Fiscal Quarter of the 1999 Fiscal Year, the Interim EBITDA Adjustment Amount for each such included quarter and
      (viii) the State Contract adjustments set forth on Schedule 1.1 annexed hereto for the periods stated in such Schedule 1.1 less (y) the sum of (a) non-cash items increasing Consolidated Net Income, (b) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, and (c) the aggregate amount of dividends, if any, paid during such period to the Parent pursuant to clause (v)(a) of the proviso to subsection 7.5, all of the foregoing (except as otherwise provided in the definition of any term used herein) as determined on a consolidated basis in conformity with GAAP. With respect to calculations of Consolidated Adjusted EBITDA for any period prior to the completion of four Fiscal Quarters following the Closing Date, such calculations shall be made assuming that Consolidated Adjusted EBITDA for each of the applicable Fiscal Quarters ending prior to the Closing Date is as set forth on Schedule 1.1 annexed hereto.

            "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability (including that portion of Capital Leases which is capitalized on a consolidated balance sheet in accordance with GAAP), excluding expenditures for Permitted Acquisitions) by the Company and its Subsidiaries other than Excluded Foreign Subsidiaries during that period that, in conformity with GAAP, are or should be included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries.

            "Consolidated Current Assets" means, as at any date of determination, the total assets of the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents and deferred income taxes to the extent otherwise included in current assets.

            "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, other than (i) any liabilities that are the current portion of Indebtedness classified as long term liabilities in conformity with GAAP and (ii) deferred income taxes to the extent otherwise included in current liabilities.

            "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA (without giving effect to clause (x)(vii) of the definition of such term) and (b) the Consolidated Working Capital Adjustment (which may be a negative number) minus (ii) the sum, without duplication, of the amounts for such period of (a) scheduled cash principal repayments made in respect of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments and excluding Indebtedness maturing within one (1) year of the date of its creation or incurrence), (b) Consolidated Capital Expenditures made in cash (net of any proceeds of any related financings with respect to such expenditures and excluding Consolidated Capital Expenditures in Reinvestment Assets or directly or indirectly funded by any Governmental Authority), (c) Consolidated Interest Expense paid in cash during such period and (d) the provision for taxes based on income of the Company and its Subsidiaries other than Excluded Foreign Subsidiaries and paid in cash with respect to such period.

            "Consolidated Fixed Charges" means, for any period, an amount equal to the sum, without duplication, of the amounts for such period as determined for the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis of (i) scheduled repayments of principal of all Indebtedness (as reduced by prepayments thereon previously made), (ii) Consolidated Interest Expense, (iii) Consolidated Capital Expenditures, and (iv) the portion of taxes based on income actually paid in cash or provision for cash income taxes. With respect to the determination of Consolidated Fixed Charges for any period prior to the completion of four Fiscal Quarters following the Closing Date, Consolidated Fixed Charges shall be calculated on a Pro Forma Basis for such period after giving effect to the Transactions; provided that the Consolidated Interest Expense component of Consolidated Fixed Charges for such period shall be calculated as set forth in the definition of "Consolidated Interest Expense."

            "Consolidated Interest Expense" means, for any period (as determined for the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis), total interest expense (including that portion attributable to capital leases in accordance with GAAP) payable in cash (whether in that period or any other period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and other Hedge

      Agreements, but excluding, however, (i) any amounts referred to in subsection 2.3 payable to Agents or the Lenders on or before the Closing Date and (ii) any amortized Transaction Costs. With respect to the determination of Consolidated Interest Expense for any period prior to the completion of four Fiscal Quarters following the Closing Date, Consolidated Interest Expense shall be calculated on an annualized basis for the period from the Closing Date through the date of determination by multiplying (a) the Consolidated Interest Expense for the period from the Closing Date to the date of determination by (b) a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period from the Closing Date to the date of determination.

            "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of the Company that is not an Excluded Foreign Subsidiary) in which the Company or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary of the Company other than an Excluded Foreign Subsidiary by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company other than an Excluded Foreign Subsidiary or is merged into or consolidated with the Company or any Subsidiary of the Company other than an Excluded Foreign Subsidiary or that Person's assets are acquired by the Company or any Subsidiary of the Company other than an Excluded Foreign Subsidiary,
      (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, (v) one time Transaction Costs, and (vi) to the extent not included in clauses (i) through (v) above, any net extraordinary gains or net non-cash extraordinary losses.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries other than Excluded Foreign Subsidiaries on a consolidated basis.

            "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements or other Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Parent who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote (directly or indirectly) of Alchemy.

            "Contractual Obligation" means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or to which such Person or any of its assets is subject.

            "CSFB" means Credit Suisse First Boston.

            "Debt Tender Offer" means, collectively, (i) the offer by the Company to repurchase up to and including 100% of the outstanding Existing Senior Notes and the consent solicitation by the Company from the holders of outstanding Existing Senior Notes of consents to certain amendments to the Existing Senior Note Indenture, and (ii) the offer by the Company to repurchase up to and including 100% of the outstanding Existing Senior Subordinated Notes and the consent solicitation by the Company from the holders of outstanding Existing Senior Subordinated Notes of consents to certain amendments to the Existing Senior Subordinated Note Indenture, in each case as described in the Debt Tender Offer Materials.

            "Debt Tender Offer Materials" means, collectively, the respective Offer to Purchase and Consent Solicitation Statements dated September 1, 1998 made by the Company in respect of the Existing Senior Notes and Existing Senior Subordinated Notes, as any of the same may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (ii) thereafter to the extent permitted under subsection 7.13A.

            "Default" means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

            "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Dollars" and the sign "$" mean the lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary of the Company incorporated, formed or organized under the laws of any jurisdiction within the United States of America or any territory thereof.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iii) any other financial institution or entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iii) above) that is reasonably acceptable to the Administrative Agent; (B) any Lender and any Affiliate of any Lender; provided that neither the Company nor any Affiliate of the Company shall be an Eligible Assignee and (C) an Approved Fund.

            "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to ERISA and which is maintained or contributed to by the Company or any of its ERISA Affiliates.

            "ENR" means Envirotest Systems Corp., a Delaware corporation, including, from and after the Closing Date, after giving effect to the ENR Merger.

            "ENR Group" means ENR and its direct and indirect Subsidiaries.

            "ENR Merger" means the merger of Stone Rivet into ENR pursuant to the ENR Merger Agreement.

            "ENR Merger Agreement" means the Agreement and Plan of Merger dated as of August 12, 1998 among ESP, Stone Rivet, and ENR, as such agreement may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (ii) thereafter to the extent permitted under subsection 7.13A.

            "ENR Transfer" means the purchase, following the ENR Merger, by the Company of all of the outstanding Capital Stock of ENR from ESP for a purchase price (which may be paid in the form of a note) in an amount, and pursuant to documentation, satisfactory to the Administrative Agent (including, without limitation, provisions of any such note relating to subordination, payments of principal and interest and the exercise of remedies).

            "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials, laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials and laws relating to the management or use of natural resources.

            "Environmental Liabilities" means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, and all Environmental Claims pending or threatened against any Loan Party or its Subsidiaries or against any Person whose liability for any Environmental Claim any Loan Party or its Subsidiaries may have retained or assumed either contractually or by operation of law, arising from (a) environmental, health or safety conditions, (b) the presence, Release or threatened Release of Hazardous Materials at any location, whether or not owned, leased or operated by the Company or its Subsidiaries, or (c) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Equity Contribution" means an additional equity contribution on or prior to the Closing Date by all or any of the Existing Investors of $80,000,000 in cash to Newmall.

            "Equity Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any Capital Stock or other equity Securities of, or the making of any capital contribution to, the Parent, the Company or any of its Subsidiaries after the Closing Date.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

            "ERISA Event" means (i) a "reportable event" within the meaning of
      Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or with respect to which no penalty will be assessed by the PBGC for failure to satisfy such notice requirements); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by the Company or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to the Company or any of its ERISA Affiliates; (viii) the imposition on the Company or any of its ERISA Affiliates of fines, penalties or taxes under Chapter 43 of the Internal Revenue Code or under
      Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the disqualification by the Internal Revenue Service of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) under
      Section 401(a) of the Internal Revenue Code, or the determination by the Internal Revenue Service that any trust forming part of any Pension Plan fails to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "ESP" means Environmental Systems Products, Inc., a Delaware corporation.

            "ESP Group" means ESP and its direct and indirect Subsidiaries.

            "Eurocurrency Reserve Requirements" means, for each Interest Period for each Eurodollar Rate Loan, the highest reserve percentage applicable to any Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), with respect to liabilities or assets consisting of or including Eurocurrency liabilities having a term equal to such Interest Period.

            "Eurodollar Base Rate" means the rate per annum determined by the Administrative

      Agent at approximately 11:00 A.M. (London time) on the date which is two
      (2) Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Lenders at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lender.

            "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Reserve Adjusted Eurodollar Rate as provided in subsection 2.2A.

            "Event of Default" means each of the events set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Excluded Foreign Subsidiary" means any Foreign Subsidiary created after the Closing Date that (i) is not a Foreign Subsidiary Guarantor,
      (ii) is, during all times that it is an Excluded Foreign Subsidiary, an Unrestricted Subsidiary under and as defined in each of the Senior Discount Note Indenture and the Senior Subordinated Note Indenture, and
      (iii) intends to, and promptly thereafter incurs, Indebtedness pursuant to subsection 7.1(ix); provided, that as soon as such Indebtedness incurred by such Foreign Subsidiary is no longer outstanding, such Foreign Subsidiary shall cease to be considered, and shall not thereafter become, an Excluded Foreign Subsidiary; and, provided further, that, solely for purposes of calculating Consolidated Excess Cash Flow for any period, no such Foreign Subsidiary shall be considered an Excluded Foreign Subsidiary notwithstanding anything to the contrary herein unless, as of the end of the period for which Consolidated Excess Cash Flow is being calculated, such Indebtedness prohibits such Foreign Subsidiary from declaring or paying dividends or similar distributions and such prohibitions are customary for Indebtedness of a similar nature as such Indebtedness.

            "Excluded Lease Asset " has the meaning assigned to that term in subsection 6.12C.

            "Existing Debt" means all Indebtedness (other than Indebtedness hereunder and Indebtedness identified in Schedule 7.1 annexed hereto) of the Company and its Subsidiaries (including, for such purpose, ENR and its Subsidiaries) outstanding at any time on the Closing Date, including, without limitation, Indebtedness under the Existing ENR Debt Agreements and the Existing ESP Debt Agreements.

            "Existing ENR Debt Agreements" means (i) that certain Credit Agreement dated as of December 30, 1992, by and between ENR and U.S. Bank, as amended to, and in effect on, the Closing Date, (ii) the Existing Senior Notes and the Existing Senior Subordinated Notes, (iii) that certain Loan Agreement, Mortgage, Security Agreement and Financing Statement dated as of June 1, 1996 between ENR and the Indiana Development Finance Authority, and the notes issued pursuant thereto, and (iv) that certain Trust Indenture and Security Agreement and that certain Mortgage and Security Agreement, each dated as of December 1, 1995 between Envirotest Wisconsin, Inc. and Firstar Bank Milwaukee, N.A.

            "Existing ESP Debt Agreements" means that certain Credit Agreement dated as of April 28, 1998 by and among ESP, various banks, Bank of America National Trust and Savings Association, as Administrative Agent, and BancAmerica Robertson Stephens, as Arranger, as in effect on the Closing Date.

            "Existing Indentures Amendments" means the amendments, modifications and supplements to each of the Existing Senior Note Indenture and the Existing Senior Subordinated Note Indenture described in the Debt Tender Offer Materials.

            "Existing Investors" means, collectively, Alchemy and the Other Investors.

            "Existing Senior Note Indenture" means that certain Indenture dated as of March 15, 1994 between ENR, as issuer, the guarantors named therein and First Trust National Association, as Indenture Trustee, pursuant to which the Existing Senior Notes were issued by ENR, as such Indenture has been amended prior to the Closing Date and as such Indenture may have been further amended, supplemented or otherwise modified from time to time to the extent contemplated by the Debt Tender Offer Materials or otherwise permitted under subsection 7.13A.

            "Existing Senior Notes" means ENR's $200,000,000 in original aggregate principal amount of 9-1/8% Senior Notes due 2001, issued pursuant to the Existing Senior Note Indenture.

            "Existing Senior Subordinated Note Indenture" means that certain Indenture dated as of April 1, 1993 between ENR, as issuer, the guarantors named therein and First Trust National Association, as Indenture Trustee, pursuant to which the Existing Senior Subordinated Notes were issued by ENR, as such Indenture has been amended prior to the Closing Date and as such Indenture may have been further amended, supplemented or otherwise modified from time to time to the extent to the extent contemplated by the Debt Tender Offer Materials or otherwise permitted under subsection 7.13A.

            "Existing Senior Subordinated Notes" means ENR's $125,000,000 in original aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2003, issued pursuant to the Existing Senior Subordinated Note Indenture.

            "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries (but only as to portions thereof actually owned, leased, operated or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by the Company.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "Financial Services Affiliate" means ESP Financial Services LLC, a Delaware limited liability company.

            "Financial Services Program" means the financing by the Financial Services Affiliate of the purchase or use by customers of ESP of automotive emission test and analysis equipment and systems manufactured by ESP.

            "First Adjustment Date" means, the later of (a) the date on which the financial statements for the Fiscal Quarter ending March 31, 1999 are delivered as required pursuant to subsection 6.1(ii) and (b) the date which is six months after the Closing Date.

            "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Permitted Encumbrances and other Liens permitted pursuant to subsection 7.2A to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

            "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

            "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

            "Foreign Subsidiary Guarantors" means any of Newmall, Wellman UK and any other Person that becomes a Foreign Subsidiary (other than an Excluded Foreign Subsidiary) after the Closing Date and becomes a party to a Guaranty pursuant to subsection 6.9.

            "Foreign Subsidiary Guaranty" means a guaranty of the Obligations governed by such foreign laws as may be reasonably selected by the Administrative Agent, and otherwise in form and substance satisfactory to the Administrative Agent, executed and delivered by Newmall and Wellman UK as of the Closing Date or by any additional Foreign Subsidiary Guarantor from time to time thereafter pursuant to subsection 6.9, as such guaranty may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

            "Foreign Subsidiary Pledge Agreement" means a pledge agreement governed by such foreign laws as may be reasonably selected by the Administrative Agent, and otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent, executed and delivered by Newmall and Wellman UK as of the Closing Date or by any additional Foreign Subsidiary Guarantor from time to time thereafter pursuant to subsection 6.9, as such pledge agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

            "Funding and Payment Office" means the office of the Administrative Agent located at 11 Madison Avenue, New York, NY 11010 (or such office of the Administrative Agent or any successor Administrative Agent specified by the Administrative Agent or such successor Administrative Agent in a written notice to the Loan Parties and the Lenders).

            "Funding Date" means the date of the funding of a Loan, which, in the case of the Term Loans and the Initial Revolving Loans, shall be the Closing Date.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination and specifically, terms used herein applicable to the Company and its Subsidiaries defined by reference to GAAP shall give effect to the subtraction of minority interests.

            "Governmental Acts " has the meaning assigned to that term in subsection 3.5A.

            "Governmental Authority" means any nation or government, any state or any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

            "Group" means any or all of the Company Group, the ESP Group or the ENR Group, as the context may require.

            "Guaranty" means, individually, the Subsidiary and Parent Guaranty, the Foreign Subsidiary Guaranty or any other guaranty of the Obligations, and "Guaranties" means, collectively, the Subsidiary and Parent Guaranty, the Foreign Subsidiary Guaranty and each other guaranty of the Obligations.

            "Guarantor" means, individually, the Parent, the Subsidiary Guarantors, or any other guarantor of the Obligations, and "Guarantors" means, collectively, the Parent, the Subsidiary Guarantors and each other guarantor of the Obligations.

            "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

            "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Company or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Holding Companies" means each of Newmall, Wellman UK and Wellman U.S. and their respective successors.

            "Improvements" means all buildings, structures, fixtures, tenant improvements, and other improvements of any kind and description now or hereafter located in or on or attached to any land that is a Real Property Asset, including all building materials, water sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility, facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

            "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than current accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and current trade payables incurred in the ordinary course of business), (v) all obligations evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments, (vi) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets),
      (vii) all obligations, contingent or otherwise, as an account party under any Letter of Credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (viii) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock, (ix) all obligations under Interest Rate Agreements and other Hedge Agreements, including, as of any date of determination, the net amounts, if any, that would be required to be paid by such Person if such Hedge Agreements were terminated on such date, (x) all Contingent Obligations in respect of obligations of the kind referred to in clauses (i) through (ix) above or in respect of the payment of dividends on the Capital Stock of any other Person, and (xi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

            "Indemnitee" has the meaning assigned to that term in subsection
      10.3.

            "Information Memorandum" means the Confidential Information Memorandum dated September 1998, as supplemented by the memorandum dated September 30, 1998, that was used in connection with the syndication of the credit facilities set forth herein.

            "Initial Period" means the period commencing on and including the Closing Date and ending on the earlier of (i) the date on which the Arrangers notify the Company that they have concluded their primary syndication of the Loans and the Commitments, and (ii) ninety (90) days after the Closing Date.

            "Initial Revolving Loans" means the Revolving Loans to be made by the Lenders to the Company on the Closing Date, in an amount not to exceed $15,000,000, to be used for the purposes described in subsection 2.5A.

            "Insurance Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

            "Intellectual Property" has the meaning assigned to that term in subsection 5.5C.

            "Interest Coverage Ratio" has the meaning assigned to that term in subsection 7.6.

            "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day in each of March, June, September and December of each year, commencing on December 31, 1998, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

            "Interest Period" has the meaning assigned to that term in subsection 2.2B.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge the Company or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Rate Determination Date" means each date for calculating the Reserve Adjusted Eurodollar Rate, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date for purposes of calculating the Reserve Adjusted Eurodollar Rate shall be the second Business Day prior to the first day of the related Interest Period.

            "Interim EBITDA Adjustment Amount" means, as to any particular Fiscal Quarter, but only to the extent any of the Cost Savings Measures (as defined below) have not been taken prior to the beginning of such Fiscal Quarter, an amount, not to exceed $2,350,000, equal to the amount by which the costs and expenses of the Company and its Subsidiaries (other than the Excluded Foreign Subsidiaries) for such Fiscal Quarter are greater than they would have been had such Cost Savings Measures been taken prior to the beginning of such Fiscal Quarter. As used herein, "Cost Savings Measures" means the expense and cost reduction initiatives intended to be taken by the Company following the consummation of the Transactions and contemplated by footnote 4 of the pro forma financial statements of the Company and its Subsidiaries for the Fiscal Year 1997 that were delivered to the Lenders pursuant to subsection 5.3A(i)(b).

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter and any successor statute.

            "Investment" means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or
      (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances and prepayments to suppliers for goods and services in the ordinary course of business, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Subsidiaries or as security for any such Indebtedness or claims, (d) Cash held in Deposit Accounts with banks, trust companies and the Lenders and (e) shares in a mutual fund that invests solely in Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Without limitation of the foregoing, "Investments" shall include the incurring by any Person of Contingent Obligations in respect of the obligations of any other Person.

            "IP Collateral" has the meaning assigned to the term "Intellectual Property Collateral" in the Security Agreement.

            "Issuing Bank" means, with respect to any Letter of Credit, CSFB, in its capacity as issuer of Letters of Credit, and, any other Lender that is a New York based commercial bank, reasonably acceptable to the Company and the Administrative Agent, having a Letter of Credit Subfacility Commitment.

            "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form and substance acceptable to the Collateral Agent in its reasonable discretion.

            "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Collateral Agent in its sole discretion as not being required to be included in the Collateral.

            "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include the Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean the Lenders having that Commitment.

            "Lender Default" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Loans (including any Revolving Loans made to pay Refunded Swing Line Loans or to reimburse drawings under Letters of Credit) in accordance with subsection 2.1A or its portion of any unreimbursed drawing or payment under a Letter of Credit in accordance with subsection 3.3C or (ii) a Lender having notified the Company and/or the Administrative Agent in writing that it does not intend to comply with its obligations under subsection 2.1 or subsections 3.1C, 3.3B or 3.3C, as a result of any takeover of such Lender by any regulatory authority or agency.

            "Lending Office" means, as to any Lender, the office or offices of such Lender specified as the "Lending Office" on Schedule 2.1, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

            "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by the Issuing Bank for the account of the Company or any Subsidiary Guarantor that is a Domestic Subsidiary pursuant to subsection 3.1.

            "Letter of Credit Issuing Office" means, as to any Issuing Bank, the address from time to time specified by such Issuing Bank to the Company and the Administrative Agent as its letter of credit issuing office. The initial "Letter of Credit Issuing Office" for CSFB shall be 5 World Trade Center, 8th Floor, New York, New York, 10048.

            "Letter of Credit Subfacility Commitment" means, with respect to any Issuing Bank at any time, the commitment of such Issuing Bank to issue Letters of Credit pursuant to subsection 3.1A; provided, that the aggregate amount the Letter Credit Subfacility Commitments shall in no event exceed $30,000,000; provided, further, that any reduction in the Revolving Loan Commitments to a level that is below the then aggregate amount of the Letter of Credit Subfacility Commitments shall result in the pro rata reduction of the aggregate Letter of Credit Subfacility Commitments pro rata to each Issuing Bank.

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

            "Leverage Ratio" has the meaning assigned to that term in subsection 7.6.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

            "Loan" or "Loans" means, as the context requires, one or more of the Term Loans, Revolving Loans, Swing Line Loans or any combination thereof.

            "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by the Company in favor of the Issuing Bank relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

            "Loan Parties" means the Parent, the Company and each Subsidiary Guarantor.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole (or ENR and its Subsidiaries, taken as a whole, prior to the consummation of the Transactions), (ii) the material impairment of the ability of any Loan Party to perform the Obligations, (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party, or (iv) a material adverse effect upon the rights, remedies and benefits, taken as a whole, available to, or conferred upon, the Agents and the Lenders under any Loan Document.

            "Material Contracts" means any or all of the following, as the context may require: (i) any Security issued by the Company or any of its Subsidiaries, (ii) any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties is bound or to which it or any of its properties is subject,
      (iii) each State Contract, and (iv) any other document, agreement or instrument that is material to the operation or business of the Company and its Subsidiaries, taken as a whole.

            "Merger" means the merger contemplated by Article II of the ENR Merger Agreement.

            "Merger Certificate" means the Certificate of Merger dated as of the Closing Date by and between ENR and ESP.

            "Minimum Shares" means 90% of all of the issued and outstanding shares of the Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of ENR, assuming the conversion of all issued and outstanding shares of Class B Common Stock, par value $0.01 per share, of ENR and Class C Common Stock, par value $0.01 per share, of ENR into Class A Common Stock; provided, that all shares of Class A Common Stock that are issuable upon conversion (and assuming conversion) of all of the then issued and outstanding shares of such Class B Common Stock and Class C Common Stock shall have been tendered and not withdrawn prior to the expiration of the Shares Offer to Purchase.

            "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XV annexed hereto (in the case of any security instrument in respect of Leasehold Property, with such changes as shall be appropriate to reflect a security interest in Leasehold Property) or in such other form as may be approved by the Collateral Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the Collateral Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Collateral Agent, adding such Additional Mortgaged Property to the assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

            "Mortgaged Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property.

            "Multiemployer Plan" means a "multiemployer plan", as defined in
      Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA, to which the Company or any of its ERISA Affiliates is contributing or to which the Company or any of its ERISA Affiliates has an obligation to contribute.

            "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of receipt of such Cash Proceeds, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iv) financial advisor's commissions and reasonable fees and expenses of counsel and other advisors in connection with such Asset Sale.

            "Newmall" means Newmall Ltd., (registered number 3461909) a private limited company incorporated in England and Wales.

            "Newmall ESP Intercompany Indebtedness" means the Indebtedness in an outstanding principal amount of approximately $116,000,000 immediately prior to the Closing Date owing by Newmall to ESP.

            "Newmall Stock Contribution" means the contribution by the Existing Investors of all of the Capital Stock of Newmall to the Company in exchange for all of the Capital Stock of the Company, such that, after giving effect thereto, the Company shall be directly owned by the Existing Investors and Newmall shall be a direct Subsidiary of the Company.

            "Newmall Stock Contribution Agreement" means an agreement, as in effect on the Closing Date, entered into among the Existing Investors and Newmall in respect of the Newmall Stock Contribution Agreement, that is in form and substance reasonably satisfactory to the Administrative Agent, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.13A.

            "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

            "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii).

            "Notes" means one or more of the Term Notes, Revolving Notes, Swing Line Notes or any combination thereof.

            "Notice of Borrowing" means a notice in the form of Exhibit I annexed hereto delivered by the Company to the Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by the Company to the Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "Notice of Issuance of Letter of Credit" means a notice in the form of Exhibit III annexed hereto delivered by the Company to the Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

            "Obligations" means all obligations of every nature of each Loan Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise.

            "Officer's Certificate" means, with respect to any Person, a certificate executed on behalf of such Person (x) if such Person is a partnership or limited liability company, by its chairman of the Board (if an officer) or chief executive officer or by the chief financial officer of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (y) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer) or chief executive officer or its chief financial officer or vice president, and (z) if such person is the Company or a Subsidiary of the Company, a Responsible Officer; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer or signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

            "Ohio Debt" means all Indebtedness and other obligations of the Company under (i) the Loan Agreement dated as of April 1, 1995 between Ohio Air Quality Development Authority and the Company and all notes issued pursuant thereto, and (ii) the Master Lease Agreement dated as of April 1, 1995 between Keating Ohio Development Company, Inc. and the Company, together with the Indenture and Bonds (as such terms are defined in such Loan Agreement), in each case as the same may be amended, supplemented or otherwise modified from time to time after the date hereof in accordance with subsection 7.13.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "Organizational Authorizations" means, with respect to any Person, resolutions of its Board of Directors, general partners or members of such Person, and such other Persons, groups or committees (including, without limitation, managers and managing committees), if any, required by the Organizational Certificate or Organization Documents of such Person to authorize or approve the taking of any action or the entering into of any transaction.

            "Organizational Certificate" means, with respect to any Person, the certificate or articles of incorporation, partnership or limited liability company or any other similar or equivalent organizational, charter or constitutional certificate or document filed with the applicable Governmental Authority in the jurisdiction of its incorporation, organization or formation, which, if such Person is a partnership or limited liability company, shall include such certificates, articles or other certificates or documents in respect of each partner or member of such Person.

            "Organizational Documents" means, with respect to any Person, the by-laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement, which, if such Person is a partnership or limited liability company, shall include such by-laws, agreements or arrangements in respect of each partner or member of such Person.

            "Other Investors" means such Persons other than Alchemy as shall hold Capital Stock of (i) Newmall immediately prior to giving effect to the Newmall Stock Contribution, and (ii) the Parent immediately after giving effect to the Newmall Stock Contribution.

            "Parent" has the meaning assigned to that term in the Preamble to this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

            "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA.

            "Permitted Acquisitions" means (i) the acquisition by the Company of 100% of the issued and outstanding Capital Stock of Transervice, on terms and conditions (including, without limitation, all applicable documentation) reasonably satisfactory to the Administrative Agent, provided, that (a) the Company shall be in Pro Forma Compliance after giving effect to such acquisition, (b) no Default or Event of Default shall have occurred and be continuing or result therefrom, (c) the aggregate purchase price shall not exceed $18,000,000 (of which no more than $13,500,000 shall be paid in cash and the remainder of which shall be paid in the form of promissory note having no principal payments prior to the third Anniversary), (d) no Indebtedness shall be assumed by the Parent, the Company or any of its Subsidiaries in connection therewith and the Indebtedness of Transervice, if not paid in full, shall not be recourse to the Parent, the Company, any other Subsidiary of the Company or any of their respective assets, and (e) Transervice shall have become a Subsidiary Guarantor to the extent required by subsection 6.9 and the provisions of subsection 6.9 shall have been complied with to the satisfaction of the Administrative Agent and the Collateral Agent; and
      (ii) any acquisition of 100% of the issued and outstanding Capital Stock of any other Person organized under the laws of any State of the United States of America whose direct and indirect revenues are generated primarily from businesses operated in the United States of America, on terms and conditions (including, without limitation, all applicable documentation) satisfactory to the Administrative Agent, provided, that
      (a) the Company shall be in Pro Forma Compliance after giving effect to such acquisition, assuming for such purpose that the maximum Leverage Ratios set forth in subsection 7.6C were each lower by 0.35x, (b) no Default or Event of Default shall have occurred and be continuing or result therefrom, (c) the aggregate purchase price of all such acquisitions shall not exceed $30,000,000 in any calendar year and $50,000,000 in the aggregate since the Closing Date, which purchase prices shall be deemed to include the amount of any Indebtedness assumed by the Company or any of its Subsidiaries in connection therewith, and (d) such Person shall have become a Subsidiary Guarantor and the provisions of subsection 6.9 shall have been complied with to the satisfaction of the Administrative Agent and the Collateral Agent.

            "Permitted Encumbrances" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of
            carriers, warehousemen, mechanics and materialmen and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith pursuant to appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive, in each case, of obligations for the payment of borrowed money or other Indebtedness);

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8, so long as such Lien could not reasonably be expected to have a Material Adverse Effect;

                  (v) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of the Company or any of its Subsidiaries;

                  (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and encumbrances other than Liens which are prohibited hereunder set forth on the title reports delivered to the Administrative Agent on or before the Closing Date pursuant to subsection 4.1G;

                  (vii) any (a) interest or title of a lessor or sublessor under any Capital Lease permitted by subsection 7.1(iv) or any operating lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                  (viii) Liens arising from filing UCC financing statements
            relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of
            law to secure payment of customs duties in connection with the importation of goods;

                  (x) deposits in the ordinary course of business to secure
            liabilities to insurance carriers, lessors, utilities and other service providers; and

                  (xi) bankers liens and rights of setoff with respect to
            customary depository arrangements entered into in the ordinary course of business.

            "Permitted Testing Center Assets" means vehicles emission test site equipment and the related test site or sites located in the United States of America (or, solely with respect to Excluded Foreign Subsidiaries, in any foreign jurisdiction) used or to be used by the Company or any of its Subsidiaries in connection with a centralized emission testing program pursuant to a State Contract.

            "Permitted Testing Center Asset Sales" means sales of (i) Permitted Testing Center Assets used under any State Contract in connection with any change in emissions testing standards pursuant to the requirements of such State Contract, but only so long as the Net Cash Proceeds of such sale are used within two hundred seventy (270) days of the acquisition thereof to acquire Permitted Testing Center Assets to be used under such State Contract, or (ii) Permitted Testing Center Assets used in connection with any State Contract that has been or is being terminated or cancelled pursuant to the terms thereof or modified in a manner which makes such equipment no longer useful or required in connection with such State Contract, in any such case but only so long as the Net Cash Proceeds of such sale are reinvested within two hundred seventy (270) days of the receipt thereof (and three hundred sixty (360) days of the modification, termination or cancellation of such State Contract) in Permitted Testing Center Assets required by a different State Contract.

            "Permitted Testing Center Proceeds" means the Net Cash Proceeds of Permitted Testing Center Asset Sales.

            "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and any other entities of whatever nature.

            "Pledge Agreement" means that certain Pledge Agreement entered into by and among the Company, the Parent, the Subsidiary Guarantors and the Collateral Agent as of the Closing Date, or pursuant to subsection 6.9, substantially in the form of Exhibit VII annexed hereto as such Pledge Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by CSFB as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed acquisition or other action which requires compliance on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, which (to the extent consistent therewith) may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Company), using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Company and its Subsidiaries (other than Excluded Foreign Subsidiaries) which shall be reformulated as if such acquisition or other action, and any acquisitions which have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated at the beginning of such period and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period, and otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and the Company.

            "Pro Forma Compliance" means, at any date of determination, the Company shall be in pro forma compliance with the covenants set forth in subsections 7.6A, B and C as of the last day of the most recent Fiscal Quarter end (computed on the basis of (i) balance sheet amounts as of the most recently completed Fiscal Quarter, and (ii) income statement amounts for the most recently completed period of four consecutive Fiscal Quarters, in each case, for which financial statements shall have been delivered to the Lenders and calculated on a Pro Forma Basis in respect of the event giving rise to such determination and each event described in subsection 7.F occurring during or after the end of such four consecutive Fiscal Quarters period), and the Company shall have demonstrated such compliance to the reasonable satisfaction of the Administrative Agent.

            "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term A Loan Commitment or the Term A Loans of any Lender, the percentage obtained by dividing (x) the Term A Loan Exposure of that Lender by (y) the aggregate Term A Loan Exposure of all the Lenders; (ii) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loans of any Lender, the percentage obtained by dividing (x) the Term B Loan Exposure of that Lender by (y) the aggregate Term B Loan Exposure of all the Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued by any Lender or any participations purchased by any Lender therein or in any Swing Line Loans, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all the Lenders; and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender and the Revolving Loan Exposure of that Lender by
      (y) the sum of the aggregate Term Loan Exposure of all the Lenders and the aggregate Revolving Loan Exposure of all the Lenders; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

            "Projections" has the meaning assigned to that term in subsection 5.3B.

            "PTO" means the United States Patent and Trademark Office.

            "Public Offering" means any public offering of any Capital Stock of the Parent (whether a "primary" offering by the Parent or a "secondary" offering by an existing shareholder of the Parent) pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable exclusively under any Employee Benefit Plan).

            "Real Property Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

            "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

            "Recovery Event" has the meaning assigned to that term in subsection 2.4B(iii)(d).

            "Reference Lenders" means (i) CSFB and (ii) another Lender determined by the Administrative Agent with the consent of the Company.

            "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iv).

            "Register" has the meaning assigned to that term in subsection 2.1D.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

            "Reinvestment Assets" means, in the case of any Reinvestment Event, any assets (other than Indebtedness or Capital Stock of any Person) which are either (i) in replacement of the assets subject to the Reinvestment Event, or (ii) long term assets useful in the business of the Related Subsidiary Group of the Person whose assets were subject to the Reinvestment Event.

            "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds (including, without limitation, Permitted Testing Center Proceeds), Insurance Proceeds or Condemnation Proceeds, as the case may be, received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Loans (and/or reduce the Revolving Loan Commitments) in accordance with subsection 2.4B(iii)(a) or (d) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event" means any Asset Sale or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

            "Reinvestment Notice" means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Company (directly or indirectly through a member of the Related Subsidiary Group of the seller) intends and expects to use all or a specified portion of the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be, of an Asset Sale or Recovery Event to acquire Reinvestment Assets within two hundred seventy (270) days of the receipt of such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be.

            "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount, if any, relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire Reinvestment Assets.

            "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring two hundred seventy (270) days after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire Reinvestment Assets with all or any portion of the relevant Reinvestment Deferred Amount.

            "Related Subsidiary Group" means (i) with respect to the Company, any wholly-owned Domestic Subsidiary which is a Subsidiary Guarantor, (ii) with respect to any Domestic Subsidiary, the Company or any other Domestic Subsidiary which is a Subsidiary Guarantor, (iii) with respect to any Excluded Foreign Subsidiary, any other Excluded Foreign Subsidiary, (iv) with respect to any Foreign Subsidiary Guarantor, the Company, any Domestic Subsidiary which is a Subsidiary Guarantor or any other Foreign Subsidiary Guarantor, (v) with respect to any Foreign Subsidiary which is not an Excluded Foreign Subsidiary or a Foreign Subsidiary Guarantor, the Company, any Domestic Subsidiary or any other Foreign Subsidiary which is not an Excluded Foreign Subsidiary, and (vi) with respect to any SPC, no other Person; provided, that, notwithstanding anything to the contrary, with respect to any wholly-owned Subsidiary of the Company, any Subsidiary which is a member of such wholly-owned Subsidiary's Related Subsidiary Group shall also be a wholly-owned Subsidiary of the Company.

            "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

            "Requisite Class Lenders" means, at any time of determination (i) for the Class of the Lenders having Term A Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Term A Loan Exposure of all Non-Defaulting Lenders, (ii) for the Class of Lenders having Term B Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Term B Loan Exposure of all Non-Defaulting Lenders, and (iii) for the

      Class of Lenders having Revolving Loan Exposure, Non-Defaulting Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders; provided, however, that until such time as a successful syndication of the Commitments has been completed such that no Lender, together with its Affiliates, has more than 40% of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders and the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders, "Requisite Class Lenders" shall mean (i) for the Class of Lenders having Term A Loan Exposure, at least two (or one, if there is only one Non-Defaulting Lender with Term A Loan Exposure) Non-Defaulting Lenders having or holding at least two-thirds of the sum of the aggregate Term A Loan Exposure of all Non-Defaulting Lenders; (ii) for the Class of Lenders having Term B Loan Exposure, at least two (or one, if there is only one Non-Defaulting Lender with Term B Loan Exposure) Non-Defaulting Lenders having or holding at least two-thirds of the sum of the aggregate Term B Loan Exposure of all Non-Defaulting Lenders; and (iii) for the Class of Lenders having Revolving Loan Exposure, at least two (or one, if there is only one Non-Defaulting Lender with Revolving Loan Exposure) Non-Defaulting Lenders having or holding at least two-thirds of the sum of the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders.

            "Requisite Lenders" means Non-Defaulting Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders and the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders; provided, however, that until such time as a successful syndication of the Commitments has been completed such that no Lender, together with its Affiliates, has more than 40% of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders and the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders, the "Requisite Lenders" shall mean at least two (or one, if there is only one Non-Defaulting Lender) Non-Defaulting Lenders having or holding at least two-thirds of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders and the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders.

            "Reserve Adjusted Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula:

                      Eurodollar Base Rate
                  ---------------------------
                  1.00 - Eurocurrency Reserve Requirements

            "Responsible Officer" means the chief executive officer, president, executive vice president, general counsel or chief financial officer of the Company, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Company.

            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock (or of any other Capital Stock) of the Parent, the Company or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or of any other Capital Stock) of the Parent, the Company or any of their respective Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock (or of any other Capital Stock) of the Parent, the Company or any of their respective Subsidiaries now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or Senior Discount Notes, and (v) any voluntary prepayment of any Ohio Debt.

            "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to the Company pursuant to subsection 2.1A(iii) and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Revolving Loan Commitment Termination Date" means, if the initial Loans are made on or before October 16, 1998, March 31, 2004; otherwise, the "Revolving Loan Commitment Termination Date" means October 16, 1998.

            "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations purchased by other Lenders in such Letters of Credit) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans plus (e) in the case of Swing Line Lender, the sum of the aggregate outstanding principal amount of all Swing Line Loans (in each case net of any participations therein purchased by other Lenders).

            "Revolving Loans" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(iii).

            "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitment and Revolving Loans of any Lender, in each case substantially in the form of Exhibit V-A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Security Agreement" means the Security Agreement entered into by and among the Company, the Subsidiary Guarantors and the Collateral Agent on and as of the Closing Date, or pursuant to subsection 6.9, substantially in the form of Exhibit VIII annexed hereto, as such

      Security Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Senior Discount Note Indenture" means the Indenture dated as of a date occurring on or about the Closing Date among the Parent, as Issuer, and United States Trust Company of Texas, N.A., as the Trustee, as such Indenture may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (ii) thereafter to the extent permitted under subsection 7.13.

            "Senior Discount Note Related Documents" means any or all of, as the context may require, (i) the Senior Discount Notes, (ii) the Senior Discount Note Indenture, (iii) the Placement Agreement dated October 15, 1998 among the Parent, the Company and Credit Suisse First Boston Corporation, and (iv) the Subscription Agreement dated as of October 15, 1998 among the Parent and the Persons party thereto as purchasers, as any of the foregoing may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (a) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (b) thereafter to the extent permitted under subsection 7.13.

            "Senior Discount Notes" means the 15% Senior Discount Notes due 2009 issued by the Parent pursuant to the Senior Discount Note Indenture.

            "Senior Subordinated Note Indenture" means the Indenture dated as of a date occurring on or about the Closing Date among the Company, as Issuer, the Subsidiaries of the Company named therein as Guarantors, and United States Trust Company of Texas, N.A., as the Trustee, as such Indenture may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (ii) thereafter to the extent permitted under subsection 7.13.

            "Senior Subordinated Note Related Documents" means any or all of, as the context may require, (i) the Senior Subordinated Notes, (ii) the Senior Subordinated Note Indenture, (iii) the Placement Agreement dated October 15, 1998 among the Parent, the Company, the Subordinated Note Guarantors (as defined below) and Credit Suisse First Boston Corporation,
      (iv) the Subscription Agreement dated as of October 15, 1998 among the Parent, the Company, the Subsidiaries of the Company named therein as Guarantors (as used in this definition, the "Subordinated Note Guarantors"), and the Persons party thereto as Purchasers (as used in this definition, the "Purchasers"), and (v) the Registration Rights Agreement dated as of a date occurring on or about the Closing Date among the Parent, the Company and the Purchasers, as any of the foregoing may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (a) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (b) thereafter to the extent permitted under subsection 7.13.

            "Senior Subordinated Notes" means the $100,000,000 aggregate original principal amount of 13% Senior Subordinated Notes due 2008 issued by the Company pursuant to the Senior Subordinated Note Indenture.

            "Shares" means all of issued and outstanding shares of the Class A Common Stock, par value $0.01 per share, of ENR.

            "Shares Acquisition" means the acquisition by Stone Rivet of the Shares (or portion thereof, which, in no event, shall be less than the Minimum Shares) as contemplated by the ENR Merger Agreement and the Shares Offer to Purchase.

            "Shares Offer to Purchase" means the Offer to Purchase dated August 19, 1998 in respect of an offer by Stone Rivet to purchase the Shares for a cash payment of $17.25 per share, as such Offer to Purchase may thereafter have been or may be amended, restated, supplemented or otherwise modified from time to time (i) on or prior to the Closing Date pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders or (ii) thereafter to the extent permitted under subsection 7.13A.

            "Shares Tender Offer" means the recommended cash tender offer by Stone Rivet to acquire the Shares pursuant to the Shares Offer to Purchase.

            "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPC" means any special purpose Domestic Subsidiary of the Company
      (i) created for the purpose of incurring, directly or indirectly, Indebtedness permitted under subsection 7.1(iv), (ii) whose Indebtedness and other obligations are without recourse to any of the Loan Parties, any of the Company's other Subsidiaries or any of their respective assets, and
      (iii) that does not and shall not at any time, (a) engage in any business or activity other than operating, owning and/or financing the acquisition or build-out of Permitted Testing Center Assets and any activities incidental thereto or (b) become liable for any other Indebtedness.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument, in form and substance acceptable to the Issuing Bank, issued for the purpose of supporting obligations of the Company and its Subsidiaries (other than Excluded Foreign Subsidiaries and SPCs) incurred or arising in the ordinary course of business; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness other than (i) the Ohio Debt in a stated amount under such Standby Letters of Credit not to exceed the minimum amount required by the terms of the Ohio Debt as of the date hereof, and (ii) other Indebtedness permitted hereunder in a stated amount under such Standby Letters of Credit not to exceed $10,000,000 in the aggregate incurred for the purpose of financing for Permitted Testing Center Assets in connection with the award of a State Contract.

            "State Contract" means any contract, undertaking, agreement or other arrangement with any Governmental Authority pursuant to which the Company or any of its Subsidiaries provides or will provide centralized or other vehicle emissions testing services.

            "Stockholders Agreement" means that certain Investors Agreement to be entered into on or prior to the Closing Date by and among the Parent and certain shareholders of the Parent, which Investors Agreement shall be in form and substance reasonably satisfactory to Agents, as such Investors Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.13A.

            "Stone Rivet" means Stone Rivet, Inc., a Delaware corporation.

            "Subordinated Indebtedness" means the Indebtedness under the Senior Subordinated Note Related Documents.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Subsidiary Guarantor" means any Subsidiary of the Company that is a party to the Subsidiary and Parent Guaranty or any other Guaranty on the Closing Date (which shall be each Domestic Subsidiary existing as of the Closing Date, Newmall and Wellman UK) or at any time after the Closing Date pursuant to subsection 6.9.

            "Subsidiary and Parent Guaranty" means the Subsidiary and Parent Guaranty, substantially in the form of Exhibit VI annexed hereto, executed and delivered by the Parent and the Subsidiary Guarantors (other than the Foreign Subsidiary Guarantors) as of the Closing Date or by any additional Subsidiary Guarantor from time to time thereafter pursuant to subsection 6.9, as such Subsidiary and Parent Guaranty may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

            "Swing Line Lender" means CSFB, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

            "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make

      Swing Line Loans to Company pursuant to subsection 2.1A(iv).

            "Swing Line Loans" means the Loans made by Swing Line Lender pursuant to subsection 2.1A(iv).

            "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iv) on the Closing Date and (ii) any promissory note issued by Company to any successor Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit V-B annexed hereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

            "Syndication Agent" has the meaning assigned to that term in the Preamble to this Agreement.

            "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its relevant Lending Office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

            "Term A Loan Commitment" means the commitment of a Lender to make a Term A Loan to the Company pursuant to subsection 2.1A(i), and "Term A Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Term A Loan Exposure" means, with respect to any Lender, as of any date of determination (i) prior to the funding of the Term A Loans, that Lender's Term A Loan Commitment and (ii) after the funding of the Term A Loans, the outstanding principal amount of the Term A Loan of that Lender.

            "Term A Loans" means the Loans made by the Lenders pursuant to subsection 2.1A(i).

            "Term A Notes" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term A Loans of any Lender, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

            "Term B Loan Commitment" means the commitment of a Lender to make a Term B Loan to the Company pursuant to subsection 2.1A(ii), and "Term B Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Term B Loan Exposure" means, with respect to any Lender, as of any date of determination (i) prior to the funding of the Term B Loans, that Lender's Term B Loan Commitment and (ii) after the funding of the Term B Loans, the outstanding principal amount of the Term B Loan of that Lender.

            "Term B Loans" means the Loans made by the Lenders pursuant to subsection 2.1A(ii).

            "Term B Notes" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term B Loans of any Lender, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

            "Term Loan Commitment" means the Term A Loan Commitment or the Term B Loan Commitment of a Lender, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Term Loan Exposure" means, with respect to any Lender as of any date of determination, the aggregate Term A Loan Exposure and Term B Loan Exposure of that Lender.

            "Term Loans" means the Term A Loans and the Term B Loans.

            "Term Notes" means the Term A Notes and the Term B Notes.

            "Title Company" means, collectively, one or more title insurance companies reasonably satisfactory to the Administrative Agent.

            "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

            "Transaction Costs" means the fees, costs and expenses payable by the Company and its Subsidiaries in connection with the Transactions and set forth in the schedule delivered by the Company pursuant to subsection 4.1I, including, without limitation, amounts payable to the Agents and the Lenders and change of control payments required to be made pursuant to employment agreements between ENR and persons that will not be employed by the Company or any of its Subsidiaries after giving effect to the Transactions.

            "Transaction Documents" means, collectively, (i) any documentation related to the Equity Contribution, (ii) any documentation related to any repayment of Newmall ESP Intercompany Indebtedness or any Existing Debt,
      (iii) the Newmall Stock Contribution Agreement and the Company Contribution Agreement, (iv) the Senior Discount Note Related Documents and the Senior Subordinated Note Related Documents, (v) the Shares Offer to Purchase, (vi) the ENR Merger Agreement, (vii) the Merger Certificate,
      (viii) any documentation related to the ENR Transfer, which documentation may be executed and delivered after the Closing Date, (ix) the Debt Tender Offer Materials, (x) the Existing Senior Note Indenture and Existing Senior Subordinated Note Indenture, (xi) the Existing Indentures Amendments, (xii) the Loan Documents, (xii) the Stockholders Agreement, and (xiii) and any and all other documents, agreements, instruments and arrangements related to or in connection with any of the foregoing or any other

      Transaction.

            "Transactions" means, collectively, (i) the Equity Contribution and the repayment of the Newmall ESP Intercompany Indebtedness with the proceeds thereof, (ii) the Newmall Stock Contribution and the Company Stock Contribution, (iii) the issuance and sale of the Senior Discount Notes by the Parent and the contribution of the gross proceeds thereof, net of reasonable fees and expenses, by the Parent to the Company and the issuance and sale of the Senior Subordinated Notes by the Company, (iv) the Shares Tender Offer and the Shares Acquisition, (v) the Debt Tender Offer, the purchase of all Existing Senior Notes and Existing Senior Subordinated Notes tendered pursuant thereto and the effecting of the Existing Indentures Amendments, (vi) the ENR Merger, (vii) the ENR Transfer, which may be consummated after the Closing Date, (viii) loans from the Company to ESP and Stone Rivet in amounts (and evidenced by notes) reasonably satisfactory to the Administrative Agent for purposes of funding, in whole or in part, (A) in the case of ESP, payment of its Existing Debt and Transaction Costs and (B) in the case of Stone Rivet, payments in respect of Existing Debt of ENR, the Shares Acquisition, the ENR Merger and its and ENR's Transaction Costs, (ix) the repayment of all Existing Debt (other than that purchased pursuant to the Debt Tender Offer), (x) the making of the Loans, and (xi) any other transactions contemplated by or entered into in connection with the Transaction Documents.

            "Unfunded Current Liability" means, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

            "Wellman UK" means Wellman Overseas Ltd., (Registered number 1581549) a private limited company incorporated in England and Wales.

            "Wellman US" means Wellman North America Inc., a Delaware corporation.

            "Year 2000 Problems" means limitations in the capacity or readiness to handle date information (including, without limitation, calculations based on date information) for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC), including, without limitation, equipment containing embedded microchips, operated by, provided to or otherwise reasonably necessary to the business or operations of the Company and its Subsidiaries.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

      Except as otherwise expressly provided in this Agreement, (a) all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; and (b) financial statements and other information required to be delivered by the Company to the Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements of the Subsidiaries of the Company referred to in subsection 5.3A.

1.3 Other Definitional Provisions.

      References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The words "includes," "including" and similar forms used in any Loan Document shall be construed as if followed by the words "without limitation."

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments; Loans.

      A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Loan Parties set forth herein and in the other Loan Documents, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and the Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

            (i) Term A Loans. Each Lender severally agrees to make Loans to the Company on the Closing Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term A Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term A Loan Commitment is set forth opposite its name on Schedule
      2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $175,000,000; provided that the Term A Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Term A Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on October 16, 1998 if the Term A Loans are not made on or before that date. The Company may make only one borrowing under the Term A Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            (ii) Term B Loans. Each Lender severally agrees to make Loans to the Company on the Closing Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term B Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term B Loan Commitment is set forth opposite its name on Schedule
      2.1 annexed hereto and the aggregate amount of the Term B Loan Commitments is $210,000,000; provided that the Term B Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on October 16, 1998 if the Term B Loans are not made on or before that date. The Company may make only one borrowing under the Term B Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            (iii) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to the Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, to be used for the purposes identified in subsection 2.5A or B, as applicable, including, without limitation, the Initial Revolving Loans on the Closing Date. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on
      Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $50,000,000; provided that the Revolving Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed, subject to the limitations and conditions set forth herein, to but excluding the Revolving Loan Commitment Termination Date.

            Notwithstanding anything contained herein to the contrary, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

            (iv) Swing Line Loans. The Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum aggregate amount of all Swing Line Loans outstanding from time to time, to make a portion of the Revolving Loan Commitments available to the Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Base Rate Loans as Swing Line Loans to the Company in an aggregate amount not to exceed the amount of the Swing Line Loan Commitment, to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with the sum of the Swing Line Lender's outstanding Revolving Loans and the Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed the Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that the amounts of the Swing Line Loan Commitment are subject to reduction as provided in clause (b) of the next paragraph. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Notwithstanding anything contained herein to the contrary, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations:

                  (a) in no event shall the Total Utilization of Revolving Loan
            Commitments at any time exceed the Revolving Loan Commitments then in effect;

                  (b) any reduction of the Revolving Loan Commitments made
            pursuant to subsection 2.4B which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment such that the amount thereof equals the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of the Company, the Administrative Agent or the Swing Line Lender; and

                  (c) the Swing Line Lender shall have no obligation to make any
            Swing Line Loans during any period when a Lender Default exists, unless the Swing Line Lender has entered into arrangements satisfactory to it and the Company to eliminate the Swing Line Lender's risk with respect to the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Revolving Loans that may be required to be made to refund the applicable Swing Line Loan as contemplated by the immediately following paragraph.

            With respect to any Swing Line Loans which have not been voluntarily prepaid by the Company pursuant to subsection 2.4B(i), the Swing Line Lender may, at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Company), no later than 11:00 a.m. (New York time) at least one (1) Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by the Company) requesting the Lenders to make Revolving Loans that are Base Rate Loans to the Company on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which the Swing Line Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding Revolving Loans to the Company and shall be due under the Revolving Note issued by the Company to the Swing Line Lender. The Company hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Company's accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

            If for any reason Revolving Loans are not made pursuant to this subsection 2.1A(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third (3rd) Business Day after demand for payment thereof by the Swing Line Lender, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro

      Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from the Swing Line Lender, each Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the office of the Swing Line Lender located at the Funding and Payment Office. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance satisfactory to the Swing Line Lender. In the event any Lender fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks for three
      (3) Business Days and thereafter at the Base Rate, as applicable.

            Notwithstanding anything contained herein to the contrary, (i) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of a Default or Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default.

      B. Borrowing Mechanics. Term Loans or Revolving Loans (including any such Loans made as Eurodollar Rate Loans with a particular Interest Period) made on any Funding Date (other than Revolving Loans made pursuant to a request by the Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans and Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing the Issuing Bank for the amount of a drawing or payment under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount; provided that any Eurodollar Rate Loan shall be in a minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever the Company desires that the Lenders make Term Loans or Revolving Loans it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (New York time), at least three (3) Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan, or at least one (1) Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. Whenever the Company desires that the Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of any Loans other than Swing Line Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, the Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or before the applicable Funding Date.

      Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected Loans hereunder.

      The Company shall notify the Administrative Agent prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing are no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Loans shall constitute a re-certification by the Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the Related Interest Rate Determination Date, and the Company shall be bound to make a borrowing in accordance therewith.

      C. Disbursement of Funds. All Term Loans and all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender or the Swing Line Lender, as the case may be, of the proposed borrowing and of the amount of such Lender's Pro Rata Share of the applicable Loans.

      Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date and the Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 P.M. (New York time) on the applicable Funding Date, in each case in same day funds, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse the Issuing Bank for the amount of an honored drawing or payment under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all

Loans), the Administrative Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders or the Swing Line Lender, as the case may be, to be credited to the account of the Company at the Funding and Payment Office.

      Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon for each day from such Funding Date until the date such amount is paid to the Administrative Agent at the rate applicable to such Loan. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

      D. The Register.

            (i) The Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) The Administrative Agent shall record in the Register the Commitments and the outstanding Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the outstanding Loans of each Lender. Any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

            (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) The Company, the Administrative Agent and the Lenders shall deem and treat the

      Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (v) The Company hereby designates CSFB and any financial institution serving as a successor Administrative Agent to serve as the Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and the Company hereby agrees that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

      E. Notes. The Company shall execute and deliver on the Closing Date to each Lender (or to the Administrative Agent for that Lender) (i) a Term A Note substantially in the form of Exhibit IV-A annexed hereto, respectively, to evidence that Lender's Term A Loans in the principal amount of that Lender's Term A Loans and with other appropriate insertions, and each Lender's Term A Notes shall evidence such Lender's Pro Rata Share of such respective amounts,
(ii) a Term B Note substantially in the form of Exhibit IV-B annexed hereto, respectively, to evidence that Lender's Term B Loans in the principal amount of that Lender's Term B Loans and with other appropriate insertions, and each Lender's Term B Notes shall evidence such Lender's Pro Rata Share of such respective amounts, (iii) a Revolving Note substantially in the form of Exhibit V-A annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions and (iv) a Swing Line Note substantially in the form of Exhibit V-B annexed hereto to evidence that Lender's Swing Line Loans, in the principal amount of that Lender's Swing Line Loan Commitment and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be secured by the Collateral.

2.2 Interest on the Loans.

      A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Reserve Adjusted Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day any Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin; or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Reserve
            Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

      Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest to maturity at the sum of the Base Rate plus the Applicable Base Rate Margin for Revolving Loans less the Applicable Commitment Fee Percentage.

      B. Interest Periods. In connection with each Eurodollar Rate Loan, the Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, on behalf of the Company select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at the Company's option, either a one, two, three or six month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Term A Loans shall extend beyond March 31, 2004, no Interest Period with respect to any portion of the Term B Loans shall extend beyond September 30, 2005, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which the Company is required to make a scheduled payment of principal of the Term A Loans or the Term B Loans, as the case may be, unless the aggregate principal amount of Term A Loans or Term B Loans, as the case may be, that are Base Rate Loans plus the aggregate principal amount of Term A Loans or Term B Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term A Loans or Term B Loans, as the case may be, on such date;

            (vii) the Company may not select an Interest Period of longer than one month prior to the end of the Initial Period;

            (viii) there shall be no more than five (5) Interest Period outstanding at any time during the Initial Period, and thereafter no more than ten (10) Interest Periods shall be outstanding at any time; and

            (ix) in the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Company shall be deemed to have selected an Interest Period of one month.

      C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity, by acceleration or otherwise); provided that in the event that any Swing Line Loans, Revolving Loans or any Term Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

      D. Conversion or Continuation. Subject to the provisions of subsection 2.6, the Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $2,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis (provided that any Loan being converted to a Eurodollar Rate Loan shall be in a minimum amount of $2,500,000 and integral multiples of $500,000 in excess of such amount) or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,500,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

      The Company shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the Company may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent on or before the proposed conversion/continuation date.

      Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected a conversion or continuation, as the case may be, hereunder.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

      E. Post-Default Interest. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans bearing interest at a rate determined by reference to the Base
Rate); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2% per annum in excess of the interest rates otherwise payable under this Agreement for Base Rate Loans that are Term A Loans, Term B Loans, or Revolving Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

      F. Computation of Interest. Interest on Loans shall be computed on the basis of a 360-day year (a 365 or 366-day year, as applicable, in the case of Base Rate Loans based on the Prime Rate) and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 Fees.

      A. Commitment Fees.

            (i) Revolving Loan Commitments. The Company agrees to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata

      Share of the Revolving Loan Commitments, commitment fees for the period from and including the date hereof to and excluding the Revolving Loan Commitment Termination Date equal to the sum of (x) the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding (but not any Swing Line Loans outstanding) plus (y) the Letter of Credit Usage multiplied by the Applicable Commitment Fee Percentage.

            (ii) Term Loan Commitments. The Company agrees to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the applicable Commitments, commitment fees in respect of each type of Term Loan Commitments for the period from and excluding the date hereof to and excluding the earlier of October 16, 1998 and the Closing Date equal to the product of the aggregate amount of such type of Term Loan Commitments and the Applicable Commitment Fee Percentage.

            (iii) Calculation and Payment. All of the foregoing commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable in arrears on the Closing Date, the last Business Day in each of March, June, September and December of each year, commencing in December 1998, and on the Revolving Loan Commitment Termination Date.

      B. Annual Administrative Fee. The Company agrees to pay to the Administrative Agent an annual administrative fee in such amounts as may have been or hereafter be agreed between them from time to time.

      C. Other Agent Fees. The Company agrees to pay such other fees as may have been or hereafter be agreed upon from time to time.

2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

      A. Scheduled Payments of Term Loans.

            (i) Scheduled Payments of Term A Loans. The Company shall make principal payments on the Term A Loans in installments on the dates set forth below, each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term A Loans as of the Closing Date:


           --------------------------------------------------------
                                                SCHEDULED REPAYMENT
                        DATE                             OF
                                                    TERM A LOANS
           --------------------------------------------------------
           March 31, 1999                              2.75%
           June 30, 1999                               2.75%
           September 30, 1999                          2.75%
           December 31, 1999                           2.75%
           --------------------------------------------------------
           March 31, 2000                              5.00%
           June 30, 2000                               5.00%


           --------------------------------------------------------
                                                SCHEDULED REPAYMENT
                        DATE                             OF
                                                    TERM A LOANS
           --------------------------------------------------------
           September 30, 2000                          5.00%
           December 31, 2000                           5.00%
           --------------------------------------------------------
           March 31, 2001                              5.25%
           June 30, 2001                               5.25%
           September 30, 2001                          5.25%
           December 31, 2001                           5.25%
           --------------------------------------------------------
           March 31, 2002                              5.25%
           June 30, 2002                               5.25%
           September 30, 2002                          5.25%
           December 31, 2002                           5.25%
           --------------------------------------------------------
           March 31, 2003                              6.00%
           June 30, 2003                               6.00%
           September 30, 2003                          6.00%
           December 31, 2003                           6.00%
           --------------------------------------------------------
           March 31, 2004                              3.00%
           --------------------------------------------------------



      ; provided that the scheduled installments of principal of the Term A Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term A Loans in accordance with subsection 2.4C; and provided, further that the final installment specified above for the repayment by the Company of the Term A Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Company under this Agreement with respect to the Term A Loans.

            (ii) Scheduled Payments of Term B Loans. The Company shall make principal payments on the Term B Loans in installments on the dates set forth below, each such installment to be in an amount equal to the corresponding percentages set forth below of the principal amount of the Term B Loans as of the Closing Date:

           --------------------------------------------------------
                                                SCHEDULED REPAYMENT
                        DATE                             OF
                                                    TERM B LOANS
           --------------------------------------------------------
           March 31, 1999                              0.25%
           June 30, 1999                               0.25%
           September 30, 1999                          0.25%
           December 31, 1999                           0.25%
           --------------------------------------------------------
           March 31, 2000                              0.25%
           June 30, 2000                               0.25%
           September 30, 2000                          0.25%
           December 31, 2000                           0.25%




           --------------------------------------------------------
                                                SCHEDULED REPAYMENT
                        DATE                             OF
                                                    TERM B LOANS
           --------------------------------------------------------
           March 31, 2001                              0.25%
           June 30, 2001                               0.25%
           September 30, 2001                          0.25%
           December 31, 2001                           0.25%
           --------------------------------------------------------
           March 31, 2002                              0.25%
           June 30, 2002                               0.25%
           September 30, 2002                          0.25%
           December 31, 2002                           0.25%
           --------------------------------------------------------
           March 31, 2003                              0.25%
           June 30, 2003                               0.25%
           September 30, 2003                          0.25%
           December 31, 2003                           0.25%
           --------------------------------------------------------
           March 31, 2004                              0.25%
           June 30, 2004                               0.25%
           September 30, 2004                          0.25%
           December 31, 2004                           0.25%
           --------------------------------------------------------
           March 31, 2005                              0.25%
           June 30, 2005                               0.25%
           September 30, 2005                          93.50%


      ; provided that the scheduled installments of principal of the Term B Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term B Loans in accordance with subsection 2.4C; and provided, further that the final installment specified above for the repayment by the Company of the Term B Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Company under this Agreement with respect to the Term B Loans.

      B. Prepayments and Reductions in Commitments.

            (i) Voluntary Prepayments. The Company may, upon written or telephonic notice to the Administrative Agent on or prior to 11:00 a.m. (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. In addition, so long as no Swing Line Loans are then outstanding, the Company may, upon not less than three (3) Business Days' prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty (except as set forth in subsection 2.4B(iv) below), the Loans (other than Swing Line Loans) on any Business Day in whole or in part in an aggregate minimum amount of (a) in the case of Base Rate Loans, $2,000,000 and integral multiples of $500,000 in excess of that amount, and (b) in the case of Eurodollar Rate Loans, $2,500,000 and integral multiples of $500,000 in excess of that amount; provided, however, that in the event the Company shall prepay a Eurodollar Rate Loan other than on the expiration of the Interest Period applicable thereto, the Company shall, at the time of such prepayment, also pay any amounts payable under subsection 2.6D hereof. Notice of prepayment having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this subsection 2.4B(i) shall be applied as specified in subsection 2.4C.

            (ii) Voluntary Reductions of Revolving Loan Commitments. The Company may, upon not less than three (3) Business Days' prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by facsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount. The Company's notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in such notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

            (iii) Mandatory Prepayments.

            The Loans shall be prepaid in the manner provided in subsection 2.4C upon the occurrence of the following circumstances:

                  (a) Prepayments from Asset Sales. No later than the first
            (1st) Business Day following the date of receipt by the Parent, the Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, the Company shall prepay the Term Loans in an amount equal to the Net Cash Proceeds received; provided that (I) if the Company shall have delivered a Reinvestment Notice to the Administrative Agent no later than one (1) Business Day after the consummation of such Asset Sale (other than Asset Sales described in Schedule 7.7 annexed hereto) and no Default or Event of Default exists at the time of such consummation or delivery of such notice, the Company shall not be required to make any prepayment with the proceeds of such Asset Sale to the extent that (x) all or any portion of such proceeds are reinvested in Reinvestment Assets within two hundred seventy (270) days from the date of receipt of such proceeds, and
            (y) after giving effect thereto, the aggregate amount of proceeds (other than (1) Permitted Testing Center Proceeds, and (2) proceeds of Asset Sales described in Schedule 7.7 annexed hereto in an amount not to exceed $5,000,000) not used to make mandatory prepayments of Term Loans pursuant to this proviso and the corresponding proviso to subsection 2.4B(iii)(d) shall not exceed $10,000,000 measured on a cumulative basis from the Closing Date; (II) if at any time the aggregate amount of Net Cash Proceeds (including, without limitation, Permitted Testing Center Proceeds) in respect of which Reinvestment Notices have been delivered and which have not yet been reinvested in Reinvestment Assets or used to repay Loans shall exceed $10,000,000, then the Borrower shall promptly deliver all such Net Cash Proceeds (including the portion not in excess of $10,000,000) to the Collateral Agent to be held and applied by it in accordance with the terms of the Collateral Account Agreement; and (III) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to prepay the Term Loans. Concurrently with any prepayment of Loans pursuant to this subsection 2.4B(iii)(a), the Company shall deliver to the Administrative Agent an Officer's Certificate demonstrating in detail reasonably satisfactory to the Administrative Agent the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In addition, in the event that the Company shall, at any time after receipt of proceeds of any Reinvestment Event requiring a prepayment pursuant to this subsection 2.4B(iii)(a), determine that the prepayments previously made in respect of such Reinvestment Event were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), the Company shall promptly cause to be made an additional prepayment of the Term Loans in an amount equal to the amount of any such deficit, and the Company shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional proceeds resulting in such deficit.

                  (b) Prepayments Due to Issuance of Debt. On or prior to the first (1st) Business Day after receipt by the Parent, the Company or any of its Subsidiaries of any proceeds of any Indebtedness (other than the Loans and any other Indebtedness permitted by this Agreement), the Company shall prepay the Term Loans in an amount equal to the amount of such proceeds; provided that payment or acceptance of the amounts provided for in this subsection 2.4B(iii)(b) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of the Administrative Agent or any Lender.

                  (c) Prepayments Due to Issuance of Equity Securities. On or
            prior to the first (1st) Business Day after receipt by the Parent, the Company or any of their respective Subsidiaries of any Equity Proceeds (other than, so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, (x) Equity Proceeds of up to $5,000,000 in the aggregate received by the Parent, the Company or any of their respective Subsidiaries as payment of the exercise price under any option for any shares of Capital Stock of the Parent held by any officer or employee of the Parent, the Company or any of their respective Subsidiaries, and (y) Equity Proceeds received by the Parent, the Company or any of their respective Subsidiaries solely to the extent that such Equity Proceeds are used within one Business Day of such receipt to finance a Permitted Acquisition and are not realized from a Public Offering), the Company shall prepay the Term Loans in an amount equal to such Equity Proceeds.

                  (d) Prepayments Due to Insurance and Condemnation Proceeds. No
            later than the first (1st) Business Day following the date of receipt by the Company or any of its Subsidiaries of any cash payments under any insurance policy as a result of any damage to or loss of all or any portion of the Collateral or any other tangible asset (net of actual and documented reasonable costs incurred by the Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Insurance Proceeds") or any proceeds resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by the Company or any of its Subsidiaries in connection with adjustment and settlement thereof,

            "Condemnation Proceeds") (any such event resulting in the recovery of Insurance Proceeds or Condemnation Proceeds, a "Recovery Event"), the Company shall prepay the Term Loans in an amount equal to the Insurance Proceeds or Condemnation Proceeds, as the case may be, received; provided, that, if the Company shall have delivered a Reinvestment Notice to the Administrative Agent no later than five
            (5) Business Days prior to the consummation of such Recovery Event and no Default or Event of Default exists at the time of such consummation or delivery of such notice, the Company shall not be required to make any prepayment with the proceeds of such Recovery Event to the extent that (x) all or any portion of such proceeds are reinvested in Reinvestment Assets within one hundred eighty (180) days from the date of receipt of such proceeds, and (y) after giving effect thereto, the aggregate amount of proceeds not used to make mandatory prepayments of Term Loans pursuant to this proviso and the corresponding proviso to subsection 2.4B(iii)(a) shall not exceed $10,000,000 measured on a cumulative basis from the Closing Date; provided, further, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to prepay the Term Loans. Concurrently with any prepayment of Loans pursuant to this subsection 2.4B(iii)(d), the Company shall deliver to the Administrative Agent an Officer's Certificate demonstrating in detail reasonably satisfactory to the Administrative Agent the derivation of the Insurance Proceeds or Condemnation Proceeds, as the case may be, of the correlative Recovery Event. In addition, in the event that the Company shall, at any time after receipt of proceeds of any Reinvestment Event requiring a prepayment pursuant to this subsection 2.4B(iii)(d), determine that the prepayments previously made in respect of such Reinvestment Event were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(d), the Company shall promptly cause to be made an additional prepayment of the Term Loans in an amount equal to the amount of any such deficit, and the Company shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional proceeds resulting in such deficit.

                  (e) Prepayments Due to Reductions or Restrictions of Revolving
            Loan Commitments. The Company shall prepay the Swing Line Loans and/or Revolving Loans from time to time to the extent necessary so that (1) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, and (2) the aggregate principal amount of all outstanding Swing Line Loans shall not at any time exceed the Swing Line Loan Commitment then in effect. All Swing Line Loans shall be prepaid in full prior to the prepayment of any Revolving Loans pursuant to this subsection 2.4B(iii)(e). If at any time that there are no Revolving Loans and Swing Line Loans outstanding (whether after giving effect to any prepayment thereof pursuant to this subclause (e) or otherwise) the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitment, the Company shall deposit into the Collateral Account such amounts as are necessary so that, after giving effect thereto, the amount on deposit in the Collateral Account pursuant to this subclause (e) is at least equal to such excess.

                  (f) Prepayments from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31,
            1999), the Company shall, no later than ninety-five (95) days after the end of such Fiscal Year, prepay the Term Loans in an aggregate amount equal to (x) if the Leverage Ratio is greater than 3.0x, 75% of such Consolidated Excess Cash Flow, and (y) if the Leverage Ratio is equal to or less than 3.0x, 50% of such Consolidated Excess Cash Flow.

                  (g) Prepayments Due to Termination or Cancellation of State
            Contracts. On or prior to the first (1st) Business Day after receipt by the Company or any of its Subsidiaries of any termination payments, settlement or judgment awards or similar payments in connection with, or as a result of the termination or cancellation of, any State Contract, the Company shall prepay the Term Loans in an amount equal to the amount of such termination payments, awards or similar payments; provided that payment or acceptance of the amounts provided for in this subsection 2.4B(iii)(g) shall not constitute a waiver of any Default or Event of Default resulting from the termination or cancellation of any State Contract or otherwise prejudice any rights or remedies of the Agents or any Lender.

            (iv) Prepayment Fee. Together with any prepayment of the Loans, the Company shall pay a prepayment fee as follows:

                  (a) Voluntary Prepayments. Any voluntary prepayment of Term B
            Loans required on or prior to (x) the first (1st) Anniversary of the Closing Date pursuant to subsection 2.4B(i) shall be accompanied by a prepayment fee in an amount equal to 2% of the amount of such prepayment, and (y) the second (2nd) Anniversary of the Closing Date pursuant to subsection 2.4B(i) shall be accompanied by a prepayment fee in an amount equal to 1% of the amount of such prepayment.

                  (b) Mandatory Prepayments. Any mandatory prepayment of Term B
            Loans required on or prior to the second (2nd) Anniversary of the Closing Date pursuant to subsection 2.4B(iii) (other than subsection 2.4(B)(iii)(f)) shall be accompanied by a prepayment fee in an amount equal to 1% of the amount of such prepayment.

                  (c) Reimbursement. Except as provided in subclauses (a) and
            (b) above, no premium or penalty shall be payable as a result of any prepayment of the Loans; provided, that any and all prepayments of the Loans shall be accompanied by payment of any amounts owing or payable to the Lenders under subsection 2.6D.

      C. Application of Prepayments.

            (i) Application of Prepayments by Type of Loans. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied: first to repay outstanding Swing Line Loans to the full extent thereof, and second to repay the types of Loans as specified in the correlative notice of prepayment and, absent such specification, to repay outstanding Term Loans. Any amount required to be applied as a prepayment of Term Loans pursuant to subsection 2.4B(iii) or this subsection 2.4C(i) shall be applied to prepay the two (2) different tranches of Term Loans ratably to the full extent thereof; provided that, in the case of any such prepayment of the Term Loans, (a) the Company shall use reasonable efforts to notify the Lenders of such prepayment five (5) Business Days in advance of payment to the Administrative Agent of such amount, (b) upon receipt of such payment, the Administrative Agent shall notify the Lenders of such payment, (c) in the event any Lender with Term B Loans elects to waive such Lender's right to receive such prepayment in respect of any such Loans, such Lender shall so advise the Administrative Agent in writing no later than the close of business on the date it receives such notice from the Administrative Agent and (d) upon receipt of such written advice from such Lender, the Administrative Agent shall apply the amount waived by such Lender to prepay the Term A Loans.

            (ii) Application of Prepayments of Term Loans to Installments. The amount of any voluntary prepayments of Term A Loans or Term B Loans, as applicable, shall be applied to reduce each scheduled installment thereof set forth in subsection 2.4A(i) or 2.4A(ii), as applicable, that is unpaid in the inverse order that such installments are scheduled to occur. The amount of any mandatory prepayments applied to Term A Loans or Term B Loans, as applicable, shall be applied to ratably reduce each scheduled installment of principal thereof set forth in subsection 2.4A(i) or 2.4A(ii), as applicable.

            (iii) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering Loans constituting Term A Loans, Term B Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.6D.

            (iv) Application of Prepayment Fee. Any prepayment fee paid in connection with any prepayment shall be paid ratably to the applicable holders of the Loans then being prepaid.

      D. Application of Proceeds of Collateral and Payments Under Guaranties.

            (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii) with respect to prepayments from Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, all proceeds received by the Administrative Agent or the Collateral Agent, as the case may be, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                  (a) to the payment of all costs and expenses of such sale, collection or other realization, including without limitation reasonable compensation to such Agents and their agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by such Agents in connection therewith, and all amounts for which such Agents are entitled to indemnification under such Collateral Document and all advances made by the Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                  (b) thereafter, to the extent of any excess proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess proceeds, to the payment to or upon
            the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (ii) Application of Payments Under Guaranties. All payments received by the Administrative Agent under any Guaranty shall be applied promptly from time to time by the Administrative Agent in the following order of priority:

                  (a) to the payment of the reasonable costs and expenses of any collection or other realization under such Guaranty, including without limitation reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      E. General Provisions Regarding Payments.

            (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (ii) Application of Payments to Principal, Interest and Prepayment Fees. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest and prepayment fees, if any, on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest and prepayment fees, if any, before application to principal.

            (iii) Apportionment of Payments. Aggregate principal, prepayment fees and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office specified on Schedule 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4E(iii) if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5 Use of Proceeds.

      A. Term Loans and Initial Revolving Loans. The proceeds of Term Loans and the Initial Revolving Loans made to Company shall be applied, together with the proceeds of the Senior Discount Notes, the Senior Subordinated Notes and the Equity Contribution and approximately $77,000,000 of cash on hand at ENR to (i) finance the purchase price for the Shares (or portion thereof) payable in connection with the Shares Acquisitions and the ENR Merger consideration, (ii) repay (or, in the case of the Existing Senior Notes and Existing Senior Subordinated Notes, purchase or defease to redemption) in full the Existing Indebtedness, (iii) repay or make, as applicable, the intercompany loans described in the definition of "Transactions" and (iv) pay the Transaction Costs.

      B. Revolving Loans; Swing Line Loans. The proceeds of any Revolving Loans (other than the Revolving Loans referenced in subsection 2.5A) and any Swing Line Loans shall be applied by the Company for working capital and general corporate purposes of the Company and its Subsidiaries other than Excluded Foreign Subsidiaries.

      C. Compliance With Laws. The Company undertakes that no portion of the proceeds of any Loans or other extensions of credit under this Agreement shall be used by any Loan Party in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any applicable law.

      D. Margin Regulations. Without limiting the generality of subsection 2.5C, no portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 Special Provisions Governing Eurodollar Rate Loans.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

      B. Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Reserve Adjusted Eurodollar Rate the Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Loans may be made or continued as, or converted to, Eurodollar Rate Loans, until such time as the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

      C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to the Company and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a


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Notice of Borrowing or a Notice of Conversion/Continuation, the Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/ Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

      D. Compensation For Breakage or Non-Commencement of Interest Periods. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to the Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any actual loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment pursuant to subsection 2.4B) or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company, or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

      E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

      F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Reserve Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and, through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

      G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Default or Event of Default, (i) the Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Company.


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2.7 Increased Costs; Taxes; Capital Adequacy.

      A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) results in a change in the basis of taxation of such Lender (or its applicable lending office) (other than a change with respect to any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Reserve Adjusted Eurodollar Rate); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Lender shall promptly notify the Company and the Administrative Agent thereof and the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      B. Withholding of Taxes.

            (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of the Administrative Agent or any Lender) imposed, levied, collected,


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

      withheld or assessed by or within the United States of America.

            (ii) Withholding of Taxes. Subject to the provisions of subsection 2.7B(iii), if the Company or any other Person is required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall net income of the Administrative Agent or any Lender) from any sum paid or payable by the Company to the Administrative Agent or any Lender under any of the Loan Documents:

                  (a) The Company shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as practicable;

                  (b) The Company shall pay any such Tax before the date on
            which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Company) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                  (c) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of such tax been required or made; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Company shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the Closing Date or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (iii) Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to each of the Administrative Agent and the Company, on or prior to the Closing Date, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 10.1, or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or


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

            any successor forms), accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate of Non-Bank Status together with an original copy of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to each of the Administrative Agent and the Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate of Non-Bank Status and an original copy of Internal Revenue Service Form W-8, as the case may be, accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of or is subject to a reduced rate of withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) The Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) in respect of deductions or withholdings of United States federal income taxes if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) or 2.7B(iii)(b); provided that if such Lender shall have satisfied such requirements on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change after the Closing Date in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or 2.7B(iii)(b).

      C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or


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administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender reasonably determines such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen
Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      D. Substitute Lenders. In the event the Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to the Company in accordance with this Agreement, the Company may, so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation amounts, if any, owed under this subsection 2.7) due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to the Company and the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Administrative Agent (or, in the event the Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by the Administrative Agent as of such date.

2.8 Obligation of Lenders and Issuing Bank to Mitigate.

      Each Lender and the Issuing Bank agrees that, as promptly as practicable after the officer of such Lender or the Issuing Bank responsible for administering the Loans or Letters of Credit of such Lender or the Issuing Bank, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or the Issuing Bank to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or the Issuing Bank and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or the Issuing Bank through another lending or letter of credit office of such Lender or the Issuing Bank, or (ii) take such other measures as such Lender or the Issuing Bank may deem reasonable, if as a result thereof the circumstances which


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

would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or the Issuing Bank pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or the Issuing Bank in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other the lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or the Issuing Bank; provided that such Lender or the Issuing Bank will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless the Company agrees to pay all incremental expenses incurred by such Lender or the Issuing Bank as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by the Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or the Issuing Bank to the Company (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

                                   SECTION 3.
                                LETTERS OF CREDIT

3.1 Issuance of Letters of Credit and Lenders' Purchase of Participations
    Therein.

      A. Letters of Credit. In addition to the Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that the Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), the Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date which is five (5) Business Days before the Revolving Loan Commitment Termination Date, that the Issuing Bank issue Letters of Credit for the account of the Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to and upon the terms and conditions of this Agreement and in reliance upon the representations and warranties of Loan Parties herein set forth, the Issuing Bank agrees to issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that the Company shall not request that the Issuing Bank issue (and the Issuing Bank shall not issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

            (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the Letter of Credit Subfacility Commitment;

            (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five (5) Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided, that the immediately preceding clause (b) shall not prevent the Issuing Bank from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods absent a Default or Event of Default, subject to the immediately preceding clause (a), not to exceed one year each unless the Issuing Bank elects not to extend for any such additional period; provided, further, that, unless the Requisite Lenders otherwise consent, the Issuing Bank shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that a Default or Event of Default has occurred and is continuing on the last day on which such Issuing Bank may give notice to the beneficiary that it will not extend such Standby Letter of Credit;


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

            (iv) any Commercial Letter of Credit (a) having an expiration date later than the earlier of (x) thirty (30) days prior to the Revolving Loan Commitment Termination Date and (y) the date which is one hundred eighty
      (180) days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the Issuing Bank in its reasonable discretion;

            (v) any Letter of Credit denominated in a currency other than Dollars; or

            (vi) any Letter of Credit during any period when a Lender Default exists, unless the Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate the Issuing Bank's risk with respect to the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage (after giving effect to the issuance of the proposed Letter of Credit).

      B. Mechanics of Issuance.

            (i) Notice of Issuance. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Issuing Bank, at the Letter of Credit Issuing Office, and the Administrative Agent, at the Funding and Payment Office, a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of or maximum aggregate liability under, as applicable, the Letter of Credit,
      (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment thereunder; provided that the Issuing Bank, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; provided further that no Letter of Credit shall require payment against a conforming draft or other request for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such draft or other request for payment is required to be presented is located) that such draft or other request for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Bank) on such Business Day.

            The Company shall notify the Issuing Bank and the Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which the Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, the Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which the Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

            (ii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard procedures, and upon


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      its issuance of such Letter of Credit the Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

            (iii) Reports to Lenders. Within thirty (30) days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, the Issuing Bank shall deliver to the Administrative Agent and the Administrative Agent shall deliver to each Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

      C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawings honored or payments made thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn or required to be paid thereunder.

3.2 Letter of Credit Fees.

      The Company agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it for the account of the Company:

            (i) with respect to each Letter of Credit, (a) a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a Letter of Credit fee equal to the product of (x) the then Applicable Eurodollar Rate Margin with respect to Revolving Loans and (y) the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to the last Business Day in each of March, June, September and December of each year, commencing December 1998, and on the Revolving Loan Commitment Termination Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by such Issuing Bank of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Bank shall distribute to each other Lender having Revolving Loan Exposure its Pro Rata Share of such amount.

3.3 Drawings and Payments and Reimbursement of Amounts Drawn or Paid Under Letters of Credit.

      A. Responsibility of Issuing Bank With Respect to Requests For Drawings and Payments. In determining whether to honor any drawing or request for payment under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the


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documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

      B. Reimbursement by the Company of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing or request for payment under a Letter of Credit issued by it, the Issuing Bank shall immediately notify the Company and the Administrative Agent, and the Company shall reimburse such Issuing Bank on or before the Business Day on which such drawing is honored or such payment is made (the applicable "Reimbursement Date") in an amount in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Administrative Agent and the Issuing Bank prior to 12:00 Noon (New York time) on the date of such honored drawing or request for payment that the Company intends to reimburse such Issuing Bank for the amount of such honored drawing or payment with funds other than the proceeds of Revolving Loans, the Company shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent requesting the Lenders to make Revolving Loans which are Base Rate Loans on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, the Lenders shall, on the applicable Reimbursement Date, make Revolving Loans in the amount of such honored drawing or payment, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing or payment; provided further that if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment, the Company shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing or payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and the Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

      C. Payment by Lenders of Unreimbursed Drawings or Payments Under Letters of Credit.

            (i) Payment by Lenders. In the event that the Company shall fail for any reason to reimburse any Issuing Bank as provided in subsection 3.3B in an amount equal to the amount of any honored drawing or payment made by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each other Lender of the unreimbursed amount of such honored drawing or payment and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Bank an amount equal to its respective participation, in same day funds, at the office of such Issuing Bank specified in such notice, not later than 2:00 P.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender fails to make available to such Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Bank any amounts made available


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

      by such Lender to such Issuing Bank pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank.

            (ii) Distribution to Lenders of Reimbursements Received From the Company. In the event any Issuing Bank shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any honored drawing or payment made by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing or payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Bank from the Company in reimbursement of such honored drawing or payment when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

      D. Interest on Amounts Drawn or Paid Under Letters of Credit.

            (i) Payment of Interest by the Company. The Company agrees to pay to each Issuing Bank, with respect to drawings or payments made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such drawing or payment from the date such drawing is honored or payment is made to but excluding the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored or payment is made to but excluding the applicable Reimbursement Date, the Base Rate plus the Applicable Base Rate Margin with respect to Revolving Loans, and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest described in the foregoing clause (a). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing or payment under a Letter of Credit is reimbursed in full.

            (ii) Distribution of Interest Payments by Issuing Bank. Promptly upon receipt by any Issuing Bank of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Bank shall distribute to each other Lender, out of the interest received by such Issuing Bank in respect of the period from the date of the applicable honored drawing or payment under a Letter of Credit issued by such Issuing Bank to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing or payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored or payment had been made under such Letter of Credit, and (b) in the event such Issuing Bank shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing or payment, such Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing or payment such other Lender's Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such drawing or payment so reimbursed by other Lenders for the period from the date on which such Issuing Bank was so reimbursed by other Lenders to and including the date on


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

      which such portion of such drawing or payment is reimbursed by the Company. Any such distribution shall be made to a Lender at its Lending Office set forth on Schedule 2.1 or at such other address as such Lender may request.

3.4 Obligations Absolute.

      The obligation of the Company to reimburse each Issuing Bank for drawings honored or payments made under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to subsection 3.3B and the obligations of the Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which the Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank or other Lender or any other Person or, in the case of a Lender, against the Company whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which appears to substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that Default or Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 Indemnification; Nature of Issuing Lender's Duties.

      A. Indemnification. In addition to amounts payable as provided in subsection 3.6, the Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including


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

reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Bank to honor a drawing or other request for payment under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

      B. Nature of Issuing Bank's Duties. As between the Company and any Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing or payment under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Company.

      Notwithstanding anything to the contrary contained in this subsection 3.5, the Company shall retain any and all rights it may have against any Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a final judgment of a court of competent jurisdiction.

3.6 Increased Costs and Taxes Relating to Letters of Credit.

      In the event that any Issuing Bank or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by any Issuing Bank or Lender with any guideline, request or


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

directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) results in any change in the basis of taxation of such Issuing Bank or any Lender (or its applicable lending or letter of credit office) (other than a change with respect to any Tax on the overall net income of such Issuing Bank or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Bank;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Bank or participations therein purchased by any Lender; or

            (iii) imposes any other condition on or affecting such Issuing Bank or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Bank or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Bank or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Company shall promptly pay to such Issuing Bank or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (reasonably determined by such Issuing Bank or Lender) as may be necessary to compensate such Issuing Bank or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Bank or Lender shall deliver to the Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Bank or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                   SECTION 4.
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

      The obligations of the Lenders to make loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 Conditions to Term Loans; Initial Revolving Loans.

      The obligations of the Lenders to make the Term Loans and the Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

      A. Parent and Company Documents. On or before the Closing Date, each of the Parent and the Company shall deliver or cause to be delivered to the Lenders and Agents (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and Agent and its counsel) the following, each, unless otherwise noted, dated the Closing Date:


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            (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each state in which any of its Real Property Asset is located and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

            (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the Transaction Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) Incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party as of the Closing Date;

            (v) Executed originals of this Agreement and the other Loan Documents to which it is a party;

            (vi) Certified copies of each of the other Transaction Documents to which it is a party; and

            (vii) Such other documents as the Administrative Agent may reasonably request.

      B. Subsidiary Documents. On or before the Closing Date, the Company shall deliver or cause to be delivered to the Lender and Agents (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and Agent and its counsel) the following for each of its Subsidiaries (which may be waived by the Agents for any Subsidiaries of the Company with respect to the items described in clause (i) below) after giving effect to the Transactions, each, unless otherwise noted, dated the Closing Date:

            (i) Certified copies of the Organizational Certificate, together with a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, each state in which a Real Property Asset of such Subsidiary is located and each other jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date;

            (ii) Copies of the Organizational Documents of such Subsidiary, certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (iii) Copies of the Organizational Authorizations of such Subsidiary approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty or the Foreign Subsidiary Guaranty, as the case may be, and the other Loan Documents to which such Subsidiary is party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) Incumbency certificates of its officers executing the Subsidiary Guaranty or the


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

      Foreign Subsidiary Guaranty, as the case may be, and the other Loan Documents to which such Subsidiary is party;

            (v) Executed originals of the Subsidiary Guaranty or the Foreign Subsidiary Guaranty, as the case may be, and the other Loan Documents to which such Subsidiary is party, it being understood that (a) the Collateral Documents to which Newmall and Wellman UK are to be parties shall, if requested by the Agents, be governed by English law pursuant to documentation reasonably satisfactory in form and substance to the Agents and (b) Excluded Foreign Subsidiaries shall not be required to become parties to the Loan Documents;

            (vi) Certified copies of each of the other Transaction Documents to which such Subsidiary is a party; and

            (vii) Such other documents as any Agent may reasonably request.

      C. Consummation of Transactions.

            (i) (a) Each of the Transaction Documents (other than the documentation described in clause (viii) of the definition thereof) shall be in form and substance reasonably satisfactory to the Agents and each such Transaction Document shall be in full force and effect; provided that the terms and conditions of any Transaction Document dated and delivered to the Agents and the Lenders prior to the date hereof shall be deemed satisfactory to the Agents and the Lenders to the extent there has been no material amendments or other modifications thereto and (b) all conditions to the Transactions set forth in the Transaction Documents (other than the documentation described in clause (viii) of the definition thereof) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Agents;

            (ii) the Existing Investors shall have made, and Newmall shall have received, the Equity Contribution and Newmall shall have applied the proceeds thereof to repay the Newmall ESP Intercompany Indebtedness and the Agents shall have received evidence reasonably satisfactory to it of the foregoing;

            (iii) the Newmall Stock Contribution shall have been consummated in accordance with the Newmall Stock Contribution Agreement and the Agents shall have received evidence reasonably satisfactory to them of the foregoing;

            (iv) (a) the Parent shall have effected and consummated the issuance of the Senior Discount Notes and received gross cash proceeds, net of reasonable fees and expenses, of at least $100,000,000 in connection therewith, the Parent shall have contributed such proceeds to the Company and the Agents shall have received evidence reasonably satisfactory to them of the foregoing, and (b) the Company shall have effected and consummated the issuance of the Senior Subordinated Notes and received gross cash proceeds, net of reasonable fees and expenses, of at least $100,000,000 and the Agents shall have received evidence satisfactory to them of the foregoing;

            (v) each of the Debt Tender Offer, the purchase of all Existing Senior Notes and Existing Senior Subordinated Notes tendered pursuant thereto (or, to the extent not tendered pursuant thereto, the defeasance thereof to the respective earliest possible voluntary redemption


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

      dates thereunder following the Closing Date) and the Existing Indentures Amendments shall have been effected and consummated and the Agents shall have received evidence reasonably satisfactory to them of the foregoing;

            (vi) Stone Rivet shall have effected and consummated the Shares Tender Offer and the Shares Acquisition for an aggregate purchase price, when taken together with the consideration to be paid pursuant to the ENR Merger and option spread payments, not in excess of $266,300,000 and the Agents shall have received evidence reasonably satisfactory to them of the foregoing;

            (vii) the ENR Merger shall have been effected and consummated and the Agents shall have received a certified copy of the Merger Certificate;

            (viii) the Company Stock Contribution shall have been consummated in accordance with the Company Stock Contribution Agreement and the Agents shall have received evidence reasonably satisfactory to them of the foregoing;

            (ix) the inter-company loans contemplated by the definition of "Transactions" shall have been made and the Agents shall have received evidence reasonably satisfactory to them of the foregoing;

            (x) all restricted cash of ENR and its Subsidiaries (including, without limitation, cash securing any of their Indebtedness or other obligations, but excluding up to $5,000,000 of cash securing performance bonds in respect of State Contracts and certain outstanding letters of credit) shall have become unrestricted cash and shall have been used towards the funding of the Transactions and Transaction Costs;

            (xi) each of the other Transactions shall have been effected and consummated to the reasonable satisfaction of the Agents; and

            (xii) the Agents shall be reasonably satisfied with all matters relating to the Transactions that could have a Material Adverse Effect, including, without limitation, with (a) all material legal, tax and accounting matters relating to the Transactions, and (b) the ability of Subsidiaries of the Company, ENR and ESP to transfer funds to the Company, ENR and ESP and the withholding tax consequences thereof.

      D. Repayment of Existing Debt. After giving effect to the Transactions, all Existing Debt shall have been paid in full (or, in the case of the Existing Senior Notes and the Existing Senior Subordinated Notes, purchased pursuant to the Debt Tender Offer or, to the extent not tendered pursuant thereto, a notice to redeem on the earliest possible voluntary redemption dates thereunder following the Closing Date shall have been delivered), any commitments to lend thereunder shall have been terminated, all security interests created to secure the obligations arising in connection therewith shall have been terminated or effectively assigned to the Collateral Agent for the benefit of the Lenders, and the Company shall have delivered to the Administrative Agent UCC-3 termination statements or assignments (or comparable forms) and any and all other instruments of release, satisfaction, assignment and/or reconveyance (or evidence of the filing thereof) as may be necessary or advisable to terminate or assign to the Collateral Agent for the benefit of the Lenders all such security interests and all other security interests in the Collateral. The aggregate amount of principal and premium required to repay, purchase and defease, as applicable, all of the Existing Debt shall not exceed $442,800,000 or such larger amount, if any, as is satisfactory to the Requisite Lenders in their sole discretion.


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

      E. Necessary Consents. The Parent and the Company shall have obtained all consents of Governmental Authorities and other Persons necessary or advisable in connection with the Transactions and the continued operation of the business conducted by the Company and its Subsidiaries, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agents (other than those listed on Schedule 4.1E the failure to obtain which, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect). All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired.

      F. Perfection of Security Interests. The Parent and the Company shall have taken or caused to be taken such actions in such a manner so that the Collateral Agent has a valid and perfected First Priority security interest in the entire personal property (both tangible and intangible) and mixed Collateral. Such actions shall include, without limitation: (i) the delivery pursuant to the applicable Collateral Documents of (a) such certificates or other instruments (each of which shall be registered in the name of the Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock or equivalent powers duly endorsed in blank, all in form and substance satisfactory to the Collateral Agent) representing all of the shares or other interests of Capital Stock required to be pledged pursuant to the Collateral Documents and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Collateral Agent) evidencing any Collateral; (ii) the delivery to the Collateral Agent of (a) the results of a recent search, by a Person satisfactory to the Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search; (iii) the delivery to the Collateral Agent of Uniform Commercial Code financing statements executed by the applicable Loan Parties as to all such Collateral granted by such Loan Parties for all jurisdictions as may be necessary or desirable to perfect Administrative Agent's security interest in such Collateral; (iv) the delivery to the Collateral Agent of evidence reasonably satisfactory to the Collateral Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements and releases and filings with the PTO and the United States Copyright Office with respect to Intellectual Property of the Company and its Subsidiaries), recordings and other actions the Collateral Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to the Collateral Agent in personal (both tangible and intangible) and mixed property shall have been made; and (v) such other filings, registrations, recordings and other actions the Collateral Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to the Collateral Agent in any Collateral, which by the nature, location or pledgor thereof, should be made or taken in or with respect to any foreign jurisdiction.

      G. Real Property. The Administrative Agent and the Collateral Agent shall have received from the Company and each applicable Subsidiary Guarantor unless waived by the Administrative Agent (in which case, any waived items shall be delivered pursuant to subsection 6.12D):

            (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
      Schedule 4.1G annexed hereto (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");


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            (ii) [RESERVED];

            (iii) Title Insurance. (a) ALTA standard form mortgagee title insurance policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Schedule 4.1G annexed hereto, in amounts not less than the respective amounts designated on such Schedule with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and insuring the Collateral Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception limited to matters occurring after the date of the most recent survey, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Collateral Agent and
      (2) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and (b) evidence satisfactory to the Collateral Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

            (iv) Title Reports. With respect to each Closing Date Mortgaged Property listed in Schedule 4.1G annexed hereto, a title report issued by the Title Company with respect thereto, dated a date, and in form and substance, satisfactory to the Administrative Agent;

            (v) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to clause (iv) above; and

            (vi) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgment of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

      H. Solvency Appraisal; Financial Condition Certificate. The Company shall have delivered to the Administrative Agent (with copies for each Lender) (i) a certificate from the chief


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financial officer of the Company, substantially in the form of Exhibit XVI annexed hereto, and (ii) an opinion from an independent valuation consultant in form, scope and substance satisfactory to the Agents, in each case, dated the Closing Date and with appropriate attachments, demonstrating that after giving effect to the consummation of the Transactions and the financing transactions contemplated hereby, the Company and its Subsidiaries are and will be Solvent.

      I. Transaction Costs. On or prior to the Closing Date, the Company shall have delivered to the Administrative Agent (with copies for each Lender) a schedule, in a form satisfactory to the Agents, setting forth the Company's reasonable best estimate of the Transaction Costs (other than fees payable to any of the Agents) and such estimate (together with all fees payable to the Agents) shall not exceed $53,000,000.

      J. Opinions of Loan Parties' Counsel. The Agents and their respective counsel shall have received originally executed copies for each Agent and Lender of one or more favorable written opinions of (i) White & Case LLP, special New York counsel for the Loan Parties, and (ii) Shaw, Pittman, Potts & Trowbridge, special counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits X - A and B, respectively, and otherwise reasonably satisfactory to the Agents.

      K. Opinions of Counsel in the Transactions. The Agents and their respective counsel shall have received copies of each legal opinion delivered by any counsel for any Loan Party pursuant to the Transaction Documents, together with a letter from counsel rendering each such opinion authorizing the Agents and the Lenders to rely upon the applicable opinion to the same extent as though it were addressed to the Agents and the Lenders.

      L. Opinions of Administrative Agent's Counsel. The Agents shall have received originally executed copies for each Agent and Lender of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as the Administrative Agent acting on behalf of the Lenders may reasonably request.

      M. Fees and Expenses. The Company shall have paid to the Administrative Agent, for distribution (as appropriate) to the Agents and the Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and any expenses owing to any such Person by the Company as of the Closing Date.

      N. Financial Statements. On or before the Closing Date, the Administrative Agent and the Lenders shall have received from each of the Company, ENR and ESP, the financial information and projections described in subsection 5.3 hereof, together with supporting documentation in respect thereof, all in form and substance satisfactory to the Agents.

      O. Insurance Appraisal; Evidence of Insurance. The Administrative Agent shall have received (i) a copy of the insurance report, prepared by Persons reasonably satisfactory to the Agents, with respect to the Company and its Subsidiaries and such report shall be in form, scope and substance satisfactory to the Agents, and (ii) satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 6.4, and the Agents shall be satisfied with the nature and scope of these insurance policies.


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      P. Environmental. (i) The Administrative Agent shall have received information in form, scope and substance reasonably satisfactory to the Agents with respect to all Environmental Liabilities to which any Loan Party or its Subsidiaries may be subject, and (ii) the Agents shall be reasonably satisfied that the amount and nature of any such Environmental Liabilities and the plans of each Loan Party with respect thereto, could not be reasonably expected to have a Material Adverse Effect.

      Q. No Material Adverse Effect. (i) Since December 31, 1997, (x) no Material Adverse Effect shall have occurred, and (y) there shall not have been any material adverse change, or any event, condition (financial or otherwise) or development that could reasonably be expected to have a material adverse change, in or affecting the general affairs, industry, management, condition, financial position, prospects, shareholders equity or results of operations of the Company Group taken as a whole, the ESP Group taken as a whole or the ENR Group taken as a whole, (ii) any information submitted to Agents shall not have been inaccurate, incomplete or misleading in any respect, which the Agents, in their good faith judgment, deem to be material and adverse, and (iii) there shall not have occurred or become known to any of the Agents or the Lenders any event or events, adverse condition or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      R. Corporate and Capital Structure, Ownership, Management, Etc.

            (i) Corporate Structure. The corporate organizational structure of the Company and its Subsidiaries, both before and after giving effect to the Transactions, shall be as set forth on Schedule 4.1R annexed hereto.

            (ii) Capital Structure and Ownership. The respective capital structures and ownership of the Parent and the Company, in each case after giving effect to the Transactions, shall be as set forth on Schedule 4.1R annexed hereto.

            (iii) Management; Employment Contracts. The management structure of the Company after giving effect to the Transactions shall be as set forth on Schedule 4.1R annexed hereto. The Agents shall have received copies of, and shall be reasonably satisfied with the form and substance of, any and all employment contracts with senior management of the Company and its Subsidiaries after giving effect to the Transactions.

      S. Representations and Warranties; Performance of Agreements. The Company shall have delivered to the Agents (with a sufficient number of originally executed counterparts for the Lenders) an Officer's Certificate, in form and substance satisfactory to the Agents, to the effect that the representations and warranties in Section 5 hereof are true and correct in all material respects on and as of the Closing Date, and both before and after giving effect to the Transactions, to the same extent as though made on and as of that date and that the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date.

      T. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Agents and their respective counsel, and the Agents and such counsel shall have received all such counterpart originals or certified copies of such documents, instruments and legal opinions as any of the Agents may reasonably request.

      U. No Litigation. There shall be no litigation or administrative proceedings or other legal or


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regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on any of the Transactions.

4.2 Conditions to All Loans.

      The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

      A. The Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer or the chief financial officer of the Company or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company in a writing delivered to the Administrative Agent.

      B. As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute a Default or Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by it on or before that Funding Date;

            (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it, on that Funding Date;

            (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

            (vi) There shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, Environmental Claim, governmental investigation or arbitration against or affecting the Parent, the Company or any of the Company's Subsidiaries or any property of the Parent, the Company or any of the Company's Subsidiaries that has not been disclosed by the Company in writing and that is required to be so disclosed pursuant to subsection 5.6, 5.13 or 6.1(x) prior to the making of the last preceding Loans, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, Environmental Claim, governmental investigation or arbitration so disclosed that, in either event, in the opinion of the Administrative Agent or of the Requisite Lenders, would be expected to have a Material Adverse


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      Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of any of the transactions contemplated by this Agreement, including the making of Loans hereunder.

4.3 Conditions to Letters of Credit.

      The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Bank is obligated to issue such Letter of Credit) is subject to the satisfaction on or prior to October 16, 1998 of the conditions set forth in subsection 4.1 and the satisfaction of the following additional conditions precedent:

      A. On or before the date of issuance of such Letter of Credit, the Issuing Bank and the Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, signed by the chief executive officer or the chief financial officer or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company and the Company in a writing delivered to the Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

      B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make the Loans, to induce the Issuing Bank to issue Letters of Credit and to induce the other Lenders to purchase participations therein, each of the Parent and the Company represents and warrants to each Lender and the Issuing Bank, on the date of this Agreement, on the Closing Date, on each Funding Date, and on the date of issuance of each Letter of Credit, that the following statements are true and correct.

5.1 Organization, Powers, Qualification, Good Standing, Business and
    Subsidiaries.

      A. Organization and Powers. The Parent, the Company and each of the Company's Subsidiaries which is a corporation are duly organized, validly existing and in good standing under the laws of their respective states of organization. Each Subsidiary of the Company which is a partnership or limited liability company is a duly organized and validly existing limited partnership or limited liability company under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. The Parent, the Company and each of the Company's Subsidiaries has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own and operate their respective properties and to carry on their respective business as now conducted and as proposed to be conducted, and each Loan Party has all requisite corporate, partnership or limited liability company (as applicable) power and authority to enter into the Loan Documents, to carry out the transactions contemplated thereby and, in the case of the Company, to issue and pay the Notes.


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      B. Qualification and Good Standing. The Parent, the Company and each of the Company's Subsidiaries are qualified or authorized to do business and in good standing in every jurisdiction where their respective assets are located and wherever necessary to carry out their respective businesses and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

      C. Conduct of Business. The Parent, the Company and the Company's Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.12 and 7.15.

      D. The Company and Subsidiaries. All of the Subsidiaries of the Company as of the Closing Date (after giving effect to the Transactions) are identified in
Schedule 5.1 annexed hereto, as it may be supplemented from time to time in accordance with the provisions of subsection 6.9. The Capital Stock or other equity interests of the Company and each of the Subsidiaries identified in
Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock (other than Capital Stock of ENR prior to the ENR Merger) or other equity interests constitutes Margin Stock.
Schedule 5.1 annexed hereto correctly sets forth the ownership interest of the Company in each of its Subsidiaries identified therein. Other than the Company, the Parent has no direct Subsidiaries or Investments in any Person.

5.2 Authorization of Borrowing, etc.

      A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate and/or partnership (as applicable) action on the part of each of the Loan Parties party thereto.

      B. No Conflict. After giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, the execution, delivery and performance by each of the applicable Loan Parties of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Parent, the Company or any of the Company's Subsidiaries, the Organizational Certificate or any other Organizational Documents of the Parent, the Company or any of the Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Parent, the Company or any of the Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Parent, the Company or any of the Company's Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Parent, the Company or any of the Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent), or (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of the Parent, the Company or any of the Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and have been disclosed in writing to the Lenders.

      C. Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other


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governmental authority or regulatory body except to the extent obtained on or before the Closing Date.

      D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      E. Collateral Documents. The security interests created in favor of the Collateral Agent under the Collateral Documents will at all times from and after the Closing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and perfected First Priority Lien on all of the Collateral referred to therein in favor of the Collateral Agent for the benefit of the Lenders. Each Loan Party has good title to its respective Collateral. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and other than the filing of Uniform Commercial Code Financing Statements delivered to the Collateral Agent for filing but not yet filed, and the periodic filing of Uniform Commercial Code continuation statements in respect of Uniform Commercial Code financing statements filed by or on behalf of the Collateral Agent.

      F. Absence of Third-Party Filings. Except such as may have been filed in favor of the Collateral Agent as contemplated by subsection 5.2E and except as set forth on Schedule 7.2A annexed hereto, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file with the PTO or any other Governmental Authority.

      G. Margin Regulations. Immediately after giving effect to the ENR Merger, the Capital Stock of ENR shall not be Margin Stock. Neither the making of the Loans nor the pledge of the Collateral (including, with limitation, the Capital Stock of ENR) pursuant to the Collateral Documents violates Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

5.3 Financial Condition; Projections.

      A. Financial Statements. The Company has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information:

            (i) with respect to the Company, (a) pro forma quarterly consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1998, together with a related pro forma consolidated statements of income for the Fiscal Quarter then ended, reflecting the consummation of the Transactions, and (b) pro forma annual Statements of income of the Company and its Subsidiaries for Fiscal Year 1997, reflecting the consummation of the Transactions;

            (ii) with respect to ESP, (a) unaudited consolidated balance sheets of ESP and its Subsidiaries as at June 30, 1998 and March 31, 1998, together with the related consolidated statements of income and cash flows for such period, and (b) audited financial statements of ESP and its Subsidiaries for Fiscal Years 1995, 1996 and 1997, consisting of consolidated balance sheets and the related consolidated statements of income for such Fiscal Years, together with the


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      reports on such consolidated financial statements of the applicable certified public accountants setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year; and

            (iii) with respect to ENR, (a) unaudited consolidated balance sheets of ENR and its Subsidiaries as at December 31, 1997, June 30, 1998 and March 31, 1998, in each case, for the fiscal quarter then ended, together with the related consolidated and consolidating statements of income and cash flows for such period, and (b) audited financial statements of ENR and its Subsidiaries for each of its fiscal years ended September 30, 1995, 1996 and 1997, consisting of consolidated balance sheets and the related consolidated statements of income, operations, stockholder's equity and cash flows for such fiscal year, together with the report on such consolidated financial statements of the applicable certified public accountants setting forth in each case in comparative form the corresponding figures for the previous fiscal year;

together will all supporting documentation for any of the foregoing reasonably requested by the Administrative Agent. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. Neither the Company nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the financial statements referred to in the preceding clauses of this subsection, the most recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (but only in the case of any making or deemed making of this representation and warranty at any time on or prior to the Closing Date) ENR and its Subsidiaries taken as a whole.

      B. Projections. On and as of the Closing Date, the projections of the Company and its Subsidiaries for the period from January 1, 1998 through December 31, 2006 previously delivered to the Lenders (the "Projections") are based on good faith estimates and assumptions made by the management of the Company, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Closing Date, management of the Company believed that the Projections were reasonable and attainable.

5.4 No Material Adverse Change; No Restricted Payments.

      Since December 31, 1997, no event or change has occurred that has caused or evidences or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect. Since December 31, 1997, neither the Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by subsection 7.5 and except for the Transactions.

5.5 Title to Properties; Liens; Real Property; Intellectual Property.


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      A. Title to Properties; Liens. After giving effect to the transactions contemplated hereby and by the other Transaction Documents to occur on the Closing Date, the Company and its Subsidiaries have good and marketable fee simple to or a valid leasehold interest in all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7 and except for such defects that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

      B. Real Property. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests of any Loan Party in real property and the Loan Party which owns such fee interest and (ii) all Leasehold Properties of any Loan Party. Except as specified in Schedule 5.5B annexed hereto, each lease or sublease, as applicable, for each such Leasehold Property is in full force and effect and the Company does not have knowledge of any material default by any party thereto that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

      C. Intellectual Property. The Company and its Subsidiaries own or have the valid right to use all trademarks and service marks, tradenames, patents, copyrights, trade secrets and technology used in or necessary to conduct the Company's and its Subsidiaries' business (collectively, the "Intellectual Property"), free and clear of any and all Liens other than Permitted Encumbrances. All registrations therefor are in full force and effect and are valid and enforceable. The conduct of the Company's and its Subsidiaries' business as currently conducted, including, but not limited to, all products, processes or services, made, offered or sold by the Company and its Subsidiaries, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To the best of the Company's and its Subsidiaries' knowledge, no third party is infringing upon the Intellectual Property in any material respect. Except as set forth in Schedule 5.5C, there is no pending or to the best of the Company's and its Subsidiaries' knowledge, threatened claim or litigation contesting the Company's right to own or use any material Intellectual Property or the validity or enforceability thereof.

5.6 Litigation; Adverse Facts.

      There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company (after due inquiry), threatened against or affecting the Parent, the Company or any of the Company's Subsidiaries or any property of the Parent, the Company or any of the Company's Subsidiaries that, either individually or in the aggregate together with all other such actions, proceedings and investigations, has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither the Parent, the Company nor any of the Company's Subsidiaries is
(i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other


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governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.7 Payment of Taxes.

      Except to the extent permitted by subsection 6.3, all material tax returns and reports of the Parent, the Company and the Company's Subsidiaries required to be filed by any of them have been timely filed and are true, correct and complete in all material respects, and all material taxes, assessments, fees and other governmental charges upon the Parent, the Company and the Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither the Parent, the Company nor any of the Company's Subsidiaries knows of any proposed tax assessment against the Parent, the Company or any of the Company's Subsidiaries other than those which are being actively contested by the Parent, the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

5.8 Performance of Agreements; Materially Adverse Agreements.

      A. Neither the Parent, the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, individually or in the aggregate, where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect. Each State Contract in effect as of the Closing Date after giving effect to the Transactions is listed on Schedule 5.8 annexed hereto.

      B. Neither the Parent, the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected (based upon assumptions that are reasonable at the time made) to result in, individually or in the aggregate, a Material Adverse Effect.

5.9 Governmental Regulation.

      Neither the Parent, the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 Securities Activities.

      Neither the Parent, the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11 Employee Benefit Plans.

      A. Schedule 5.11 annexed hereto sets forth a list of each Pension Plan, Multiemployer Plan,


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and each "welfare plan" (as defined in Section 3(1) of ERISA) which provides post-retirement benefits other than benefits as required under Part 6 of Title I of ERISA. The Company and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not have a Material Adverse Effect on the Company or any of its ERISA Affiliates. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Company or any of its ERISA Affiliates to be, incurred by the Company or any of its ERISA Affiliates.

      B. No ERISA Event has occurred which has resulted or is reasonably likely to result in any material liability of the Company or any of its ERISA Affiliates to the PBGC or to any other Person.

      C. Except to the extent required under Section 4980B of the Internal Revenue Code and/or Section 601 of ERISA, neither the Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Company or any of its Subsidiaries other than as set forth on
Schedule 5.11 annexed hereto.

      D. No Pension Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

      E. The Borrower and each or its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except to the extent that such non-compliance therewith or default would not, either individually or in the aggregate, have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to have a Material Adverse Effect.

5.12 Certain Fees.

      No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the loan transactions contemplated hereby, and the Company hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Matters.

            (i) The Company, each of its Subsidiaries (including without limitation, all operations and conditions at or in the Facilities presently owned and operated by the Company or its Subsidiaries), and, to the knowledge of the Company (after due inquiry), each of the tenants under any leases or occupancy agreements affecting any portion of any Facilities presently owned


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

      or operated by the Company or its Subsidiaries, are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company, each of its Subsidiaries and each of such tenants of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company (after due inquiry), any tenants under any leases or occupancy agreements affecting any portion of the Facilities presently owned or operated by the Company or its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Company, any of its Subsidiaries, or any such tenant is not in such compliance, and there are no past or present (or to the best knowledge of the Company, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

            (ii) There is no Environmental Claim pending or threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each such case which, individually or in the aggregate, would have a Material Adverse Effect.

            (iii) There are no past or present (or to the best knowledge of the Company, future) actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each such case which would have a Material Adverse Effect.

            (iv) The Company and its Subsidiaries have not, and to the best knowledge of the Company, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances), in each case, which, individually or in the aggregate, would have a Material Adverse Effect.

            (v) No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

            (vi) Without in any way limiting the generality of the foregoing, except as would not have a Material Adverse Effect, none of the Facilities contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.


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5.14 Employee Matters.

      There is no strike or work stoppage in existence or threatened involving the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 Solvency.

      Each Loan Party is, and the Parent, the Company and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Loan Party (including, without limitation, the making of the Loans, the delivery of the Guaranties and the Liens created by the Collateral Documents) on any date on which this representation is made, and after giving effect to the Transactions and the incurrence of Indebtedness in connection therewith, will be, Solvent.

5.16 Transaction Documents

      A. Delivery of Transaction Documents. The Parent and the Company have delivered to the Agents complete and correct copies of each Transaction Document and of all exhibits and schedules thereto.

      B. Representations and Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, (i) each of the representations and warranties of any Loan Party made in any other Transaction Document and (ii) to the best of the Company's knowledge, each of the representations and warranties of any party other than a Loan Party, an Agent or a Lender made in any Transaction Document, in each case, except to the extent set forth in the schedules to such Transaction Documents, was true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

      C. Governmental Authorizations. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Transaction Documents or to consummate the Transactions have been obtained and are in full force and effect.

      D. Conditions and Consummation. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Transaction Documents have been duly satisfied or, with the consent of the Requisite Lenders, waived, and (ii) each of the Transactions have been consummated in accordance with the Transaction Documents and all applicable laws.

5.17 Disclosure.

      The representations and warranties of the Parent, the Company and its Subsidiaries contained in the Loan Documents and the information contained in the other documents, certificates and written statements furnished to any of the Agents or the Lenders (including, without limitation, the Information Memorandum) by or on behalf of the Parent, the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Loan Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Company or the applicable Subsidiary, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time


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made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. There is no fact known to the Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

5.18 Subordination of Subordinated Indebtedness.

      The subordination provisions of any Subordinated Indebtedness are enforceable against the holders thereof, and the Loans and other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" or "Senior Debt", as the case may be, included in such provisions.

5.19 Year 2000 Problems.

      The Company and its Subsidiaries have (i) engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective Systems; (ii) adopted and are successfully implementing a plan of correction ("Plan of Correction") which, the Company reasonably believes will result in a substantial elimination of Year 2000 Problems (and, in any event, all Year 2000 Problems which could reasonably be expected to have a Material Adverse Effect) which might have a Material Adverse Effect and, in the case of all Systems (as defined in the definition of Year 2000 Problems) critical to the business or operations of the Company and its Subsidiaries, elimination in all material respects of Year 2000 Problems prior to any processing failure of a System or Systems due to Year 2000 Problems which might have a Material Adverse Effect; (iii) adopted and are successfully implementing validation procedures calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Problems in substantially all Systems and all Systems critical to the business or operations of the Company and its Subsidiaries; (iv) adopted and are successfully implementing policies and procedures requiring regular reports to, and monitoring by, senior management of the Company concerning the foregoing matters; and (v) provided the Administrative Agent true and correct copies of the written Plan of Correction, and related implementation budgets, reviewed and approved by each applicable Subsidiary's Board of Directors.

      The Company reasonably believes that, as relating to each of the Company Group taken as a whole, the ESP Group taken as a whole and the ENR Group taken as a whole, (x) the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing of all Systems and the correction of Year 2000 Problems, in each case, which, individually or in the aggregate, if not corrected could reasonably be expected to have a Material Adverse Effect, will be completed on or prior to June 30, 1999, (y) a Material Adverse Effect will not occur as a result of any Year 2000 Problem, and (z) the aggregate costs and expenses incurred and reasonably expected to be incurred in connection with the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing and monitoring of all Systems and the correction of Year 2000 Problems, could not reasonably be expected to have a Material Adverse Effect.

5.20 Tax Classification.

      Each of Newmall and Wellman UK has made a timely and effective election to be as of the Closing Date, and at all times from and after the Closing Date, will be, disregarded as an entity separate


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from its owner within the meaning of Treasury Regulation Section 1.7701-3(b)
under the Internal Revenue Code and each similar state or local tax law.

5.21 Parent.

      On the Closing Date, after giving effect to the Transactions, the Parent
(i) has not incurred, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever (whether absolute, contingent or otherwise) other than its obligations under the Transaction Documents to which it is a party, (ii) is the owner of all of the outstanding Capital Stock of the Company and has not created or suffered to exist any Lien upon any property or assets owned by it, including, without limitation, the Capital Stock of the Company, other than the Liens created under the Collateral Documents to which it is a party, (iii) is not engaged in any business or activity and does not own any assets or property other than holding the Capital Stock of the Company and performing its obligations under the Transaction Documents to which it is a party and (iv) is not a party to, or bound by, any document, instrument or agreement other than the Loan Documents and Transaction Documents to which it is a party.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

      The Parent and the Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, the Parent and the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 Financial Statements and Other Reports.

      The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Administrative Agent:

            (i) Monthly Financials: as soon as available and in any event within thirty (30) days after each calendar month-end commencing with the calendar month ending October 31, 1998, or in the case of the third month of any fiscal quarter, within forty-five (45) days after the end of such month, (a) the respective consolidated balance sheets as at the end of each fiscal month of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ENR Group and the ESP Group, in each case, together with the related consolidated statements of income, and consolidated statement of cash flows of each such Group for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of each such Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; (b) the consolidating work sheets of each of the Company Group, the Company Group excluding


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      Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) as the end of each fiscal month for the period from the beginning of the then current Fiscal Year to the end of such month, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and (c) a narrative report describing the operations of each of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group and the ENR Group taken as a whole, in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

            (ii) Quarterly Financials: as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1998, (a) the respective consolidated balance sheets of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group and the ENR Group as at the end of such Fiscal Quarter and the related consolidated statements of income and consolidated statement of cash flows each such Group for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in the case of statements of income only, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of each such Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; (b) the consolidating work sheets of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) as the end of such Fiscal Quarter for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and (c) a narrative report describing the operations of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group and the ENR Group, in each case, taken as a whole, in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

            (iii) Year-End Financials: as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (a) the respective consolidated balance sheets of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group and the ENR Group as at the end of such Fiscal Year and the related consolidated statements of income and consolidated statement of cash flows of each such Group for such Fiscal Year, setting forth, in the case of statements of income only, in comparative form the corresponding figures for


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      the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of each such Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated; (b) the consolidating work sheets of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) at the end of such Fiscal Year for such Fiscal Year, all prepared in accordance with the GAAP and in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group (as an integrated unit) and the ENR Group (as an integrated unit) as at the dates indicated and the results of their operations and their cash flows for the periods indicated; (c) a narrative report describing the operations of the Company Group, the Company Group excluding Excluded Foreign Subsidiaries, the ESP Group and the ENR Group, in each case, taken as a whole, in the form prepared for presentation to senior management for such Fiscal Year; and (d) in the case of such consolidated financial statements of the Company Group, a report thereon of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer did not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

            (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of any Group delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i),
      (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of each affected Group for (y) the current


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      Fiscal Year to the effective date of such change and (z) the two (2) full fiscal years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of the Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change, if reasonably requested by the Administrative Agent;

            (vi) Accountants' Certification: together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a reading of the terms of this Agreement and the other Loan Documents as they relate to the covenants set forth in subsection 7.6 and accounting matters, and (b) stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to the covenants set forth in subsection 7.6 or accounting matters, that constitutes an Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

            (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Company by a national independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

            (ix) Events of Default, etc.: promptly upon any officer of the Company obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences or could be reasonably expected to cause, either in any case or in the aggregate, a Material Adverse


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      Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Company (or applicable Subsidiary) has taken, is taking and proposes to take with respect thereto;

            (x) Litigation or Other Proceedings: (a) promptly upon any officer of the Company obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to the Lenders or (Y) any material development in any Proceeding that, in any case:

                  (a) could reasonably be expected to have a Material Adverse
            Effect; or

                  (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to the Company to enable the Lenders and their counsel to evaluate such matters; and (b) within forty-five (45) days after the end of each fiscal quarter of the Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of its Subsidiaries equal to or greater than $2,500,000 and promptly after request by the Administrative Agent such other information as may be reasonably requested by the Administrative Agent to enable the Administrative Agent and its counsel to evaluate any of such Proceedings;

            (xi) ERISA Events: promptly upon the Company becoming aware of the occurrence of any ERISA Event that would result in a material liability of the Company or any of its ERISA Affiliates, a written notice specifying the nature thereof, what action the Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xii) ERISA Notices: with reasonable promptness, copies of (a) all written notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

            (xiii) Financial Plans: as soon as practicable and in any event no later than the beginning of each Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for the next succeeding Fiscal Year, including without limitation (a) forecasted consolidated balance sheet and forecasted consolidated and consolidating statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as the Administrative Agent may reasonably request, it being understood that, for purposes of the foregoing consolidating plans and forecasts, the Subsidiaries of the Company shall be deemed to be the ENR Group exclusive of Excluded Foreign Subsidiaries (taken as one entity), the ESP


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      Group exclusive of Excluded Foreign Subsidiaries (taken as one entity) and the Exclusive Foreign Subsidiaries (taken as one entity);

            (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by the Company and its Subsidiaries in the immediately succeeding Fiscal Year;

            (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Facility presently owned or operated by the Company or its Subsidiaries or which relate to any Environmental Liabilities of the Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (xvi) Regulatory Notices: as soon as practicable, notification of any change in any law, rule or regulation relating to vehicle emissions testing or regulations or any other business of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

            (xvii) Material Contracts: promptly after (a) any Material Contract is terminated or expires or is renewed or is, amended or otherwise modified in any material manner, (b) any new Material Contract is entered into, or (c) any notice or other communication is delivered by any party to any Material Contract pursuant thereto or in respect thereof relating to (x) any financial matter or other matter having financial consequences in excess of $2,500,000 or (y) any other non-financial matter which could reasonably be expected to have material consequence to the business of the Company or any of its Subsidiaries other than an Excluded Foreign Subsidiary (whether or not constituting a Material Adverse Effect), notice and a copy thereof and, in the case of any such renewal, amendment, other modification or new Material Contract, a description in reasonable detail of the material terms thereof; and

            (xviii) Other Information: with reasonable promptness, such other information and data with respect to the Parent, the Company or any of the Company's Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

6.2 Corporate Existence

      Except as permitted under subsection 7.7, the Parent and the Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of the Company and its Subsidiaries (on a consolidated basis) or the Loan Parties, taken as a whole.

6.3 Payment of Taxes and Claims; Tax Consolidation.

      A. The Parent and the Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect


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of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable which, if unpaid, might become a Lien (other than a Permitted Encumbrance) upon any of its properties or assets; provided that no such tax, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      B. The Parent and the Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or other similar income tax return with any Person (other than the Parent, the Company and Subsidiaries of the Company).

6.4 Maintenance of Properties; Insurance.

      The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds and with respect to liability customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of casualty insurance covering damage to or loss of property (other than property of any Foreign Subsidiary that is not a Foreign Subsidiary Guarantor) shall name the Collateral Agent for the benefit of the Lenders as additional insured and as the loss payee thereunder for all losses, subject to application of proceeds as required by subsection 2.4B(iii)(d), each such policy of liability insurance coverage shall name each of the Lenders and Agents as additional insureds, and all such policies of insurance shall provide for at least thirty (30) days' prior written notice to the Collateral Agent of any modification or cancellation of such policy.

6.5 Inspection; Lender Meeting.

      Each of the Parent and the Company shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and (unless a Default or Event of Default has occurred and is continuing, at the expense of the applicable Lender) any authorized representatives designated by any Lender to visit and inspect any of the properties of the Parent, the Company or any of the Company's Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, the Company will, upon the request of the Administrative Agent, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Company's corporate offices (or such other location as may be agreed to by the Company and the Administrative Agent) at such time as may be agreed to by the Company and the Administrative Agent.

6.6 Compliance with Laws, etc.

      The Parent and the Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority,


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noncompliance with which, individually or in the aggregate with other non-compliances, could reasonably be expected to cause a Material Adverse
Effect.

6.7 Environmental Disclosure and Inspection.

      A. The Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities presently owned or operated by the Company or its Subsidiaries and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

      B. The Company agrees that the Administrative Agent may, from time to time, retain, at the Company's expense, an independent professional consultant reasonably acceptable to the Company to review any report relating to Hazardous Materials prepared by or for the Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of its Subsidiaries, if (x) a Default or an Event of Default shall have occurred and be continuing, or (y) the Administrative Agent reasonably believes (1) that an occurrence relating to such Facility is likely to give rise to an Environmental Liability or (2) that a violation of an Environmental Law on or around such Facility has occurred or is likely to occur, which could, in either such case, reasonably be expected to result in a Material Adverse Effect. The Company agrees to use all reasonable efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated or used by the Company or any of its Subsidiaries. The Company shall use its reasonable efforts to obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to the Company, to enter into or on to the Facilities currently owned, leased, operated or used by the Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. The Company and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders' internal credit decisions, to monitor and police the Loans and to protect the Lenders' security interests, if any, created by the Loan Documents, and the Administrative Agent and the Lenders hereby acknowledge and agree any such report will be kept confidential by them to the extent permitted by law except as provided in the following sentence. The Administrative Agent agrees to deliver a copy of any such report to the Company with the understanding that the Company acknowledges and agrees that (i) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to the Company, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

      C. The Company shall promptly advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Hazardous Materials required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all communications (written or


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oral) with respect to any pending or threatened Environmental Claims in each such case which, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect or any and all material communications (written or oral) with respect to any Release or threatened Release of Hazardous Materials, (iii) any Cleanup performed by the Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Liability having a Material Adverse Effect, or (y) any Environmental Liabilities that could have a Material Adverse Effect, (iv) the Company's discovery of any occurrence or condition on any property that could cause any Facility presently owned or operated by the Company or its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that fairly suggests such agency is investigating whether the Company or any of its Subsidiaries may be potentially responsible for a Release or threatened Release of Hazardous Materials.

      D. The Company shall promptly notify the Administrative Agent of (i) any proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that could reasonably be expected to expose the Company or any of its Subsidiaries to, or result in, Environmental Liability that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by the Company or any of its Subsidiaries and (ii) any proposed action to be taken by the Company or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of the Company and its Subsidiaries as of the Closing Date.

      E. The Company shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8 The Company's Remedial Action Regarding Hazardous Materials.

      The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials on, under or affecting any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event the Company or any of its Subsidiaries undertakes any Cleanup action with respect to the presence, Release or threatened Release of any Hazardous Materials on or affecting any Facility, the Company or such Subsidiary shall conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials is being contested in good faith by the Company or such Subsidiary.

6.9 Execution of Guaranty and Collateral Documents by Future Subsidiaries.

      In the event that any Person becomes a Subsidiary of the Company (including, without limitation, any Domestic Subsidiary created in accordance with subsection 7.7(viii)), the Company will promptly notify the Administrative Agent of that fact and, unless such Subsidiary is an Excluded Foreign Subsidiary or an SPC, cause such Subsidiary on or prior to the time it becomes a Subsidiary to execute and deliver to the Administrative Agent and the Collateral Agent a counterpart of the Subsidiary and Parent Guaranty or


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the Foreign Subsidiary Guaranty, as the case may be, and the Pledge Agreement and the Security Agreement or the Foreign Subsidiary Pledge Agreement and a foreign law governed security agreement, as the case may be, and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of the Collateral Agent, for the benefit of the Lenders, a First Priority security interest in all of the real, mixed and personal property assets of such Subsidiary; provided, that a Foreign Subsidiary shall not be required to enter into any Loan Document and become a Foreign Subsidiary Guarantor if either (x) the grant by such Foreign Subsidiary of a Lien on all of its assets as security for the Obligations or (y) the guaranteeing by such Foreign Subsidiary of the Obligations, or both, would in the good faith reasonable judgment of the Company, result in adverse tax consequences to the Company. In addition, the Company shall pledge (if it is the direct owner of Capital Stock of such Subsidiary) or shall cause each of its applicable Subsidiaries (other than a Foreign Subsidiary that is not a Foreign Subsidiary Guarantor) to pledge (if any of such other Subsidiaries is the direct owner of Capital Stock of such Subsidiary, each such owner, whether the Company or any of its other Subsidiaries, the "Pledging Parent") all of the Capital Stock of such Subsidiary, including any SPC (or 65% of such Capital Stock if such Subsidiary is an Excluded Foreign Subsidiary or a Foreign Subsidiary which is not required to be a Foreign Subsidiary Guarantor hereunder) to the Collateral Agent pursuant to the applicable Collateral Documents and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of the Collateral Agent, for the benefit of the Lenders, a First Priority security interest in such Capital Stock. The Company shall deliver to the Administrative Agent, together with such Loan Documents, in the case of each such Subsidiary that is required to be a party to any Loan Document: (i) (a) certified copies of such Subsidiary's Organizational Certificate together, if applicable, with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, formation or organization, as applicable, each to be dated a recent date prior to their delivery to the Administrative Agent, (b) a copy of such Subsidiary's Organizational Documents, certified by its secretary or an assistant corporate secretary (or Person holding an equivalent title or having equivalent duties and responsibilities) as of a recent date prior to their delivery to the Administrative Agent, (c) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (x) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty, the Collateral Documents and the other Loan Documents to which such Subsidiary is a party and (y) the fact that the attached Organizational Authorizations of such Subsidiary authorizing the execution, delivery and performance of such Guaranty, such Collateral Documents and such other Loan Documents are in full force and effect and have not been modified or rescinded, and (ii) a favorable opinion of counsel to such Subsidiary, that is reasonably satisfactory to the Agents and their counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty, the Collateral Documents and any other Loan Documents to which it is a party and (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, (d) the validity and perfection of the security interests granted by such Subsidiary (and by the Pledging Parent of such Subsidiary in respect of the Capital Stock of such Subsidiary (including each Foreign Subsidiary and SPC)) in favor of the Collateral Agent pursuant to the Collateral Documents, and (e) such other matters as any Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent, the Collateral Agent and their counsel. In addition, the Company shall promptly deliver a supplement to Schedule 5.1 to the Administrative Agent if any Subsidiary is created or acquired.

6.10 Interest Rate Protection.

      At all times, commencing ninety (90) days after the Closing Date, the Company shall maintain in effect one or more Interest Rate Agreements in form and substance satisfactory to the Administrative


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Agent to the extent necessary so that, at all times, interest on the portion of the outstanding principal amount of Term Loans equal to at least 50% of the aggregate outstanding principal amount of the Term Loans is covered by such Interest Rate Agreements.

6.11 Further Assurances.

      A. In General. At any time or from time to time upon the request of the Administrative Agent or the Collateral Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, the Company shall take, and cause each of its Subsidiaries to take, such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Company and its Subsidiaries and all of the outstanding Capital Stock of the Company.

      B. State Contracts. The Company shall use all reasonable commercial efforts to obtain (i) in the case of any State Contract in existence on the Closing Date, as promptly as practicable after the Closing Date, and (ii) in the case of any other State Contract, in connection with the execution and delivery thereof, a consent, in form and substance reasonably satisfactory to the Collateral Agent, of each Governmental Authority and other Persons party thereto to the collateral assignment to the Collateral Agent, as security for the Obligations, by each Loan Party thereto of all such Loan Party's right, title and interest in, to and under such State Contract. In addition, the Company shall use all reasonable commercial efforts to obtain, pursuant to documentation reasonably satisfactory to the Administrative Agent, any necessary consent of the Illinois Environmental Protection Agency to the pledge of the Capital Stock of Envirotest Illinois, Inc. to the Collateral Agent pursuant to the Pledge Agreement and the transfer of such Capital Stock pursuant to the terms thereof.

      C. Registration of Copyrights. The Company agrees to file in the United States Copyright Office, on or prior to November 20, 1998, applications to register the copyrights in the material unregistered computer software programs identified on Schedule 1(c) (which shall include all such computer software programs except the software licensed from Hughes Aircraft). The Company shall provide to the Collateral Agent proof of the submission of such applications promptly after such submission thereof, so that the Collateral Agent may record its Lien in the United States Copyright Office against such applications. The Company shall further advise the Collateral Agent of the issuance of any and all registrations in respect thereof, along with the related registration numbers, promptly upon the issuance of such registrations, so that the Collateral Agent may record evidence of its lien in the United States Copyright Office against such registrations.

6.12 Conforming Leasehold Interests; Matters Relating to Additional and Closing Real Property Collateral.


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      A. Notice of Property Acquisition. As promptly as practicable and in any event no later than the date of acquisition by the Company or any of its Subsidiaries (other than Excluded Foreign Subsidiaries or Foreign Subsidiaries which are not required to be Foreign Subsidiary Guarantors hereunder) of any interest in real property (whether fee or leased), the Company shall deliver written notice to the Administrative Agent and the Collateral Agent of such acquisition.

      B. Conforming Leasehold Interests. If the Company or any of its Subsidiaries (other than Excluded Foreign Subsidiaries and Foreign Subsidiaries which are not required to be Foreign Subsidiary Guarantors hereunder) acquires any Leasehold Property, the Company shall promptly notify the Administrative Agent and the Collateral Agent and the Company shall, or shall cause such Subsidiary to, use its reasonable best efforts (without requiring the Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

      C. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) the Company or any of its Subsidiaries (other than Excluded Foreign Subsidiaries and Foreign Subsidiaries which are not required to be Foreign Subsidiary Guarantors hereunder) acquires any fee interest in real property, (ii) the Company or any of its Subsidiaries (other than Excluded Foreign Subsidiaries and Foreign Subsidiaries which are not required to be Foreign Subsidiary Guarantors hereunder) acquires any leasehold interest in any real property (other than any leased real property (a) with respect to which the aggregate payments under the term of the lease are less than $250,000 per annum,
(b) that does not contain any financial records not contained elsewhere, (c) that does not have any personal property located thereon with an aggregate value in excess of $1,000,000 and (d) that is not otherwise material to the operation of the business of the Company or any of its Subsidiaries (each such property meeting all of the foregoing requirements being an "Excluded Leased Asset"), or
(iii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any leasehold interest in real property (other than an Excluded Leased Asset) (any such real property asset described in the foregoing clauses (i), (ii) or (iii) being an "Additional Mortgaged Property"), the Company or such Subsidiary shall deliver to the Collateral Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property the following:

            (i) Additional Mortgage and Assignment of Rents and Leases. A fully executed and notarized Mortgage (an "Additional Mortgage"), fully executed and notarized Assignment of Rents and Leases and fully executed Uniform Commercial Code fixture filings and other financing statements, each in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

            (ii) Opinions of Counsel. (a) A favorable opinion of counsel to such Loan Party, in form and substance, and from a counsel, reasonably satisfactory to the Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and additional Assignment of Rents and Leases and fixture filings and other financing statements and such other matters as the Administrative Agent may reasonably request, and (b) if required by the Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the Additional Mortgage and Assignment of Rent and Leases to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect


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      of any Collateral) as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

            (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of any Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

            (iv) Title Insurance. (a) An ALTA standard form mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to the Collateral Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and insuring the Collateral Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject (unless a survey is delivered pursuant to clause (vi) below) only to a standard survey exception limited to matters occurring after the date of the most recent survey, which Additional Mortgage Policy
      (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Collateral Agent and (2) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and (b) evidence satisfactory to the Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

            (v) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than thirty (30) days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Collateral Agent;

            (vi) Surveys and Appraisals. A survey and appraisal with respect to such Additional Mortgaged Property dated a date, prepared by a Person and in form and substance reasonably satisfactory to the Collateral Agent.

            (vii) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

            (viii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgment of receipt of written notification from the Collateral Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood

      Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

            (ix) Environmental Audit. Reports and other information, in form, scope and substance satisfactory to the Administrative Agent and the Collateral Agent and prepared by environmental consultants satisfactory to the Administrative Agent and the Collateral Agent, concerning any environmental hazards or liabilities to which the Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property;

provided, that notwithstanding anything to the contrary contained in this subsection 6.12C, neither the Company nor any of its Subsidiaries shall be required to deliver any of the items (other than an Additional Mortgage and Additional Mortgage Policy) set forth in this subsection 6.12C with respect to
(x) any property to the extent that the Administrative Agent or the Collateral Agent has waived delivery of such items (which waiver the Administrative Agent or Collateral Agent may grant or withhold in its sole discretion), and (y) any property owned or leased by an Excluded Foreign Subsidiary or any other Foreign Subsidiary of the Company that is not required to be a Foreign Subsidiary Guarantor.

      D. Closing Date Mortgaged Properties; Landlord Consents and Estoppel. The Company shall, at its sole cost and expense, cause to be delivered to the Collateral Agent (i) to the extent requested from time to time by the Administrative Agent or the Collateral Agent, in respect of such Closing Date Mortgaged Properties as may be designated by such Agent, the documents described in subsection 6.12C(vi), (ii) to the extent requested from time to time by the Administrative Agent or the Collateral Agent in respect of any Leasehold Property of any Loan Party listed on Schedule 5.5B, any instrument, agreement or other document (including, without limitation, a Mortgage) described in subsection 6.12C in respect of Additional Mortgaged Properties, but only to the extent obtainable with respect to each such Real Property Asset after using reasonable best efforts, and (iii) on or prior to November 20, 1998, the items required to have been delivered pursuant to subsection 4.1G which were waived by the Administrative Agent, all such documents and items to be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. In addition, the Company shall (a) cause to be made, executed and delivered such adjustments, modifications and replacements to any documents delivered pursuant to this subsection 6.12D or subsection 4.1G that may from time to time be requested by either such Agent, and (b) cause all of the Collateral Agent's costs and expenses (including attorneys' fees) related to such deliveries, and title insurance costs, expenses and premiums, recording fees, mortgage recording and similar taxes, and all related fees, costs and expenses to be paid on or before November 20, 1998 with respect to the deliveries under the preceding clause (iii), and on demand with respect to deliveries under the other provisions of this subsection 6.12D.

6.13 Year 2000 Problems.

      The Company shall (i) promptly advise the Administrative Agent of any material (A) disruption or delay in the implementation of the Plan of Correction, as the same may be updated from time to time, including any determination by the Company, any senior manager of the Company or any Subsidiary of the Company, or any consultant known to the Company or any Subsidiary of the Company with respect to Year 2000 Problems ("Consultant") that there is or will be a failure to achieve any of the objectives specifically identified in subdivision (ii) of subsection 5.19, or (B) change in the written Plan of Correction or Related implementation budget referred to in subdivision (v) of subsection 5.19, or any later version thereof furnished to the Administrative Agent; (ii) afford to the Administrative Agent and its representatives, upon three (3) days' notice to the Company, reasonable access to the Company's and its Subsidiaries' properties, personnel, service providers, vendors and records for the purpose of enabling the Administrative Agent to assess the adequacy of, and the record of performance of the Company and its Subsidiaries with respect to, the Plan of Correction, Related financial performance and conformity of actual performance with Related implementation budgets; and (iii) periodically report to the Administrative Agent, in such form as the Administrative Agent may reasonably request, on (a) the progress of the Company and its Subsidiaries in implementing the Plan of Correction, (b) the budget for, and actual financial performance with respect to, implementation of the Plan of Correction and (c) the assessment of the Company, any senior manager of the Company or any Subsidiary of the Company, or any Consultant of the adequacy of the Plan of Correction or the Related implementation budget.

6.14 ENR Transfer.

      The Parent and the Company shall cause the ENR Transfer to be effected and consummated pursuant to the documentation described in clause (viii) of the definition of Transaction Documents and the Company shall pledge and deliver the Capital Stock of ENR to the Collateral Agent pursuant to the Collateral Documents and the Parent and the Company shall cause all conditions and requirements under the Collateral Documents with respect to the pledging of Capital Stock to be fulfilled to the satisfaction of the Collateral Agent, in each such case, on or prior to November 20, 1998.

                                   SECTION 7.
                               NEGATIVE COVENANTS

      The Parent and the Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 Indebtedness.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or preferred stock, except:

            (i) Each of the Loan Parties may become and remain liable with respect to its respective Obligations;

            (ii) The Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto, and, until the Closing Date, the Existing Debt; and the Company may become and remain liable with respect to up to $4,500,000 of Indebtedness under the note described in clause (i) of the definition of "Permitted Acquisition";

            (iii) The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iv) The Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases capitalized on the consolidated balance sheet of the Company and its Subsidiaries and other Indebtedness secured by Liens permitted under subsection 7.2A(iii); provided, that the aggregate amount of all Indebtedness outstanding under this clause (iv) (other than any such Indebtedness arising under Capital Leases entered into as part of a sale and lease-back transaction permitted by subsection 7.8) at any time shall not exceed $30,000,000; provided that
      (a) no more than $2,500,000 of such Indebtedness may be used to finance the acquisition of assets other than Permitted Testing Center Assets, and
      (b) no more than $15,000,000 of such Indebtedness may be recourse to the Company and its Subsidiaries (other than SPCs) or their respective assets; provided, further, that any Liens securing such Indebtedness do not at any time cover or encumber any assets or property other than the assets or property financed by such Indebtedness;

            (v) The Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries other than Excluded Foreign Subsidiaries, any wholly-owned Subsidiary Guarantor that is a Domestic Subsidiary may become and remain liable with respect to Indebtedness to the Company or any other wholly-owned Subsidiary Guarantor that is a Domestic Subsidiary, any Subsidiary of the Company which is not a Subsidiary Guarantor may become and remain liable with respect to Indebtedness to any other Subsidiary of the Company (other than an Excluded Foreign Subsidiary) which is not a Subsidiary Guarantor, and any Foreign Subsidiary may become and remain liable with respect to Indebtedness owing to the Company or any other Subsidiary to the extent such Investment is permitted by subsection 7.3(ix); provided that, in each case, (a) all such intercompany Indebtedness shall be evidenced by promissory notes which (other than in the case of any such promissory notes issued to Subsidiaries which are not Subsidiary Guarantors) shall have been pledged to the Collateral Agent pursuant to the Collateral Documents, (b) all such intercompany Indebtedness owed by the Company to any of its respective Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, are reasonably satisfactory to the Administrative Agent, and (c) any payment by the Company or by any Subsidiary of the Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by the Company or by such Subsidiary to the Company or to any of its Subsidiaries for whose benefit such payment is made;

            (vi) The Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Interest Rate Agreements required under subsection 6.10;

            (vii) The Parent may become and remain liable with respect to the Senior Discount Notes;

            (viii) The Company may become and remain liable with respect to the Senior Subordinated Notes;

            (ix) Foreign Subsidiaries that are not Foreign Subsidiary Guarantors may become and remain liable with respect to other Indebtedness so long as
      (a) such Indebtedness is without recourse to the Loan Parties and their respective assets, and (b) the amount of Indebtedness incurred by any such Foreign Subsidiary does not exceed an amount equal to two times the total cash equity investment from time to time (but not excluding retained earnings) contributed to or paid into such Foreign Subsidiary; and

            (x) The Company and the Subsidiary Guarantors may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $5,000,000.

7.2 Liens and Related Matters.

      A. Prohibition on Liens. The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except (solely with respect to the Company and its Subsidiaries):

            (i) Permitted Encumbrances;

            (ii) Liens described in Schedule 7.2A annexed hereto, and, until the Closing Date, Liens securing Existing Debt;

            (iii) Purchase money security interests (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in real or tangible personal property of the Company or any of its Subsidiaries acquired after the Closing Date and existing or created at the time of acquisition thereof or within thirty
      (30) days thereafter, and the renewal, extension and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, that the Indebtedness secured by such Lien is permitted by subsection 7.1(iv) or subsection 7.1(x); provided, further, that such Liens do not at any time (including, without limitation, in connection with any renewal, extension and refunding) cover or encumber any assets or property other than the assets or property financed by such Indebtedness;

            (iv) Liens on assets of the Company and its Subsidiaries not otherwise permitted under this subsection 7.2A, securing obligations (other than Indebtedness) in an aggregate amount not to exceed $2,500,000 at any time outstanding;

            (v) Liens in favor of the Collateral Agent granted pursuant to the Collateral Documents or granted in favor of any Agent or Lender pursuant to subsection 10.4 hereof;

            (vi) Liens securing Indebtedness of Excluded Foreign Subsidiaries permitted under subsection 7.1(ix); provided, that such Liens do not at any time cover or encumber any assets or property other than the assets or property of an Excluded Foreign Subsidiary; and

            (vii) At any time prior to the consummation of the ENR Merger, Liens on Margin Stock.

      B. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither the Parent, the Company nor any of their respective Subsidiaries (other than Excluded Foreign Subsidiaries and SPCs) shall enter into any agreement (other than the Loan Documents and the Senior Discount Note Indenture and Senior Subordinated Note Indenture, as each such indenture is in effect on the Closing Date) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      C. No Restrictions on Subsidiary Distributions to the Company or Other Subsidiaries. Except as otherwise provided herein or in the Senior Subordinated
Note Indenture or the Senior Discount Note Indenture, each as in effect on the Closing Date, the Parent and the Company will not, and will not permit any of its Subsidiaries (other than Excluded Foreign Subsidiaries and SPCs) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance, limitation or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any other Subsidiary of the Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (iii) make loans or advances to the Company or any other Subsidiary of the Company, or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

7.3 Investments; Joint Ventures.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

            (i) (a) The Parent may own all of the outstanding Capital Stock of the Company, and (b) the Company and its Subsidiaries may (x) continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of the Company, and (y) make and own additional Investments in any Subsidiary which is in the Related Subsidiary Group of the Company or such Subsidiary, as applicable, at the time each such additional Investment is made, and (z) make and own Investments in any wholly-owned Domestic Subsidiary that is a Subsidiary Guarantor;

            (ii) The Company and its Subsidiaries may make and own intercompany loans to the extent permitted by subsection 7.1(v);

            (iii) The Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            (iv) The Company and its Subsidiaries may make and own Consolidated Capital Expenditures permitted by subsection 7.6D;

            (v) The Company and its Subsidiaries may make and own Investments contemplated by the ENR Merger Agreement, the ENR Transfer, the Shares Offer to Purchase and the Debt Tender Offer;

            (vi) The Company and its Subsidiaries may make loans to officers of the Company and its Subsidiaries (a) in an aggregate amount not to exceed $4,500,000 outstanding at any time solely for the purpose of reimbursing such officers for the amount of income taxes payable by such officers in connection with shares of Capital Stock of the Parent issued to such officers after October 1, 1998 and prior to the Closing Date; provided that such shares are pledged to the Company or Subsidiary making such loans, and such loans and shares are pledged to the Collateral Agent pursuant to the Collateral Documents, and (b) in an additional aggregate outstanding amount not to exceed $500,000 at any time;

            (vii) The Company may make Investments in the Financial Services Affiliate in aggregate amount not to exceed $3,000,000 so long as (x) no creditor of the Financial Services Affiliate has or would have recourse to the Company or any of its Subsidiaries, whether as a result of the organizational structure of the Financial Services Affiliate, by contractual obligation or operation of law or otherwise, and (y) the Financial Services Program is in effect and in operation with respect to new sales by ESP of its products;

            (viii) The Company and its Subsidiaries may make and own Permitted Acquisitions; and

            (ix) The Company and its Subsidiaries may make (and thereafter continue to own) other Investments in Foreign Subsidiaries, SPCs and joint ventures:

                  (a) in Fiscal Year 1999, in an aggregate amount not to exceed
            $15,000,000;

                  (b) in Fiscal Year 2000, in an aggregate amount not to exceed the sum of (x) $10,000,000 plus (y) any amounts permitted to be invested but not invested pursuant to clause (a) above;

                  (c) in Fiscal Year 2001, in an aggregate amount not to exceed the sum of (x) the lesser of $10,000,000 and any amounts permitted to be invested but not invested pursuant to clause (b) above plus
            (y) if, and so long as, the Leverage Ratio is less than 3.0:1.0 after giving effect to each such Investment, $10,000,000; and

                  (d) thereafter, if, and so long as, the Leverage Ratio is less than 3.0:1.0 after giving effect to each such Investment, an aggregate amount not to exceed the excess of (x) $10,000,000 over
            (y) the aggregate amount of Investments made pursuant to clause
            (c)(y) above;

      provided, in each case, that, no Default or Event of Default shall have occurred and be continuing or result therefrom; and, provided, further, that all Investments permitted under this Subsection 7.3(ix) made or owned by the Company and its Subsidiaries in SPCs may not exceed $5,000,000 in the aggregate at any time.

7.4 Contingent Obligations.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under the guaranties and the performance bonds and guaranties described on Schedule 7.4 annexed hereto; and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under the

      Senior Subordinated Note Indenture in respect of the Senior Subordinated Notes;

            (ii) The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations of any such Person incurred in connection with Asset Sales or other sales of assets;

            (iii) The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of the Company and its Subsidiaries in an aggregate amount not to exceed at any time $2,500,000;

            (iv) The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of unsecured guaranties of any obligations (other than obligations in respect of any Indebtedness) of the Company or any of its Subsidiaries permitted under this Agreement in an aggregate amount not to exceed at any time $2,500,000; and

            (v) The Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided, that the maximum aggregate liability, contingent or otherwise, of the Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,500,000;

provided, however, that (x) neither the Company nor any of its Subsidiaries shall incur any Contingent Obligations in respect of any obligations of any SPC, and (y) neither the Company nor any of its Subsidiaries (other than an Excluded Foreign Subsidiary) shall incur any Contingent Obligations in respect of any obligations of any Excluded Foreign Subsidiary.

7.5 Restricted Payments.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company and its Subsidiaries may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.13B,
(ii) make Restricted Payments on the Closing Date in respect of the Existing Senior Subordinated Notes to the extent contemplated by the Transaction Documents, (iii) repurchase shares of, or options to purchase shares of, Capital Stock of the Parent, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock, provided, that the aggregate amount of such repurchases shall not exceed $1,500,000 in any calendar year or $5,000,000 in the aggregate from and after the Closing Date,
(iv) make Restricted Payments to any member of the Related Subsidiary Group of the Company or such Subsidiary, as applicable, and the pro rata share to any other Person owning Capital Stock of such Subsidiary, (v) make Restricted Payments to the Parent (a) in an amount sufficient, but not to exceed $500,000 per Fiscal Year, to enable the Parent to pay necessary operating expenses and other reasonable administrative expenses, and (b) to enable the Parent to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would otherwise be payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that the Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company and its Subsidiaries, provided, that any such payments described in this clause (v) shall either be used by the Parent to pay the applicable liabilities within thirty (30) days of receipt of such payment or refunded to the payor, and
(vi) on any date occurring on or after April 30, 2004, make Restricted Payments to the Parent in an amount equal to the accrued but unpaid interest on the Senior Discount Notes scheduled to be paid by the Parent on such date in cash; provided that (a) no Default or Event of Default shall have occurred and be continuing or result therefrom, (b) the Company shall be in Pro Forma Compliance after giving effect to such Restricted Payment, assuming for such purpose that
(x) the maximum Leverage Ratios set forth in subsection 7.6C were each lower by 0.35x, (y) such Restricted Payment and the immediately preceding Restricted Payment, if any, made pursuant to this clause (vi) are included as part of Consolidated Fixed Charges for purposes of calculating the denominator of the Fixed Charge Coverage Ratio, and (z) such Restricted Payment and the immediately preceding Restricted Payment, if any, made pursuant to this clause (vi) are included as part of Consolidated Interest Expense for purposes of calculating the denominator of the Interest Coverage Ratio and (c) the Parent shall forthwith use such Restricted Payment to pay such interest to the trustee for the holders of the Senior Discount Notes.

7.6 Financial Covenants.

      A. Minimum Interest Coverage Ratio. The ratio (the "Interest Coverage Ratio") of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during or at the end of any of the periods set forth below (each applicable four-Fiscal Quarter period being a "Calculation Period") shall not be less than the correlative ratio indicated below:

          -----------------------------------------------------------
                  Period During Which                Minimum Interest
                Calculation Period Ends               Coverage Ratio
          -----------------------------------------------------------
               10/1/98 through 12/31/98                 2.00:1.00
          -----------------------------------------------------------
                1/1/99 through 12/31/99                 2.00:1.00
          -----------------------------------------------------------
                1/1/00 through 12/31/00                 2.25:1.00
          -----------------------------------------------------------
                1/1/01 through 12/31/01                 2.50:1.00
          -----------------------------------------------------------
          1/1/02 through any time thereafter            3.00:1.00
          -----------------------------------------------------------


      B. Minimum Fixed Charge Coverage Ratio. The ratio (the "Fixed Charge Coverage Ratio") of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges at the end of any Calculation Period shall not be less than the correlative ratio indicated below:

          -----------------------------------------------------------
                                                      Minimum Fixed
                   Period During Which                   Charge
                 Calculation Period Ends             Coverage Ratio
          -----------------------------------------------------------
                 1/1/99 through 12/31/00                1.00:1:00
           ---------------------------------------- ---------------
                 1/1/01 through 12/31/01                1.05:1.00
           ---------------------------------------- ---------------
                 1/1/02 through 12/31/03                1.10:1.00
           ---------------------------------------- ---------------
           1/1/04 through any time thereafter           1.20:1.00


      C. Maximum Leverage Ratio. The ratio (the "Leverage Ratio") of (i) Consolidated Total Debt as of the last day (any such day being a "Calculation Date") of any Fiscal Quarter ending during any of the periods set forth below, to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such Calculation Date shall not exceed the correlative ratio indicated below:

            -------------------------------------------------------
                   Period During Which                  Maximum
                 Calculation Date Occurs             Leverage Ratio
            -------------------------------------------------------
                 10/1/98 through 12/31/99              5.00:1.00
            -------------------------------------------------------
                 1/1/00 through 12/31/00               4.00:1.00
            -------------------------------------------------------
                 1/1/01 through 12/31/01               3.50:1.00
            -------------------------------------------------------
            1/1/02 through any time thereafter         3.00:1.00
            -------------------------------------------------------


      D. Consolidated Capital Expenditures. The Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year (or specified portion thereof) in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year (or such portion thereof) as indicated below; provided, that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to 50% of the excess, if any, of (i) the Maximum Consolidated Capital Expenditures Amount (excluding, and without giving effect to, any increases thereto from any prior carry over of amounts pursuant to this subsection) for the previous Fiscal Year (or specified portion thereof) over (ii) the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (or specified portion thereof):

          -----------------------------------------------------------
               Fiscal Year                   Maximum Consolidated
          (or Portion Thereof)            Capital Expenditures Amount
          -----------------------------------------------------------
                  1998                            $15,000,000
          -----------------------------------------------------------
                  1999                            $13,000,000
          -----------------------------------------------------------
                  2000                            $7,000,000
          -----------------------------------------------------------
          -----------------------------------------------------------


          -----------------------------------------------------------
           2001 and thereafter                    $6,000,000
          -----------------------------------------------------------


In addition to the foregoing amounts, the Company and its Subsidiaries may make or incur Consolidated Capital Expenditures in connection with (i) the State Contract for the Northern Kentucky Emissions Testing Program, BP010138, awarded in June 1998, in an aggregate amount not to exceed $5,700,000 (including, without limitation, all amounts incurred or expended prior to the Closing Date), which amounts shall not be subject to the foregoing proviso, and (ii) the build-out of Permitted Testing Center Assets, commencing in Fiscal Year 1999, in an aggregate amount not to exceed the sum of (x) $25,000,000 plus (y) if, and so long as the Leverage Ratio is less than 3.0:1.0 after giving effect thereto, $10,000,000, of which sum not more than $15,000,000 may be made or incurred in any Fiscal Year, and which amounts shall not be subject to the foregoing proviso. Notwithstanding anything to the contrary contained herein, the Company and its Domestic Subsidiaries shall not make or incur Consolidated Capital Expenditures in property, plant or equipment which is not located in the United States of America.

      E. Certain Calculations.

            (i) With respect to any period during which any Permitted Acquisition occurs or any business of any other Person is acquired by the Company or any of its Subsidiaries as permitted pursuant to the terms hereof, for purposes of determining compliance or Pro Forma Compliance with the financial covenants set forth in this subsection 7.6, Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Permitted Acquisition or business on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case, determined on a basis consistent with Article 11 of Regulation S-X under the Securities Act, which pro forma adjustments shall be certified by the chief financial officer of the Company) using the historical financial statements of all entities or business so acquired or to be acquired and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated (a) as if such acquisition, and any acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such acquisition, had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and the Company, all such calculations to be in form and substance satisfactory to the Administrative Agent.

            (ii) With respect to any period during which any Subsidiary of the Company or any business of the Company or any of its Subsidiaries is sold or otherwise disposed of, for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Subsidiaries or businesses on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case, determined on a basis consistent with Article 11 of Regulation S-X under the Securities Act, which pro forma adjustments shall be certified by the chief financial officer of the Company) using the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated (a) as if such sale or disposition, and any sales or dispositions which have been consummated during such period, and any Indebtedness or other liabilities assumed by the acquirer thereof in connection


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

      with any such sale or disposition, had been consummated or assumed at the beginning of such period, and (b) otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and the Company, all such calculations to be in form and substance satisfactory to the Administrative Agent.

      F. State Contract Terminations.

      On each date of the expiration, termination, cancellation, rescission or other material adverse amendment or modification of any State Contract, the Company shall be in Pro Forma Compliance, assuming, for purposes of the foregoing, that (i) such expiration, termination, cancellation, rescission or other material amendment or modification took effect as of the beginning of the most recently completed Calculation Period, (ii) the Permitted Testing Center Assets attributable to such State Contract and no longer useful in connection therewith were sold at the beginning of such period at prices proposed by the Company and agreed upon by the Administrative Agent (or, absent such agreement, their respective net book values), (iii) the reasonably estimated net cash proceeds of such sales, and any other payments received by the Company or any Subsidiary Guarantor from any applicable Governmental Authority in connection with any such termination, were used to repay outstanding Term A Loans (and thereafter Term B Loans), or any other Indebtedness permitted hereby that is secured by such Indebtedness, as of the beginning of such period, and (iv) any price increases which became effective during such period under any then State Contract became effective as of the beginning of such period. As promptly as practicable after the occurrence of any such expiration, cancellation, termination, rescission or other material amendment or modification, but in any event within thirty (30) days thereof, the Company shall deliver to the Administrative Agent an Officer's Certificate of the chief financial officer of the Company demonstrating in reasonable detail whether the Company is in such Pro Forma Compliance.

7.7 Restriction on Fundamental Changes; Asset Sales.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Parent, the Company or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation (other than the ENR Merger), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of all or any of its business or assets, whether now owned or hereafter acquired, or (other than pursuant to the ENR Merger, the ENR Transfer, the Shares Acquisition and the Debt Tender Offer) acquire by purchase or otherwise all or a substantial part of the business or assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any unit or division thereof, except:

            (i) Any Subsidiary of the Company may be merged with or into the Company or any wholly-owned Subsidiary of its Related Subsidiary Group, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary of its Related Subsidiary Group; provided that, in the case of such a merger involving the Company, the Company shall be the continuing or surviving corporation, in the case of any such merger involving a Domestic Subsidiary (but not the Company), a Domestic Subsidiary shall be the continuing or surviving corporation and in the case of any other such merger involving a Subsidiary Guarantor, a wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;


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

            (ii) [RESERVED];

            (iii) The Company and its Subsidiaries may acquire inventory, equipment and other assets in the ordinary course of business;

            (iv) The Company and its Subsidiaries may grant Liens permitted pursuant to subsection 7.2A and may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company) and no less than 80% thereof shall be paid in cash;

            (v) The Company and its Subsidiaries may make (a) Permitted Testing Center Asset Sales, (b) Asset Sales of assets described in Schedule 7.7 annexed hereto in an aggregate amount not to exceed $5,000,000 for all such sales, and (c) other Asset Sales of assets having a fair market value (determined in good faith by the board of directors of the Company) not in excess of $10,000,000 in the aggregate measured on a cumulative basis from the Closing Date; provided that, in each such case, (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company); (y) not less than 80% of the consideration received therefor shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

            (vi) The Company and its Subsidiaries may make Asset Sales to any Governmental Authority to the extent required by any State Contract as in effect pursuant to this Agreement; provided that the proceeds of such Asset Sales shall be applied to prepay Term Loans pursuant to subsection 2.4B(iii)(a);

            (vii) The Company and its Subsidiaries may (a) enter into sale and lease-back transactions permitted by subsection 7.8, (b) enter into Permitted Acquisitions and (c) make Investments permitted by subsection 7.3(ix); and

            (viii) The Company may create new Subsidiaries; provided that, (a) concurrently with or prior to the formation of each such Subsidiary, the Company or such Subsidiary, as applicable, shall deliver or cause to be delivered each of the items and execute each of the documents, if any, required pursuant to subsection 6.9, and (b) each newly formed Domestic Subsidiary shall be a wholly-owned Subsidiary of the Company.

At any time prior to the consummation of the ENR Merger, the Company and its Subsidiaries may make Asset Sales in respect of Margin Stock; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company); (y) not less than 100% of the consideration received therefor shall be Cash and cash and cash equivalents; and (z) the proceeds of such Asset Sales shall be applied to repay Term Loans pursuant to subsection 2.4B(iii)(a).

7.8 Sales and Lease-Backs.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease, unless (v) the proceeds of such sale are used to prepay Term Loans pursuant to subsection 2.4B(iii)(a), (w) the Company shall be in Pro Forma Compliance after giving effect to such sale or sale and leaseback transaction, (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) the aggregate fair market value of all assets subject to such sale and lease-back transactions is not in excess of $10,000,000 and (z) the sale price for each such sale shall be the fair market value of the applicable asset or property and shall be paid in cash.

7.9 Sale or Discount of Receivables.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.10 Transactions with Shareholders and Affiliates.

      The Parent and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of the Parent, the Company or such Subsidiary or with any Affiliate of the Parent or the Company or of any such Subsidiary or holder, on terms that are less favorable to the Parent, the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between the Company and any wholly-owned Subsidiary Guarantor, (ii) reasonable and customary fees paid to members of the boards of directors of the Company and its Subsidiaries, (iii) management fees paid by the Company to Alchemy in an aggregate amount of up to $1,000,000 per year, plus reasonable out-of-pocket expenses related thereto; provided that no more than $150,000 of such fees per year may be paid during such times as any Default or Event of Default has occurred and is continuing, (iv) loans and advances permitted hereby to officers and employees of the Company and its Subsidiaries and (v) the consummation of the transactions described in clause (i) of the definition of Permitted Acquisitions.

7.11 Ownership of Subsidiary Stock.

      The Company shall not:

            (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries, except as permitted under this Agreement and the Collateral Documents or to qualify directors if required by applicable law;

            (ii) except as a result of a sale permitted hereby of all of the outstanding Capital Stock of a Subsidiary Guarantor to a third-party, permit any Capital Stock of any Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary to be directly or indirectly owned by any Loan Party other than the Company or a Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary; provided that this clause shall not prevent Newmall or Wellman UK from continuing to directly or indirectly, as applicable, own (a) Capital Stock of Wellman US and its Subsidiaries (other than Stone Rivet) immediately prior to the consummation of any of the Transactions, or (b) until the date on which the ENR Transfer is required to have been consummated pursuant to Section 6.14, Stone Rivet, ENR and their respective Subsidiaries; or

            (iii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except as permitted under this Agreement and the Collateral Documents, to the Company or another wholly owned Subsidiary of the Company or to qualify directors if required by applicable law.

7.12 Conduct of Business.

      A. The Company and Its Operating Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than
(i) the businesses engaged in by the Company and its Subsidiaries on the Closing Date as described in the Information Memorandum and (ii) such other lines of business as may be reasonably related thereto.

      B. The Holding Companies. The Company shall not permit any Holding Company to (i) incur, directly or indirectly, any Indebtedness other than the Obligations under the Loan Documents to which any such Holding Company is a party and its obligations under the Senior Subordinated Subsidiary Guaranty,
(ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by such Holding Company other than the Liens created under the Collateral Documents to which such Holding Company is a party, (iii) engage in any business or own any assets other than holding the Capital Stock of such Holding Company's direct Subsidiaries; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person other than the Company or another Subsidiary Guarantor; or (v) sell or otherwise dispose of any Capital Stock of any of such Holding Company's Subsidiaries other than to the Company or a wholly-owned Domestic Subsidiary which is a Subsidiary Guarantor.

7.13 Amendments or Waivers of Certain Agreements.

      A. Amendments or Waivers of Certain Agreements and Documents. None of the Parent, the Company nor any of its respective Subsidiaries shall terminate or agree to any amendment, restatement, supplement or other modification to, or waive any of its rights under, any (i) Transaction Document (other than the Existing Indentures Amendments and the Loan Documents), (ii) Organizational Certificate or Organizational Document, or (iii) State Contract, if such termination, amendment, restatement, supplement, modification or waiver, in the case of clauses (i) and (ii), would be materially adverse to the Company, any Subsidiaries of the Company or the Lenders, and, in the case of clause (iii), could reasonably be expected to have a Material Adverse Effect.

      B. Amendments of Documents Relating to Indebtedness. The Parent and the Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of the Ohio Debt or any Indebtedness under the Senior Discount Note Related Documents or the Senior Subordinated Note Related Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such

Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or trustee or other representative on their behalf) which would be adverse to the Parent, the Company or the Lenders.

      C. Preferred Stock. Neither the Company nor any Subsidiary of the Company shall amend, restate, supplement or otherwise modify its Organizational Certificate if the effect of such amendment, restatement, supplement or modification is to provide for the issuance of any preferred stock of the Company or of any of its Subsidiaries or the filing or amendment of any certificate of designation with respect thereto.

7.14 Fiscal Year.

      Neither the Company nor any of its Subsidiaries shall change its Fiscal Year-end from December 31.

7.15 Parent Restrictions.

      Notwithstanding anything to the contrary contained herein, the Parent shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Transaction Documents to which it is a party, (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party, (iii) engage in any business or activity or own any assets other than holding the Capital Stock of the Company and performing its obligations under the Transaction Documents; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person;
(v) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries;
(vi) create or acquire any Subsidiary or make or own any Investment in any Person other than the Company; (vii) fail to hold itself out to the public as a legal entity separate and distinct from any other Person; or (viii) issue or sell any Capital Stock for cash unless all Equity Proceeds of such sale and issuance are forthwith contributed to the Company and applied by the Company in accordance with subsection 2.4B(iii).

7.16 Corporate Separateness.

      The Company and its Subsidiaries on the one hand and the Parent on the other hand shall (a) conduct their respective business solely in their own respective names and through their own respective authorized officers and agents so as not to mislead others as to their identity and all oral and written communications, (b) abide by all corporate formalities and procedures (as applicable) as required by this Agreement or the laws of their respective jurisdictions of formation, including, without limitation, the maintenance of current books and records, (c) not permit any of the financial statements of the Company or any of its Subsidiaries or the Parent in any way to suggest that the assets of the Company or any of its Subsidiaries are available to pay claims of creditors of the Parent and shall ensure that the financial statements of the Company and its Subsidiaries shall not be consolidated with the financial statements of the Parent and that none of the assets of the Company and its Subsidiaries will be consolidated or otherwise reflected on the financial statements of the Parent, (d) hold the Company or any of its Subsidiaries out as having agreed to pay or become liable for the debts or obligations of the Parent, (e) not operate or purport to operate as an integrated, single economic unit with respect to each other and not seek or obtain credit or incur any obligation to any third Person (other than obligations under the Loan Documents and the Senior Subordinated Note Related Documents) based upon the assets of the other, (f) not have any intercompany claims between each other, (g) manage their own liabilities, obligations and expenses separate and apart from the other and each shall provide for and pay out of their own respective assets their own respective liabilities, obligations and expenses, (h) maintain and continue to maintain an arm's length relationship with the other, (i) keep correct and complete records, books of account, financial statements, accounting records and bank accounts separate and apart from those of the other, (j) not seek the dissolution or winding up in whole, or in part, of the other, and (k) ensure that the funds and other assets of the Parent will be identifiable and will not be commingled with those of the Company or its Subsidiaries, and the assets and liabilities of the Parent shall and shall continue to be readily distinguishable from the assets and liabilities of the Company or its Subsidiaries. The foregoing provisions of this subsection
7.16 shall apply mutatis mutandi to the Company and the Subsidiary Guarantors on the one hand and all Excluded Foreign Subsidiaries on the other hand.

7.17 Loaner Inventory.

      The Company shall not, and shall not permit any of its Subsidiaries to, loan any of their respective equipment or inventory to any Person other than a member of its Related Subsidiary Group; provided that the Company and its Subsidiaries may loan up to $2,500,000 of equipment and inventory (based on the higher of cost and fair market value) to their respective customers for training purposes in the ordinary course of business of the Company and its Subsidiaries and in a manner consistent with past practices.

                                   SECTION 8.
                                EVENTS OF DEFAULT

      IF any of the following conditions or events ("Events of Default") shall occur:

8.1 Failure to Make Payments When Due.

      Failure by the Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by the Company to pay when due any amount payable to an Issuing Bank in reimbursement of any drawing honored or payment made under a Letter of Credit; or failure by the Company to pay any interest on any Loan or any fee or any other amount due under this Agreement or any other Loan Document within five (5) days after the date due; or

8.2 Default in Other Agreements.

      (i) Failure of the Parent, the Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or


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

any of its Subsidiaries with respect to any other term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligations if in any case under this clause (ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3 Breach of Certain Covenants.

      Failure of any Loan Party to perform or comply with any term or condition contained in subsection 2.4, 2.5, 6.1, 6.2, 6.12 or Section 7 of this Agreement; or

8.4 Breach of Warranty.

      Any representation, warranty, certification or other statement made by the Parent, the Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Parent, the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5 Other Defaults Under Loan Documents.

      Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within thirty (30) days after the occurrence of such default; or

8.6 Involuntary Bankruptcy; Appointment of Receiver, etc.

      (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Parent or the Company or any of their respective Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Parent or the Company or any of their respective Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent or the Company or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Parent or the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Parent or the Company or any of their respective Subsidiaries, and any such event described in this clause


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

(ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;
or

8.7 Voluntary Bankruptcy; Appointment of Receiver, etc.

      (i) the Parent or the Company or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Parent or the Company or any of their respective Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Parent or the Company or any of their respective Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Parent or the Company or any of their respective Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8 Judgments and Attachments.

      Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $3,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance the Company has acknowledged coverage) shall be entered or filed against the Parent, the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9 Dissolution.

      Any order, judgment or decree shall be entered against the Parent, the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

8.10 Employee Benefit Plans.

      There shall occur one or more of the following: (i) ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; (ii) there shall exist an Unfunded Current Liability, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no Unfunded Current Liability), which will have or could reasonably be expected to result in a Material Adverse Effect; (iii) the Company of one of its ERISA Affiliates shall have engaged in a transaction which is prohibited under Section 4975 of the Code of Section 406 of ERISA which could result in the imposition of a liability which would have a Material Adverse Effect on the Company or any of its ERISA Affiliates; or (iv) the Company or any of its ERISA Affiliates shall fail to pay when due an amount which shall have become liable to pay to the PBGC, any Pension or a trust established under Title IV of ERISA; or

8.11 Change in Control.


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      (i) Prior to the consummation of Public Offerings of common stock of the
Parent resulting in Equity Proceeds to the Parent (and capital contributions to the Company) of at least $35,000,000, (a) AIP shall at any time not own, or Alchemy shall not at any time control (directly or indirectly), in the aggregate, at least 45% of the combined voting power of the Parent's voting Securities; (b) a majority of the members of the Board of Directors of the Parent shall not be Continuing Directors; or (c) any Person (other than Alchemy), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire (or have the right to purchase or otherwise acquire), directly or indirectly, beneficial ownership of Securities of the Parent (such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to purchase or otherwise acquire, whether such right is exercisable immediately or only after the passage of time) and, as a result of such purchase or acquisition (or such right to purchase or otherwise acquire), such Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 25% of the combined voting power of the Parent's voting Securities; (ii) at any time thereafter, (a) AIP shall own, or Alchemy shall control, directly or indirectly, in the aggregate, a lesser percentage of the combined voting power of the Parent's voting Securities than any other holder, including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such holder, of such voting Securities; (b) a majority of the members of the Board of Directors of the Parent shall not be Continuing Directors; or (c) any Person (other than Alchemy), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire (or have the right to purchase or otherwise acquire), directly or indirectly, beneficial ownership of Securities of the Parent and, as a result of such purchase or acquisition (or such right to purchase or otherwise acquire), such Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 25% of the combined voting power of the Parent's voting Securities (such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to purchase or otherwise acquire, whether such right is exercisable immediately or only after the passage of time); or (iii) the Parent shall at any time fail to directly or indirectly own and control 100% of all the issued and outstanding Capital Stock of the Company (whether voting or non-voting, and whether common or preferred stock, options or rights to acquire Capital Stock or otherwise); or

8.12 Invalidity of Guaranties.

      At any time after the execution and delivery thereof, any Guaranty of the Obligations of the Company for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies in writing that it has any further liability, including without limitation with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

8.13 Failure of Security.

      Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or the Collateral Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of the Collateral Agent, the Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted


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under the applicable Collateral Documents;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of each Lender to make any Loan, the obligation of the Issuing Bank to issue any Letter of Credit shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request of the Requisite Lenders, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan and the obligation of the Issuing Bank to issue any Letter of Credit shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of the Lenders under subsection 3.3C(i).

      Any amounts described in clause (i)(b) above, when received by the Administrative Agent or the Collateral Agent, shall be held by the Collateral Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

      Notwithstanding anything contained in the second preceding paragraph, if at any time within sixty (60) days after an acceleration of the Loans pursuant to such paragraph the Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then the Requisite Lenders, by written notice to the Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders and are not intended to benefit the Company and do not grant the Company the right to require the Lenders to rescind or annul any acceleration hereunder or preclude the Agents or the Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                   SECTION 9.
                                     AGENTS

9.1 Appointment.

      A. CSFB is hereby appointed the Administrative Agent hereunder and under the other Loan Documents. DLJ Capital is hereby appointed the Syndication Agent hereunder and under the Loan Documents. CSFB is hereby appointed the Collateral Agent hereunder and under the Collateral Documents. CSFB and DLJ Securities are hereby appointed the Arrangers hereunder and under the Loan Documents. Each Lender hereby authorizes each Agent to act as its agent in accordance with the
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this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries. Upon the conclusion of the Initial Period, all obligations of the Arrangers hereunder shall terminate and thereafter, the Arrangers shall have no obligations or liabilities under any of the Loan Documents.

      B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future law of any jurisdiction the Administrative Agent or the Collateral Agent may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent or the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

      In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to the Administrative Agent or the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent or the Collateral Agent shall be deemed to be references to the Administrative Agent or the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

      Should any instrument in writing from the Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Supplemental Collateral Agent.


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9.2 Powers; General Immunity.

      A. Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished by any Agent to the Lenders or by or on behalf of the Company and/or its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Total Utilization of Revolving Loan Commitments or the component amounts thereof.

      C. Exculpatory Provisions. Neither any Agent nor any of such Agent's respective officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Without prejudice to the generality of the foregoing,
(i) such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Such Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders (or such other Lenders as may be required to give such


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instructions under subsection 10.6).

      D. Agents Entitled to Act as the Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company and/or its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or, except as expressly provided elsewhere in this Agreement to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the lenders.

9.4 Right to Indemnity.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5 Successor Administrative Agent and Swing Line Lender.

      A. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Company and shall so resign upon the written request of the Company, provided, that the Company shall have the right to request such resignation of the Administrative Agent only so long as (i) CSFB is then the Administrative Agent and the


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Commitments of CSFB as Lender shall equal an amount less than 5% of the aggregate Commitment of all Lenders, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) Alchemy shall have directed the Company to make such request and Alchemy shall own or control at least 51% of the combined voting power of the voting Securities of each the Company, each Holding Company, ESP and ENR. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days' notice to the Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent and the retiring the Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring the Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

      B. Successor Swing Line Lender. Any resignation of the Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of CSFB or its successor as the Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) the Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to the Company for cancellation, and (iii) the Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit V-B annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6 Collateral Documents; Successor Collateral Agent.

      Each Lender hereby further authorizes the Collateral Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and the other beneficiaries named therein and agrees to be bound by the terms of each Collateral Document; provided that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of the Requisite Lenders (or, if required pursuant to subsection 10.6, all the Lenders); provided further, however, that, without further written consent or authorization from any Lender, the Collateral Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with subsection 7.7(iv), 7.7(v), 7.7(vi) or 7.7(vii) or to the extent otherwise required by any Collateral Document. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders and the other beneficiaries named therein in accordance with the terms thereof. The Collateral Agent may resign at any time, and a successor Collateral Agent may be appointed, in accordance with subsection 9.5 as if such subsection
9.5 applied to the Collateral Agent in lieu of the Administrative Agent.


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                                   SECTION 10.
                                  MISCELLANEOUS

10.1 Assignments and Participations in Loans, Letters of Credit.

      A. General. Subject to subsection 10.1B or 10.1C, as applicable, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments (together with its Letters of Credit or participations therein made or arising pursuant to its Revolving Loan Commitment) or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

      B. Assignments.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit, or participation therein or other Obligation may (a) be assigned in any amount to another Lender who is a Non-Defaulting Lender, or to an Approved Fund or an Affiliate of the assigning Lender or another Lender who, in either such case, is a Non-Defaulting Lender, with the giving of notice to the Company and the Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Default or Event of Default shall have occurred and be continuing, following consultation with the Company. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit, or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 payable by the assigning Lender, such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a) and, if requested by the Administrative Agent, a completed administrative questionnaire in the Administrative Agent's customary form with respect to the assignee under such Assignment Agreement. Upon such execution, delivery, acceptance and recordation, from


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      and after the effective date specified in such Assignment Agreement, (y)
      the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Bank such Lender shall continue to have all rights and obligations of the Issuing Bank with respect to outstanding Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall surrender its applicable Notes and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, to the assigning Lender, substantially in the form of Exhibit IV-A or B or Exhibit V-A annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and the assigning Lender.

            (ii) Acceptance by the Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii), the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit XII hereto and if the Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to the Company. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

      C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action
(i) effecting the extension of the final maturity of the Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan or any fee allocated to such participation, (iii) releasing all or substantially all of the Collateral, or
(iv) releasing all or substantially all of the Guarantors from their obligations under the Guaranties, and all amounts payable by the Company hereunder. The Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.6D, 2.7, 3.6, 10.2, 10.3, 10.4 and 10.5, (a) any participation will give rise to a direct obligation of the Company to the participant and (b) the participant shall be considered to be a "Lender"; provided that the aggregate amount payable to a Lender and its participants pursuant to subsections 2.6D, 2.7, 3.6, 10.2 and 10.3 shall not exceed the amount that would have been payable to such Lender as if such Lender had not sold such participation.


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      D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. Information. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

      F. Limitation. No assignee, participant or other transferee or any Lender's rights shall be entitled to receive any greater payment under subsection 2.7 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

10.2 Expenses.

      Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and out of pocket expenses of the Agents in connection with the preparation of the Loan Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lenders or Agents as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Company; (iv) all other actual and reasonable costs and expenses incurred by the Agents in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of a Default or Event of Default, all the respective costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agents and the Lenders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of such Default or Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3 Indemnity.

      In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Agents and the Lenders, and the officers, directors, employees, agents, attorneys and affiliates of the Agents and the Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs,


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expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees, and all such fees and disbursements, as well as other costs and expenses, incurred by Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or any Environmental Liabilities that arise from or relate to the management, use, control, ownership, occupancy or operation of any Facility or assets of any Loan Party or its subsidiaries (including without limitation, all on-site and off-site activities involving Hazardous Materials), or the Release or threatened Release of any Hazardous Materials (or allegations of the same) on or from any of the Facilities or on or from any other property where Hazardous Materials are or were (or are or were alleged to be) Released or threatened to be Released in connection with any of the Facilities or the business of any of the Loan Parties, their subsidiaries, or any predecessor in interest to the Loan Parties or their subsidiaries (collectively called the "Indemnified Liabilities"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent, and only to the extent, of any particular liability, obligation, loss, damage, penalty, claim, cost, expense or disbursement that arose from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4 Set-Off; Security Interest in Deposit Accounts.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender (at any office of that Lender wherever located) to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Company hereby further grants to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with the Administrative Agent or such Lender as security for the Obligations.


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10.5 Ratable Sharing.

      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing the Lender is thereafter recovered from such Lender upon the bankruptcy, reorganization or insolvency proceeding of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 Amendments and Waivers.

      A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company or any other Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: (a) reduces the principal amount of any of the Loans; (b) reduces the percentage specified in the definition of the "Requisite Lenders" (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the definition of the "Requisite Lenders" on substantially the same basis as the Term A Loans, Term A Loan Commitments, Term B Loans, Term B Loan Commitments, Revolving Loans and Revolving Loan Commitments are included on the Closing Date); (c) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all the Lenders; (d) postpones the scheduled final maturity date of any of the Loans; (e) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans or of any scheduled reduction of the Revolving Credit Commitments; (f) postpones the date on which any interest or any fees are payable; (g) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; (h) increases the maximum duration of Interest Periods permitted hereunder; (i) releases all or substantially all of the Collateral; (j) except as required by any Guaranty, releases any of the Guarantors from their obligations under the Guaranties; (k) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration


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date of, any Letter of Credit; (l) changes the obligations of the Lenders relating to the purchase of participations in Letters of Credit in any manner that could be adverse to any Issuing Bank; or (m) changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; shall be effective only if evidenced by a writing signed by or on behalf of all the Lenders to whom Obligations are owed or who have Commitments outstanding being directly affected by such amendment, modification, termination, waiver or consent; provided further that no such amendment, modification, termination or waiver of any such provision of any Collateral Document having the effect of securing thereunder additional Indebtedness (other than Indebtedness comprising Obligations and Hedge Agreements) by the Collateral shall be effective without the written concurrence of Lenders having or holding more than 66-2/3% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and the Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Defaults, Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of the Swing Line Lender, (v) no amendment, modification, termination or waiver of any provision of Section 3 relating to the rights or obligations of the Issuing Bank shall be effective without the written concurrence of the Issuing Bank with respect to any Letter of Credit then outstanding, and (vi) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender and no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any voluntary or mandatory prepayments or Commitment reductions applicable to any Class (the "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Classes shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Classes for purposes of this clause). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company. Prior to or simultaneously with any request for any amendment, waiver or other modification of subsection 7.6D that arises out of the Company's or any of its Subsidiaries' making a bid for, or entering into, a State Contract, the Company shall deliver to each Lender a reasonably detailed summary of the material terms of such bid or contract.


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      B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the proviso in the first sentence of this subsection 10.6, the consent of the Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then, so long as no Default shall have occurred and be continuing, the Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts due to be paid to such Lender with respect to all periods through such date of termination, (ii) another bank, financial institution or other entity satisfactory to the Company and the Administrative Agent (or if the Administrative Agent is also a Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Administrative Agent (or if the Administrative Agent is also a Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by the Administrative Agent as of such date.

10.7 Independence of Covenants.

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another such covenant shall not avoid the occurrence of an Default or Event of Default if such action is taken or condition exists.

10.8 Notices.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to the Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on Schedule 10.8 attached hereto, or such other address as shall be designated by such party in a written notice delivered to the Administrative Agent and the Company.

10.9 Survival of Representations, Warranties and Agreements.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of the Lenders set forth in subsections 9.2C, 9.4, 10.4, 10.5 and 10.20 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn or paid thereunder, and the termination of this Agreement.


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10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

      No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside.

      Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent or Collateral Agent for the benefit of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or Related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of the Lenders' Rights.

      The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Maximum Amount.

      A. It is the intention of the Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise


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designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness or obligations of the Company to the Lenders, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Company evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Company or any endorser of the Notes and the Lenders.

      B. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i) and shall be so applied in accordance with subsection 2.4 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Company in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company.

10.15 Headings.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.16 Applicable Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.17 Successors and Assigns.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (it being understood that the Lenders' rights of assignment are subject to subsection 10.1). Neither the Company's nor the Parent's rights or obligations hereunder nor any interest therein may not be assigned or delegated by the Company or the Parent without the prior written consent of all Lenders.

10.18 Consent to Jurisdiction and Service of Process.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR THE PARENT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND


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CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE
COMPANY AND THE PARENT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY OR THE PARENT, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY OR THE PARENT, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY OR THE PARENT IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.19 Waiver of Jury Trial.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their Related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER


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SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE
PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.20 Confidentiality.

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) any of its employees, directors and officers who need to know such information in accordance with customary banking or commercial lending practices and affiliates of Lenders, employees, directors and officers of such affiliates, and agents, accountants, attorneys and other professional advisors of Lenders who receive such information having been made aware of the confidential nature thereof, (iii) upon the request or demand of any Governmental Authority having jurisdiction over it, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Applicable Laws, (v) if required to do so in connection with any litigation or similar proceeding, (vi) which has been publicly disclosed other than in breach of this subsection 10.20, (vii) to the National Association of Insurance Commissioners or any securities exchange or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (viii) in connection with the exercise of any remedy hereunder or under any other Loan Document. In the event that any Lender discloses any information pursuant to clauses (iv) or (v) of the preceding sentence, such Lender will, either before or after such disclosure, give notice thereof to the Company if such Lender is lawfully permitted to do so; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

10.21 Counterparts; Effectiveness.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

      THE COMPANY:                ENVIRONMENTAL SYSTEMS
                                  PRODUCTS HOLDINGS INC.

                                  By: /s/ David J. Langevin
                                      -----------------------------
                                      Name:
                                      Title:


      THE PARENT:                 ENVIROSYSTEMS CORP.


                                  By: /s/ David J. Langevin
                                      -----------------------------
                                      Name:
                                      Title:

      AGENTS AND LENDERS: CREDIT SUISSE FIRST BOSTON,
                                      individually and as the Administrative
                                      Agent, an Arranger and the Collateral
                                      Agent

                                  By: /s/ Robert Hetu
                                      -----------------------------
                                      Name:  Robert Hetu
                                      Title: Vice President

                                  By: /s/ Gregory R. Perry
                                      -----------------------------
                                      Name:  Gregory R. Perry
                                      Title: Vice President


                                  DLJ CAPITAL FUNDING, INC.,
                                      individually and as the Syndication Agent

                                  By:
                                      -----------------------------
                                      Name:
                                      Title:


                                  DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION,
                                      as an Arranger

                                  By:
                                      -----------------------------
                                      Name:
                                      Title:

Reference:  Environmental Systems Products Holdings, Inc.
            Credit Agreement


                                  GREEN TREE FINANCIAL SERVICING
                                  CORPORATION


                                  By: /s/ Christopher A. Gouskos
                                      -----------------------------
                                      Name:  Christopher A. Gouskos
                                      Title: Senior Vice President

                                  BHF-BANK AKTIENGESELLSCHAFT


                                  By: /s/ Anthony Heyman
                                      -----------------------------
                                      Name:  Anthony Heyman
                                      Title: Assistant Vice President


                                  By: /s/ Hans J. Scholz
                                      -----------------------------
                                      Name:  Hans J. Scholz
                                      Title: Assistant Vice President

                                  BALANCED HIGH-YIELD FUND II LTD.
                                  C/O BHF-BANK AKTIENGESELLSCHAFT
                                  ACTING THROUGH ITS NEW YORK
                                  BRANCH, AS ATTORNEY IN FACT


                                  By: /s/ Anthony Heyman
                                      -----------------------------
                                      Name:  Anthony Heyman
                                      Title: Assistant Vice President


                                  By: /s/ Hans J. Scholz
                                      -----------------------------
                                      Name:  Hans J. Scholz
                                      Title: Assistant Vice President

                                  ALLSTATE LIFE INSURANCE COMPANY


                                  By: /s/ Judith P. Greffin
                                      -----------------------------
                                      Name:  JUDITH P. GREFFIN
                                      Title: Authorized Signatory


                                  By: /s/ Daniel C. Leimbach
                                      -----------------------------
                                      Name:  DANIEL C. LEIMBACH
                                      Title: Authorized Signatory

                                  OCTAGON LOAN TRUST

                                  By: Octagon Credit Investors, as manager



                                  By: /s/ Joyce C. DeLucca
                                      -----------------------------
                                      Name:  Joyce C. DeLucca
                                      Title: Managing Director

                                  OSPREY INVESTMENTS PORTFOLIO
                                  By: Citibank, N.A., as Manager

                                  By: /s/ Hans L. Christensen
                                      -----------------------------
                                      Name:  Hans L. Christensen
                                      Title: Vice President

                                  GCB INVESTMENT PORTFOLIO

                                  By: Citibank, N.A.
                                  By: /s/ Steven D. Kaufman
                                      -----------------------------
                                      Name:  Steven D. Kaufman
                                      Title: Vice President

                                  TORONTO DOMINION (NEW YORK), INC.


                                  By: /s/ David G. Parker
                                      -----------------------------
                                      Name:  DAVID G. PARKER
                                      Title: VICE PRESIDENT

                                  CYPRESSTREE INVESTMENT MANAGEMENT
                                  COMPANY, INC.
                                  As: Attorney-in-Fact and on behalf of First
                                  Allmerica Financial Life Insurance Company as Portfolio Manager

                                  By: /s/ Timothy M. Barns
                                      -----------------------------
                                      Name:  TIMOTHY M. BARNS
                                      Title: MANAGING DIRECTOR

                                  FIRST SOURCE FINANCIAL LLP,
                                  By: First Source Financial, Inc., Its
                                      Agent/Manager

                                  By: /s/ David C. Wagner
                                      -----------------------------
                                      Name:  David C. Wagner
                                      Title: Vice President

                                  UNION BANK OF CALIFORNIA, N.A.


                                  By: /s/ A. Pasha Moghaddam
                                      -----------------------------
                                      Name:  A. Pasha Moghaddam
                                      Title: Vice President

                                  BANK OF AMERICA


                                  By: /s/ Simona E. Simut
                                      -----------------------------
                                      Name:  Simona E. Simut
                                      Title: Vice President

                                  KZH ING-2 LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  KZH ING-3 LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  KZH SOLEIL LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  KZH SOLEIL-2 LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  KZH CYPRESSTREE-1 LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  KZH RIVERSIDE LLC


                                  By: /s/ Virginia Conway
                                      -----------------------------
                                      Name:  Virginia Conway
                                      Title: Authorized Agent

                                  METROPOLITAN LIFE INSURANCE
                                  COMPANY


                                  By: /s/ James R. Dingler
                                      -----------------------------
                                      Name:  James R. Dingler
                                      Title: Director

                                  ROYAL BANK OF CANADA


                                  By: /s/ [Illegible]
                                      -----------------------------
                                      Name:  [Illegible]
                                      Title: [Illegible]